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As filed with the U.S. Securities and Exchange Commission on March 29, 2002

                                                               File No. 811-7436

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940              (X)

         Amendment No. 28                                                    (X)
                       --

                        THE DFA INVESTMENT TRUST COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (310) 395-8005
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

    Catherine L. Newell, 1299 Ocean Avenue, 11th Floor, Santa Monica CA 90401
               (NAME AND ADDRESS OF AGENT FOR SERVICE OF PROCESS)




                                 ---------------

                     Please Send Copy of Communications to:

                              Mark A. Sheehan, Esq.
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                        Philadelphia, Pennsylvania 19103




                                                                 Doc. #551837v.4
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                        THE DFA INVESTMENT TRUST COMPANY
                          THE U.S. LARGE COMPANY SERIES
                     THE ENHANCED U.S. LARGE COMPANY SERIES
                         THE U.S. LARGE CAP VALUE SERIES
                  THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                       THE TAX-MANAGED U.S. EQUITY SERIES
                          THE LD U.S. MARKETWIDE SERIES
                          THE HD U.S. MARKETWIDE SERIES
                       THE LD U.S. MARKETWIDE VALUE SERIES
                       THE HD U.S. MARKETWIDE VALUE SERIES
                         THE U.S. SMALL XM VALUE SERIES
                         THE U.S. SMALL CAP VALUE SERIES
                            THE U.S. SMALL CAP SERIES
                            THE U.S. MICRO CAP SERIES
                       THE DFA INTERNATIONAL VALUE SERIES
                        THE JAPANESE SMALL COMPANY SERIES
                      THE PACIFIC RIM SMALL COMPANY SERIES
                     THE UNITED KINGDOM SMALL COMPANY SERIES
                      THE CONTINENTAL SMALL COMPANY SERIES
                             THE GLOBAL VALUE SERIES
                         THE GLOBAL LARGE COMPANY SERIES
                         THE GLOBAL SMALL COMPANY SERIES
                           THE EMERGING MARKETS SERIES
                      THE EMERGING MARKETS SMALL CAP SERIES
                      THE DFA ONE-YEAR FIXED INCOME SERIES
                   THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES


                                 MARCH 29, 2002


FORM N-1A, PART A:

RESPONSES TO ITEMS 1 THROUGH 3 HAVE BEEN OMITTED PURSUANT TO PARAGRAPH 2(b) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A

ITEM 4.   INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
RISKS

(a) AND (b) INVESTMENT OBJECTIVES AND IMPLEMENTATION OF INVESTMENT OBJECTIVES. The DFA Investment Trust Company (the "Trust") issues twenty-five series which are listed above, each of which operates as a diversified investment company and represents a separate class ("Series") of the Trust's shares of beneficial interest. Dimensional Fund Advisors Inc. (the "Advisor") serves as investment advisor to each of the Series, except The Global Value Series, The Global Large Company Series and The Global Small Company Series (collectively the "Global Series"). The Advisor serves as administrator of the Global Series.


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The investment objectives, policies and investment limitations of each Series are set forth below. The investment objective of a Series may not be changed without the affirmative vote of a majority of the outstanding voting securities of that Series. The Trust sells its shares to institutional investors only. Shares of each Series may be issued for cash and/or securities in which a Series is authorized to invest. In addition, when acquiring securities from an institutional investor in consideration of the issuance of its shares, a Series may accept securities from the transferor which it would not otherwise purchase pursuant to its investment policies, as described below. Any such acquisition would be very small in relation to the then total current value of the assets acquired by a Series in any such transaction.

THE U.S. LARGE COMPANY SERIES

The U.S. Large Company Series seeks, as its investment objective, to approximate the investment performance of the Standard & Poor's 500 Composite Stock Index(R) (the "S&P 500(R) Index"), in terms of its total investment return. The Series intends to invest in all of the stocks that comprise the S&P 500(R) Index in approximately the same proportions as they are represented in the Index. The amount of each stock purchased for the Series, therefore, will be based on the issuer's respective market capitalization. The S&P 500(R) Index is comprised of a broad and diverse group of stocks most of which are traded on the New York Stock Exchange ("NYSE"). Generally, these are the U.S. stocks with the largest market capitalizations and, as a group, they represent approximately 70% of the total market capitalization of all publicly traded U.S. stocks. The Advisor considers the stocks that comprise the S&P 500(R) Index to be those of large companies. Under normal market conditions, at least 95% of the Series' assets will be invested in the stocks that comprise the S&P 500(R) Index. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in securities of large U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

Ordinarily, portfolio securities will not be sold except to reflect additions or deletions of the stocks that comprise the S&P 500(R) Index, including as a result of mergers, reorganizations and similar transactions and, to the extent necessary, to provide cash to pay redemptions of the Series' shares. The Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. For information concerning Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies ("S&P") and disclaimers of S&P with respect to the Series, see "STANDARD & POOR'S INFORMATION AND DISCLAIMERS," below.

THE ENHANCED U.S. LARGE COMPANY SERIES

The Enhanced U.S. Large Company Series seeks, as its investment objective, to achieve a total return which exceeds the total return performance of the S&P 500(R) Index. The Series may invest in all of the stocks represented in the S&P 500(R) Index, options on stock indices, stock index futures, options on stock index futures, swap agreements on stock indices and, to the extent permissible pursuant to the Investment Company Act of 1940, shares of investment companies that invest in stock indices. The Series generally invests in S&P 500(R) futures contracts and fixed income contracts. The Series may, from time to time, also invest in options on stock


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indices, stock index futures, options on stock index futures and swap agreements based on indices other than, but similar to, the S&P 500(R) Index (such instruments, whether or not based on the S&P 500(R) Index, hereinafter collectively referred to as "Index Derivatives"). The S&P 500(R) Index is comprised of a broad and diverse group of stocks most of which are traded on the NYSE. Generally, these are the U.S. stocks with the largest market capitalizations and, as a group, they represent approximately 70% of the total market capitalization of all publicly traded U.S. stocks. The Advisor considers the stocks that comprise the S&P 500(R) Index to be those of large companies. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in short term fixed income obligations that are overlaid by futures, swaps and other derivatives of the S&P 500(R) Index to create exposure to the performance of large U.S. companies. Alternatively, the Series may invest at least 80% of its net assets directly in securities of large U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Series may invest all of its assets in Index Derivatives (See Item 4(c) "Risks"). Assets of the Enhanced U.S. Large Company Series not invested in S&P 500(R) Index or Index Derivatives may be invested in short-term fixed income obligations including: U.S. government obligations, U.S. government agency obligations, corporate debt obligations, bank obligations, commercial paper, repurchase agreements, foreign government and agency obligations, supranational organization obligations, foreign issuer obligations, eurodollar obligations, and to the extent permitted by the Investment Company Act of 1940, shares of money market mutual funds (collectively, "Fixed Income Investments"). (For a description of these fixed income investments and credit quality requirements, see "INVESTMENT OBJECTIVES AND POLICIES - FIXED INCOME SERIES-Description of Investments"). Investments in the securities of other investment companies will involve duplication of certain fees and expenses.

The percentage of assets of the Series that will be invested at any one time in S&P 500(R) Index stocks, Index Derivatives and Fixed Income Investments may vary from time to time, within the discretion of the Advisor and according to restraints imposed by the Investment Company Act of 1940. The Series will maintain a segregated account consisting of liquid assets (or, as permitted by applicable regulation, enter into offsetting positions) to cover its open positions in Index Derivatives to avoid leveraging of the Series.

The Series will enter into positions in futures and options on futures only to the extent such positions are permissible with respect to applicable rules of the Commodity Futures Trading Commission without registering the Series or the Trust as a commodities pool operator. In addition, the Series may not be able to utilize Index Derivatives to the extent otherwise permissible or desirable because of constraints imposed by the Internal Revenue Code of 1986, as amended (the "Code") or by unanticipated illiquidity in the marketplace for such instruments. For more information about Index Derivatives, see Item 4(c) "Risks."

It is the position of the Securities and Exchange Commission ("SEC") that over-the-counter options are illiquid. Accordingly, the Series will invest in such options only to the extent consistent with its 15% limit on investment in illiquid securities.


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STANDARD & POOR'S - INFORMATION AND DISCLAIMERS

Neither The U.S. Large Company Series nor The Enhanced U.S. Large Company Series (together, the "Large Company Series") are sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Large Company Series or any member of the public regarding the advisability of investing in securities generally or in the Large Company Series particularly or the ability of the S&P 500(R) Index to track general stock market performance. S&P's only relationship to the Large Company Series is the licensing of certain trademarks and trade names of S&P and of the S&P 500(R) Index which is determined, composed and calculated by S&P without regard to the Large Company Series. S&P has no obligation to take the needs of the Large Company Series or their respective owners into consideration in determining, composing or calculating the S&P 500(R) Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Large Company Series or in the issuance or sale of shares of the Large Company Series or in the determination or calculation of the equation by which the Large Company Series are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Large Company Series.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN, AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INVESTMENT OBJECTIVES AND POLICIES - U.S. VALUE SERIES AND U.S. EQUITY SERIES

U.S. VALUE SERIES

The investment objective of The U.S. Large Cap Value Series (the "Large Cap Value Series"), The Tax-Managed U.S. Marketwide Value Series (the "Tax-Managed Value Series"), The U.S. Small XM Value Series (the "XM Value Series") and The U.S. Small Cap Value Series (the "Small Cap Value Series") (collectively, the "U.S. Value Series") is to achieve long-term capital appreciation. Ordinarily, each U.S. Value Series generally will invest its assets in a broad and diverse group of readily marketable common stocks of U.S. companies which the Advisor determines to be value stocks at the time of purchase. Securities are considered value stocks primarily because a company's shares have a high book value in relation to their market value (a "book to market ratio"). In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments


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in the issuer's industry. The criteria the Advisor uses for assessing value are subject to change from time to time.

The Large Cap Value Series generally will invest in a broad and diverse group of the common stocks of large cap companies traded on a principal U.S. exchange or on the over-the-counter market that the Advisor determines to be value stocks. As of the date of this registration statement, the Advisor considers companies whose market capitalizations generally are in the highest 90% of total market capitalization to be large cap companies. For purposes of this registration statement, "total market capitalization" is based on the market capitalization of U.S. operating companies listed on the NYSE, AMEX or the Nasdaq National Market(R) ("Nasdaq"). As of December 31, 2001, generally, the market capitalization of a company in the highest 90% of total market capitalization was approximately $1,686 million or above. This dollar amount may change due to market conditions. As a non-fundamental policy, under normal circumstances, the Large Cap Value Series will invest at least 80% of its net assets in securities of large cap U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Tax-Managed Value Series generally will invest in a broad and diverse group of the common stocks of companies traded on a principal U.S. exchange or on the over-the-counter market that the Advisor determines to be value stocks. As of the date of this registration statement, the Advisor considers for purchase by the Series securities of all companies whose market capitalizations generally fall within the range of total market capitalization. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in securities of U.S. companies. If the Series changes this policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The XM Value Series generally will invest in a broad and diverse group of the common stocks of small cap companies traded on a principal U.S. exchange or on the over-the-counter market that the Advisor determines to be value stocks. As of the date of this registration statement, the Advisor considers companies whose market capitalizations generally are in the range of the lowest 2.5% to 12.5% by capitalization of total market capitalization to be small cap companies. "XM" in the name of the XM Value Series indicates that the Series generally will not purchase securities of the smallest micro cap companies, that is, those companies whose market capitalizations are in the lowest 2.5% of total market capitalization, although the Series may hold such securities. As of December 31, 2001, generally, the market capitalization of a company in the lowest 2.5% to 12.5% of total market capitalization was approximately $385 million and $2,361 million. This dollar amount may change due to market conditions. As a non-fundamental policy, under normal circumstances, the XM Value Series will invest at least 80% of its net assets in small cap U.S. companies. If the XM Value Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Small Cap Value Series generally will invest in a broad and diverse group of the common stocks of small cap companies traded on a principal U.S. exchange or on the over-the-counter market that the Advisor determines to be value stocks. As of the date of this registration statement, the Advisor considers companies whose market capitalizations generally are in the


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lowest 8% of total market capitalization to be small cap companies. As of
December 31, 2001, generally, the market capitalization of a company in the lowest 8% of total market capitalization was approximately $1,306 million or below. This dollar amount may change due to market conditions. As a non-fundamental policy, under normal circumstances, the Small Cap Value Series will invest at least 80% of its assets in small cap U.S. companies. If the Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

On at least a semi-annual basis, the Advisor will review total market capitalization to prepare lists of companies whose stock is eligible for investment by a U.S. Value Series. The total market capitalization ranges, and the value criteria used by the Advisor for the U.S. Value Series, as described above, generally apply at the time of purchase by the Series. Each U.S. Value Series is not required to dispose of a security if the security's issuer is no longer within the total market capitalization range or does not meet current value criteria. Similarly, the Advisor is not required to sell a security even if the decline in the market capitalization reflects a serious financial difficulty or potential or actual insolvency of the company. Securities that do meet the market capitalization and/or value criteria nevertheless may be sold at any time when, in the Advisor's judgment, circumstances warrant their sale. See "INVESTMENT OBJECTIVES AND POLICIES -- U.S. VALUE SERIES AND U.S. EQUITY SERIES-- Portfolio Transactions" in this registration statement.

U.S. EQUITY SERIES

The investment objective of The Tax-Managed U.S. Equity Series (the "Tax-Managed Equity Series") is to achieve long-term capital appreciation. The Tax-Managed Equity Series generally will invest in a broad and diverse group of the common stocks of companies traded on a principal U.S. exchange or on the over-the-counter market. As of the date of this registration statement, the Advisor considers for purchase by the Series securities of all companies whose market capitalizations generally fall within the range of total market capitalization. As a non-fundamental policy, under normal circumstances, the Tax-Managed Equity Series will invest at least 80% of its net assets in equity securities of U.S. companies. If the Series changes this policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

On at least a semi-annual basis, the Advisor will review total market capitalization to prepare lists of companies whose stock is eligible for investment by the Tax-Managed Equity Series. The total market capitalization range used by the Advisor for the Tax-Managed Equity Series, as described above, generally applies at the time of purchase by the Series. The Tax-Managed Equity Series is not required to dispose of a security if the security's issuer is no longer within the total market capitalization range. Similarly, the Advisor is not required to sell a security even if the decline in the market capitalization reflects a serious financial difficulty or potential or actual insolvency of the company. Securities that do meet the market capitalization criteria nevertheless may be sold at any time when, in the Advisor's judgment, circumstances warrant their sale. See "INVESTMENT OBJECTIVES AND POLICIES -- U.S. VALUE SERIES AND U.S. EQUITY SERIES-- Portfolio Transactions" in this registration statement.


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THE TAX-MANAGED SERIES. Except as described under "Portfolio Structure," the
Tax-Managed Value Series and Tax-Managed Equity Series (collectively, the "Tax-Managed Series") intend to invest in a large portion of the universe of companies whose shares are eligible for investment. The investment portfolio of each Tax-Managed Series generally will be structured on a market capitalization basis. Ordinarily, the amount of each security is purchased based on the issuer's relative market capitalization. However, the Tax-Managed Series should not be expected to adhere to their market capitalization weighting to the same extent as non-tax-managed Series.

Each Tax-Managed Series seeks to minimize the impact of federal taxes on investment returns by managing its portfolio in a manner that will defer the realization of net capital gains where possible and will attempt to reduce dividend income. Each Tax-Managed Series intends to maximize the after-tax value of shareholders' investment in the Series.

When selling securities, a Tax-Managed Series typically will select the highest cost shares of the specific security in order to minimize the realization of capital gains. In certain cases, the highest cost shares may produce a short-term capital gain. Since short-term capital gains generally are taxed at higher tax rates than long-term capital gains, the highest cost shares with a long-term holding period may be disposed of instead. A Tax-Managed Series, when possible, will refrain from disposing of a security until the long-term holding period for capital gains for tax purposes has been satisfied. Additionally, a Tax-Managed Series, when consistent with all other tax management policies, may sell securities in order to realize capital losses. Realized capital losses can be used to offset realized capital gains, thus reducing capital gains distributions.

The Advisor will attempt to time the purchases and sales of securities to reduce the receipt of dividends when possible. With respect to dividends that are received, a Tax-Managed Series may not be eligible to pass through the dividends received deduction attributable to holdings in U.S. equity securities to corporate shareholders if, because of certain timing rules, hedging activities, or debt financing activities at the level of the Series, the Portfolio, or the corporate shareholder of the Portfolio, the requisite holding period of the dividend-paying stock is not met or the dividends received deduction is otherwise reduced. Portfolio investments also may be managed to emphasize low dividend-yielding securities.

Each Tax-Managed Series is expected to deviate from its market capitalization weighting to a greater extent than the non-tax managed Series. For example, the Advisor may exclude the stock of a company that meets applicable market capitalization criteria in order to avoid dividend income, and may sell the stock of a company that meets applicable market capitalization criteria in order to realize a capital loss. Also, while other Series are managed with the expectation that securities generally will be held for longer than one year, a Tax-Managed Series may dispose of securities whenever the Advisor determines that disposition is consistent with its tax management strategies or is otherwise in the best interest of the Tax-Managed Series.

Although the Advisor intends to manage each Tax-Managed Series in a manner to minimize the realization of capital gains and taxable dividend income each year, each Tax-Managed Series may nonetheless distribute taxable gains and dividends to shareholders. Realization of capital gains is not entirely within the Advisor's control. Capital gains distributions may vary


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considerably from year to year; there will be no capital gains distributions in years when a Tax-Managed Series realizes a net capital loss. Furthermore, redeeming shareholders will be required to pay taxes on their capital gains, if any, on a redemption of the Series' shares, whether paid in cash or in kind, if the amount received on redemption is greater than the amount of the shareholder's tax basis in the shares redeemed.

PORTFOLIO STRUCTURE. The U.S. Value Series may invest a portion of their assets, ordinarily not more than 20%, in high quality, highly liquid fixed income securities such as money market instruments and short-term repurchase agreements. The Tax-Managed Equity Series also may invest a portion of its assets, ordinarily not more than 20% in a wide variety of cash investments, such as money market instruments. In addition, both Tax-Managed Series and the XM Value Series are permitted to invest in shares of unaffiliated money market funds.

The U.S. Value Series and the Tax-Managed Equity Series will purchase securities that are listed on the principal U.S. national securities exchanges and traded on the over-the-counter market. Each of the U.S. Value Series and the Tax-Managed Equity Series will be structured on a market capitalization basis, by generally basing the amount of each security purchased on the issuer's relative market capitalization, with a view that the amount of a particular security owned by a U.S. Value Series or the Tax-Managed Equity Series will be keyed to that security's market capitalization compared to all securities eligible for purchase (except as described above in "The Tax-Managed Series"). However, the Advisor may exclude the securities of a company that otherwise meets the applicable criteria described above if the Advisor determines in its best judgment that other conditions exist that make the inclusion of such securities inappropriate.

Deviation from strict market capitalization weighting also will occur in the U.S. Value Series and the Tax-Managed Equity Series because they intend to purchase round lots only and, with respect to the XM Value Series and the Tax-Managed Series, because each Series intends to purchase common stocks in its respective total market capitalization range through block trades, as described in this registration statement. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held by a Series may be reduced, from time to time, from the level which strict adherence to market capitalization weighting would otherwise require. A portion, but generally not in excess of 20%, of a Series' assets may be invested in interest-bearing obligations, as described above, thereby causing further deviation from strict market capitalization weighting. The Series may make block purchases of eligible securities at opportune prices even though such purchases exceed the number of shares which, at the time of purchase, strict adherence to the policy of market capitalization weighting would otherwise require. (The XM Value Series may purchase common stocks in the bottom 2.5% of total market capitalization at times when it is advantageous to do so.) In addition, the Series may acquire securities eligible for purchase or otherwise represented in their portfolios at the time of the exchange in exchange for the issuance of their shares. (See "In Kind Purchases" in Item 7(b).) While such purchases and acquisitions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of the assets of a Series. On not less than a semi-annual basis, for each U.S. Value Series, the Advisor will calculate the book to market ratio necessary to determine those companies whose stocks may be eligible for investment.


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PORTFOLIO TRANSACTIONS. The U.S. Value Series and the Tax-Managed Equity Series
do not intend to purchase or sell securities based on the prospects for the economy, the securities markets or the individual issuers whose shares are eligible for purchase. As described above under "Portfolio Structure," investments generally will be made in most of the eligible securities on a market capitalization weighted basis.

Generally, securities will be purchased with the expectation that they will be held for longer than one year. The Large Cap Value Series and the Tax-Managed Series may sell portfolio securities when the issuer's market capitalization falls substantially below that of the issuer with the minimum market capitalization which is then eligible for purchase by the Series. The XM Value Series and U.S. Small Cap Value Series each may sell portfolio securities when the issuer's market capitalization increases to a level that substantially exceeds that of the issuer with the largest market capitalization which is then eligible for investment by the Series. However, securities, including securities that are eligible for purchase, may be sold at any time when, in the Advisor's judgment, circumstances warrant their sale.

In addition, the Large Cap Value Series and the Tax-Managed Value Series may sell portfolio securities when their book to market ratio falls substantially below that of the security with the lowest such ratio that is then eligible for purchase by the Series. The XM Value Series and U.S. Small Cap Value Series may also sell portfolio securities in the same circumstances, however, each of those Series anticipates generally to retain securities of issuers with relatively smaller market capitalizations for longer periods, despite any decrease in the issuer's book to market ratio.

INVESTMENT OBJECTIVES AND POLICIES - DIVIDEND-MANAGED SERIES

The investment objective of The LD U.S. Marketwide Value Series and The LD U.S. Marketwide Series (formerly The LD U.S. Large Company Series) (together, the "LD Series") is to achieve long-term capital appreciation while minimizing income dividends and controlling the recognition of capital gains. The investment objective of The HD U.S. Marketwide Value Series and The HD U.S. Marketwide Series (formerly The HD U.S. Large Company Series) (together, the "HD Series") is to achieve long-term capital appreciation while maximizing dividend income. (The LD U.S. Marketwide Value Series and The HD U.S. Marketwide Value Series are collectively the "Dividend-Managed Marketwide Value Series." The LD U.S. Marketwide Series and The HD U.S. Marketwide Series are collectively the "Dividend-Managed Marketwide Series." The Dividend-Managed Marketwide Value Series and the Dividend-Managed Marketwide Series are individually a "Dividend-Managed Series" and together, the "Dividend-Managed Series.")

PORTFOLIO CONSTRUCTION. To be considered eligible for purchase by a Dividend-Managed Series, an investment generally must be the common stock of a company whose market capitalization falls within the range of such Series' investment strategy. Each Dividend-Managed Series generally will invest in a broad and diverse group of the common stocks of companies traded on a principal U.S. exchange or on the over-the-counter market. As of the date of this registration statement, the Advisor considers for purchase the stock of all companies whose market capitalizations generally fall within the range of total market capitalization. For purposes of the


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Dividend-Managed Series, "total market capitalization" means the market capitalization of U.S. operating companies listed on the NYSE, AMEX or Nasdaq. On at least a semi-annual basis, the Advisor will review total market capitalization to prepare lists of companies whose stock is eligible for investment by each Dividend-Managed Series.

As a non-fundamental policy, under normal circumstances, each Dividend Managed Series will invest at least 80% of its net assets in securities of U.S. companies. If a Dividend-Managed Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

In addition, each Dividend-Managed Marketwide Value Series will ordinarily invest in a broad and diverse group of readily marketable common stocks of U.S. companies that the Advisor determines to be "value" stocks and that are within the appropriate total market capitalization range at the time of purchase. Securities are considered value stocks primarily because the shares have a high book value in relation to their current market price (a "book to market ratio"). In assessing value, however, the Advisor may consider additional factors, such as a company's price to cash flow or price to earnings ratios, as well as economic conditions and developments in the company's industry. The criteria the Advisor uses for assessing value are subject to change from time to time.

Each LD Series will minimize income dividend distributions by selecting non-dividend and lower-dividend yielding securities from the universe of eligible securities and by following a strategy that tries to minimize the recognition of capital gains.

The HD Series will maximize dividend income by selecting relatively high-dividend yielding securities from their respective universes of eligible securities. Because each HD Series generally will focus on stocks which pay high dividends, it is likely that, from time to time, each HD Series will have a significant portion of its assets in one or more sectors or industries. In focusing on particular sectors or industries, an HD Series carries greater risk of adverse developments in a sector or industry than a Series that always invests in a wide variety of sectors.

PORTFOLIO TRANSACTIONS. The total market capitalization ranges, and the value criteria used by the Advisor for the Series, as described above, generally apply at the time of purchase by the Series. Each Dividend-Managed Series may, but is not obligated to, sell portfolio securities when the issuer's market capitalization falls substantially below that of the issuer with the minimum market capitalization which is then eligible for purchase by the Series. Each Dividend-Managed Marketwide Value Series also may, but is not obligated to, sell a portfolio security when its book to market ratio falls substantially below that of the security with the lowest such book to market ratio that is then eligible for purchase. Additionally, each Dividend-Managed Series, when consistent with other tax management policies, may sell securities in order to realize capital losses.

DIVIDEND AND TAX MANAGEMENT STRATEGIES: THE LD SERIES. Portfolio investments of the LD Series will be managed to select non-dividend yielding and low-dividend yielding securities. The timing of purchases and sales of securities may be managed to minimize the receipt of dividends when possible. With respect to dividends that are received, the LD Series may not be eligible to flow through the dividends received deduction attributable to their holdings of U.S. equity securities to corporate shareholders, if, because of certain timing rules, hedging activities, or debt financing activities at the level of the Series, the Portfolio or the corporate shareholder of the Portfolio, the requisite holding period of the dividend-paying stock is not met or the dividends-received deduction is otherwise reduced.

When selling securities, a LD Series typically will select the highest cost shares of the specific security in order to minimize the realization of capital gains. In certain cases, the highest cost shares may produce a short-term capital gain. Since short-term capital gains generally are taxed at higher tax rates than long-term capital gains, the highest cost shares with a long-term holding period may be disposed of instead. Each LD Series, when possible, will refrain from disposing of a security until the long-term holding period for capital gains for tax purposes has been satisfied. Additionally, each LD Series, when consistent with all other tax management policies, may sell securities in order to realize capital losses. Realized capital losses can be used to offset realized capital gains, thus reducing capital gains distributions.

In addition to the selling practices used among all Series managed by the Advisor, securities may be sold by a Dividend-Managed Series to another Series when consistent with the investment objectives of both Series. For example, The LD U.S. Marketwide Value Series may sell to and buy securities from the Tax-Managed Value Series and the LD U.S. Marketwide Series may sell to and buy securities from the Tax-Managed Equity Series. Such sales would be made to realize losses on securities which would be used to offset gains on other securities realized by the selling LD Series. Such transactions are intended to benefit both Series that are parties to the transaction. The selling Series will recognize a loss which it can use to offset realized gains, while the purchasing Series will acquire an eligible portfolio security, at a current market price, but without payment of brokerage commissions.

The Advisor believes this strategy can be both tax and cost efficient. However, applicable federal income tax law may disallow losses incurred on the sale of securities by one Series to another Series if the purchasing and selling Series are considered related persons by reason of overlapping ownership. In determining whether the Series are related persons, the shareholders of an investment company which invests in a Dividend-Managed Series (each a "Dividend-Managed Feeder Portfolio") may be considered to own the shares owned by the shareholders of the corresponding investment company that invests in the Dividend-Managed Series. (See Item 19 of Part B.) The Advisor intends to control the composition of investors in each Dividend-Managed Portfolio in several ways. First, as with all portfolios that the Advisor manages, the Advisor retains the right, in its discretion, to reject any initial or additional investment for any reason and to suspend the offering of shares of any portfolio. Second, the Advisor intends to offer the shares of each Dividend-Managed Feeder Portfolio to relatively few institutional investors and anticipates that shares will be offered primarily to individual investors, thereby creating a substantial number of shareholders in each Dividend-Managed Feeder Portfolio. Finally, the Advisor intends to monitor closely all purchases of shares of each Dividend-Managed Feeder Portfolio in order to increase the probability that this loss disallowance rule will not apply by reason of overlapping ownership.

Although the Advisor intends to manage each LD Series in a manner to minimize taxable dividend income each year, the LD Series may nonetheless distribute dividends and taxable gains to shareholders. Realization of capital gains is not entirely within the Advisor's control. Capital gains distributions may vary considerably from year to year; there will be no capital gains distributions in years when a Dividend-Managed Series realizes a net capital loss. Furthermore, the redeeming shareholders will be required to pay taxes on their capital gains, if any, on a redemption of a Dividend-Managed Feeder Portfolio's shares, whether paid in cash or in kind, if the amount received on redemption is greater than the amount of the shareholder's tax basis in the shares redeemed.

DIVIDEND AND TAX MANAGEMENT STRATEGIES: THE HD SERIES. The HD Series select high-dividend yielding securities from their respective universe of eligible securities. The timing of purchases and sales of securities may be managed to increase the receipt of dividends when possible.

SECURITIES TRANSACTIONS AND DEVIATIONS FROM MARKET CAPITALIZATION WEIGHTINGS. Securities will generally be eligible for purchase on a market capitalization weighted basis. Securities will not be purchased or sold based on the prospects for the economy, the securities markets or the individual issuers whose shares are eligible for purchase. Securities which have depreciated in value since their acquisition will not be sold solely because prospects for the issuer are not considered attractive or due to an expected or realized decline in securities prices in general. Securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Securities, including those eligible for purchase, may be disposed of, however, at any time when, in the Advisor's judgment, circumstances warrant their sale, including but not limited to tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices. Generally, securities will be purchased with the expectation that they will be held for longer than one year and will be held until such time as they are no longer considered an appropriate holding in light of the investment policy of each Dividend-Managed Series.

The portfolio structure of each Dividend-Managed Series involves market capitalization weighting. Because of the dividend management and tax management strategies followed by the Dividend-Managed Series, their securities holdings will deviate from their market capitalization weightings to a greater extent than non dividend-managed Series managed by the Advisor. For example, the Advisor may exclude the stock of a company that meets applicable market capitalization criteria in order to avoid dividend income, and may sell stock of a company that meets applicable market capitalization criteria in order to realize a capital loss. Also, each Dividend-Managed Series may dispose of securities whenever the Advisor determines that disposition is consistent with its dividend management strategies or is otherwise in the best interest of the Dividend-Managed Series. Deviation from strict market capitalization weighting may occur for several other reasons.

The Advisor may exclude the stock of a company that meets applicable market capitalization criterion if the Advisor determines in its best judgment that the purchase of such stock is inappropriate given other conditions. Deviation also will occur because the Advisor intends to purchase in round lots only. Furthermore, the Advisor may reduce the relative amount of any security held from the level of strict adherence to market capitalization weighting in order to retain sufficient portfolio liquidity. A portion, but generally not in excess of 20% of assets, may be invested in interest bearing obligations, such as money market instruments, thereby causing further deviation from strict market capitalization weighting. A further deviation may occur due to investments in privately placed convertible debentures.

Block purchases of eligible securities may be made at opportune prices even though such purchases exceed the number of shares which, at the time of purchase, strict adherence to the policy of market capitalization weighting would otherwise require. In addition, securities eligible for purchase or otherwise represented in a portfolio may be acquired in exchange for the issuance of shares. (See Item 7(b), "Purchase of Fund Shares - In Kind Purchases.") While such transactions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of assets.

Changes in the composition and relative ranking (in terms of market capitalization) of the stocks which are eligible for purchase take place with every trade when the securities markets are open for trading, due primarily to price fluctuations of such securities. Additional investments generally will not be made in securities which have changed in value sufficiently to be excluded from the Advisor's then current market capitalization requirement for eligible portfolio securities. This may result in further deviation from strict market capitalization weighting. Such deviation could be substantial if a significant amount of a Dividend-Managed Series' holdings change in value sufficiently to be excluded from the requirement for eligible securities, but not by a sufficient amount to warrant their sale.

INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES

The U.S. Small Cap, U.S. Micro Cap, Japanese Small Company, Pacific Rim Small Company, United Kingdom Small Company and Continental Small Company Series of the Trust (the "Small Company Series") each has an investment objective to achieve long-term capital appreciation. The Small Company Series provide investors with access to securities portfolios consisting of small U.S., Japanese, United Kingdom, European and Pacific Rim companies. Company size will be determined for purposes of these Series solely on the basis of a company's market capitalization. "Market capitalization" for domestic securities will be calculated by multiplying the price of a company's stock by the number of its shares of outstanding common stock. "Market capitalization" for foreign securities will be calculated using the number of outstanding stocks similar to domestic common stocks.

The Advisor believes that, over the long term, the investment performance of small companies is superior to large companies (although the share price may fluctuate more in the short-term), not only in the U.S. but in other developed countries as well, and that investment in the Series is an effective way to improve global diversification.

THE U.S. SMALL CAP SERIES

The U.S. Small Cap Series (formerly, The U.S. 6-10 Small Company Series) (the "U.S. Small Cap Series") generally will invest in a broad and diverse group of the common stocks of small cap companies traded on a principal U.S. exchange or on the over-the-counter market. As of the date of this registration statement, the Advisor considers companies whose market capitalizations generally are in the lowest 8% of total market capitalization to be small cap companies. For purposes of this registration statement, "total market capitalization" is based on the market capitalization of U.S. operating companies listed on the NYSE, AMEX or Nasdaq. On at least a semi-annual basis, the Advisor will review total market capitalization to prepare lists of companies whose stock is eligible for investment by the U.S. Small Cap Series. As of December 31, 2001, generally, the market capitalization of a company in the lowest 8% of total market capitalization was approximately $1,306 million or below. This dollar amount may change due to market conditions. As a non-fundamental policy, under normal circumstances, the U.S. Small Cap Series will invest at least 80% of its net assets in small cap U.S. companies. If the U.S. Small Cap Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series. The U.S. Small Cap Series may invest in securities of foreign issuers are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of the Series. Generally, it is the intention of the U.S. Small Cap Series to acquire a portion of the common stock of eligible companies on a market capitalization weighted basis. In addition, the Series is authorized to invest in private placements of interest-bearing debentures that are convertible into common stock. Such investments are considered illiquid, and the value thereof together with the value of all other illiquid investments may not exceed 15% of the value of the Series' net assets at the time of purchase.

THE U.S. MICRO CAP SERIES

The U.S. Micro Cap Series (formerly, The U.S. 9-10 Small Company Series) (the " U.S. Micro Cap Series") generally will invest in a broad and diverse group of the common stocks of micro cap companies traded on a principal U.S. exchange or on the over-the-counter market. As of the date of this registration statement, the Advisor considers companies whose market capitalizations are generally in the lowest 4% of total market capitalization to be micro cap companies. As of December 31, 2001, generally, the market capitalization of a company in the lowest 4% of total market capitalization was approximately $604 million or below. This dollar amount may change due to market conditions. As a non-fundamental policy, under normal circumstances, the U.S. Micro Cap Series will invest at least 80% of its net assets in securities of U.S. micro cap companies. If the U.S. Micro Cap Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series. The U.S. Micro Cap Series may invest in securities of foreign issuers that are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of the Series. There is some overlap in the companies in which the U.S. Micro Cap Series and the U.S. Small Cap Series invest. Generally, it is the intention of the U.S. Micro Cap Series to acquire a portion of the stock of eligible companies on a market capitalization weighted basis. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES - Portfolio Structure.") The U.S. Micro Cap Series is authorized to invest in privately placed convertible debentures and the value thereof, together with the value of all other illiquid investments, may not exceed 10% of the value of the Series' net assets at the time of purchase.

THE JAPANESE SMALL COMPANY SERIES

The Japanese Small Company Series (the "Japanese Series") generally will invest in a broad and diverse group of readily marketable stocks of Japanese small companies that are traded in the Japanese securities markets. As of the date of this prospectus, the Advisor considers companies whose market capitalizations generally are in the lowest 8% of the combined market capitalization of Japanese operating companies traded on selected exchanges to be small companies. As of December 31, 2001, generally, the market capitalization of a company in the lowest 8% was approximately $498 million, or below. As a non-fundamental policy, under normal circumstances, the Japanese Series will invest at least 80% of its net assets in securities of Japanese small companies. If the Japanese Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Japanese Series does not intend to purchase shares of any company whose market capitalization is less than $5,000,000. The Japanese Series intends to acquire a portion of the stock of each eligible company on a market capitalization weighted basis. The Japanese Series also may invest up to 5% of its assets in convertible debentures issued by Japanese small companies. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES - Portfolio Structure.")

THE UNITED KINGDOM SMALL COMPANY SERIES

The United Kingdom Small Company Series (the "United Kingdom Series") generally will invest in a broad and diverse group of readily marketable stocks of United Kingdom small companies that are traded principally on the London Stock Exchange ("LSE"). As of the date of this prospectus, the Advisor considers companies whose market capitalizations generally are in the lowest 8% of the combined market capitalization of United Kingdom operating companies traded on selected exchanges to be small companies. As of December 31, 2001, generally, the market capitalization of a company in the lowest 8% was approximately $1,422 million, or below. As a non-fundamental policy, under normal circumstances, the United Kingdom Series will invest at least 80% of its net assets in securities of United Kingdom small companies. If the United Kingdom Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series. The United Kingdom Series will not, however, purchase shares of any investment trust or of any company whose market capitalization is less than $5,000,000.

The United Kingdom Series intends to acquire a portion of the stock of each eligible company on a market capitalization basis. The United Kingdom Series also may invest up to 5% of its assets in convertible debentures issued by United Kingdom small companies. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES - Portfolio Structure.")

THE CONTINENTAL SMALL COMPANY SERIES

The Continental Small Company Series (the "Continental Series") generally will invest in readily marketable stocks of a broad and diverse group of small companies organized under the laws of certain European countries. As of the date of this registration statement, the Continental Series may invest in small companies located in Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, the Netherlands, Norway, Spain, Sweden, and Switzerland, whose shares are traded principally in securities markets located in those countries. As of the date of this prospectus, the Advisor considers companies whose market capitalizations generally are in the lowest 8% of the combined market capitalization of operating companies in approved countries traded on selected exchanges to be small companies. As of December 31, 2001, generally, the market capitalization of a company in the lowest 8% was approximately $1,269 million, or below. As a non-fundamental policy, under normal circumstances, the Continental Series will invest at least 80% of its net assets in securities of small companies located in continental Europe. If the Continental Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Continental Series does not intend, however, to purchase shares of any company whose market capitalization is less than the equivalent of $5,000,000. The Continental Series intends to acquire a portion of the stock of each eligible company on a market capitalization basis within each country. The Continental Series also may invest up to 5% of its assets in convertible debentures issued by European small companies. In addition, the Advisor may in its discretion either limit further investments in a particular country or divest the Continental Series of holdings in a particular country. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES - Portfolio Structure.")

THE PACIFIC RIM SMALL COMPANY SERIES

The Pacific Rim Small Company Series (the "Pacific Rim Series") generally will invest in stocks of a broad and diverse group of small companies located in Australia, New Zealand and Pacific Rim Asian countries whose shares are traded principally on the securities markets located in those countries. As of the date of this registration statement, the Pacific Rim Series may invest in small companies located in Australia, Hong Kong, New Zealand and Singapore. In addition, the Advisor may in its discretion either limit further investments in a particular country or divest the Pacific Rim Series of holdings in a particular country.

As of the date of this prospectus, the Advisor considers companies whose market capitalizations generally are in the lowest 8% of the combined market capitalization of operating companies in approved countries traded on selected exchanges to be small companies. As of December 31, 2001, generally, the market capitalization of a company in the lowest 8% was approximately $313 million, or below. As a non-fundamental policy, under normal circumstances, the Pacific Rim Series will invest at least 80% of its net assets in securities of small companies located in Australia, New Zealand and Pacific Rim Asian countries. If the Pacific Rim Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Pacific Rim Series does not intend to purchase shares of any company whose market capitalization is less than $5,000,000. The Pacific Rim Series intends to acquire a portion of the stock of each eligible company on a market capitalization basis within each country. The Pacific

Rim Series also may invest up to 5% of its assets in convertible debentures issued by small companies located in the Pacific Rim. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES - Portfolio Structure.")

PORTFOLIO STRUCTURE

Each Small Company Series is structured by generally basing the amount of each security purchased on the issuer's relative market capitalization with a view to creating in each Series a reasonable reflection of the relative market capitalizations of its portfolio companies. The following discussion applies to the investment policies of the Small Company Series.

The decision to include or exclude the shares of an issuer will be made on the basis of such issuer's relative market capitalization determined by reference to other companies located in the same country; except with respect to Continental and Pacific Rim Series, such determination shall be made by reference to other companies located in all countries in which the Series invest. Company size is measured in terms of local currencies in order to eliminate the effect of variations in currency exchange rates, except that Continental and Pacific Rim Series each will measure company size in terms of a common currency. Even though a company's stock may meet the applicable market capitalization criterion, it may not be purchased if (i) in the Advisor's judgment, the issuer is in extreme financial difficulty, (ii) the issuer is involved in a merger or consolidation or is the subject of an acquisition or (iii) a significant portion of the issuer's securities are closely held. Further, securities of real estate investment trusts will not be acquired (except as a part of a merger, consolidation or acquisition of assets). In addition, the Advisor may exclude the stock of a company that otherwise meets applicable market capitalization criterion if the Advisor determines in its best judgment that other conditions exist that make the purchase of such stock inappropriate.

Deviation from strict market capitalization weighting also will occur because the Advisor intends to purchase round lots only. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held may be reduced from time to time from the level which strict adherence to market capitalization weighting would otherwise require. A portion, but generally not in excess of 20%, of assets may be invested in interest-bearing obligations, such as money-market instruments for this purpose, thereby causing further deviation from strict market capitalization weighting.

Block purchases of eligible securities may be made at opportune prices even though such purchases exceed the number of shares which, at the time of purchase, strict adherence to the policy of market capitalization weighting would otherwise require. In addition, each Small Company Series may, in exchange for the issuance of shares, acquire securities eligible for purchase or otherwise represented in their portfolios at the time of the exchange. (See "In Kind Purchases" in Item 7(b).) While such purchases and acquisitions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of assets.

If securities must be sold in order to obtain funds to make redemption payments, they may be repurchased as additional cash becomes available. In most instances, however, management would anticipate selling securities which had appreciated sufficiently to be eligible for sale and, therefore, would not need to repurchase such securities. (See "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES - Portfolio Transactions.")

Changes in the composition and relative ranking (in terms of market capitalization) of the stocks which are eligible for purchase take place with every trade when the securities markets are open for trading due, primarily, to price fluctuations of such securities. Common stocks whose market capitalizations are not greater than such company will be purchased. Additional investments generally will not be made in securities which have appreciated in value sufficiently to be excluded from the Advisor's then current market capitalization limit for eligible portfolio securities. This may result in further deviation from strict market capitalization weighting and such deviation could be substantial if a significant amount of holdings increase in value sufficiently to be excluded from the limit for eligible securities, but not by a sufficient amount to warrant their sale. (See "INVESTMENT OBJECTIVES AND POLICIES -SMALL COMPANY PORTFOLIOS - Portfolio Transactions.") A further deviation from market capitalization weighting may occur if a Series invests a portion of its assets in convertible debentures.

Generally, current income is not sought as an investment objective, and investments will not be based upon an issuer's dividend payment policy or record. However, many of the companies whose securities will be selected for investment do pay dividends. It is anticipated, therefore, that dividend income will be received. Also, each Small Company Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. (See "Securities Loans" below.)

PORTFOLIO TRANSACTIONS

On a periodic basis, the Advisor will review the holdings of each Small Company Series and determine which, at the time of such review, are no longer considered small U.S., Japanese, United Kingdom, European or Pacific Rim companies.

Securities which have depreciated in value since their acquisition will not be sold solely because prospects for the issuer are not considered attractive, or due to an expected or realized decline in securities prices in general. Securities may be disposed of, however, at any time when, in the Advisor's judgment, circumstances, such as (but not limited to) tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices, warrant their sale. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Generally, securities will be purchased with the expectation that they will be held for longer than one year and will be held until such time as they are no longer considered an appropriate holding in light of the policy of maintaining portfolios of companies with small market capitalizations.

THE DFA INTERNATIONAL VALUE SERIES

The investment objective of The DFA International Value Series is to achieve long-term capital appreciation. The Series operates as a diversified investment company and seeks to achieve its objective by investing in the stocks of large non-U.S. companies that the Advisor believes to be value stocks at the time of purchase. Securities are considered value stocks primarily because a company's shares have a high book value in relation to their market value (a "book to market ratio"). In assessing value, the Advisor may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer's industry. The criteria the Advisor uses for assessing value are subject to change from time to time. The Series intends to invest in the stocks of large companies in countries with developed markets. As of the date of this registration statement, the Series may invest in the stocks of large companies in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. In addition to the countries listed above, the Series may continue to hold investments in countries that are not currently authorized for investment, but had been authorized for investment in the past. As the Series' asset growth permits, it may invest in the stocks of large companies in other developed markets.

Under normal market conditions, the Series intends to invest its assets in companies organized or having a majority of their assets in or deriving a majority of their operating income in at least three non-U.S. countries and no more than 40% of the Series' assets will be invested in such companies in any one country. The Series reserves the right to invest in index futures contracts to commit funds awaiting investment or to maintain liquidity. Such investments entail certain risks. (See "Risks" in Item 4(c).)

As of the date of this registration statement, the Series intends to invest in companies having at least $800 million of market capitalization, and the Series intends to purchase securities on a market capitalization weighted basis within each applicable country. The Advisor may reset such floor from time to time to reflect changing market conditions. The Advisor, using its best judgment, will set country weights based on the relative market capitalizations of companies within each country. As a result, the weighting of certain countries in the Series may vary from their weighting in international indices such as those published by FTSE International, Morgan Stanley Capital International or Salomon/Smith Barney. The Advisor may exclude the stock of a company that otherwise meets the applicable criteria if the Advisor determines in its best judgment that other conditions exist that make the purchase of such stock for the Series inappropriate.

Deviation from market capitalization weighting also will occur because the Series intends to purchase round lots only. Furthermore, in order to retain sufficient liquidity, the relative amount of any security held by the Series may be reduced from time to time from the level which adherence to market capitalization weighting would otherwise require. A portion, but generally not in excess of 20%, of the Series' assets may be invested in interest-bearing obligations, such as money-market instruments, thereby causing further deviation from market capitalization weighting. Such investments would be made on a temporary basis pending investment in equity securities pursuant to the Series' investment objective.

The Series may make block purchases of eligible securities at opportune prices even though such purchases exceed the number of shares which, at the time of purchase, adherence to the policy of market capitalization weighting would otherwise require. In addition, the Series may acquire securities eligible for purchase or otherwise represented in its portfolio at the time of the exchange in exchange for the issuance of its shares. (See "In Kind Purchases" in Item 7(b).) While such transactions might cause a temporary deviation from market capitalization weighting, they would ordinarily be made in anticipation of further growth of the assets of the Series.

Changes in the composition and relative ranking (in terms of market capitalization and book to market ratio) of the stocks which are eligible for purchase by the Series take place with every trade when the securities markets are open for trading due, primarily, to price fluctuations of such securities. On not less than a semi-annual basis, the Advisor will prepare a list of eligible large companies with high book to market ratios whose stock are eligible for investment. Only common stocks whose market capitalizations are not less than such minimum will be purchased by the Series. Additional investments will not be made in securities which have depreciated in value to such an extent that they are not then considered by the Advisor to be large companies. This may result in further deviation from market capitalization weighting and such deviation could be substantial if a significant amount of the Series' holdings decrease in value sufficiently to be excluded from the then current market capitalization requirement for eligible securities, but not by a sufficient amount to warrant their sale.

The Series does not seek current income as an investment objective, and investments will not be based upon an issuer's dividend payment policy or record. However, many of the companies whose securities will be included in the Series do pay dividends. It is anticipated, therefore, that the Series will receive dividend income. The Series may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of realizing additional income. (See "Securities Loans" below.)

Securities which have depreciated in value since their acquisition will not be sold by the Series solely because prospects for the issuer are not considered attractive, or due to an expected or realized decline in securities prices in general. Securities may be disposed of, however, at any time when, in the Advisor's judgment, circumstances warrant their sale, such as tender offers, mergers and similar transactions, or bids made for block purchases at opportune prices. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held. Generally, securities will be purchased with the expectation that they will be held for longer than one year, and will be held until such time as they are no longer considered an appropriate holding in light of the policy of maintaining a portfolio of companies with large market capitalizations and high book to market ratios.

In addition to the policies discussed in response to this Item, investment limitations have been adopted by each Series and are noted in response to Items 12(b) and (c) of Part B.

INVESTMENT OBJECTIVES AND POLICIES - GLOBAL SERIES

The investment objective of each of the Global Series is to achieve long-term capital appreciation. The Global Value Series provides investors with access to securities portfolios consisting of stocks of large U.S. and non-U.S. companies that have high book to market ratios. The Global Large Company Series provides investors with access to securities portfolios consisting of stocks that comprise the S&P 500(R) Index and stocks of large non-U.S. companies in Europe, Australia and the Far East. The Global Small Company Series provides investors with access to securities portfolios consisting of stocks of small Japanese, UK, European, Pacific Rim and U.S. companies.

Each of the Global Series seeks to achieve its investment objective by investing virtually all of its assets in other Series of the Trust, or in portfolios of other registered investment companies that are managed by the Advisor, including DFA Investment Dimensions Group Inc. ("DFAIDG"). (The Series of the Trust, the portfolios of DFAIDG, and the series of any other registered investment company that is advised by the Advisor in which the Global Series may invest, from time to time, are referred to as the "Master Series.") As a non-fundamental policy, under normal circumstances, The Global Large Company Series will indirectly invest at least 80% of its net assets in the securities of large companies by purchasing shares of Master Series that invest in the securities of large companies. Similarly, as a non-fundamental policy, under normal circumstances, The Global Small Company Series will indirectly invest at least 80% of its net assets in shares of Master Series that invest in the securities of small companies. If either The Global Large Company Series or The Global Small Company Series changes its respective investment policy, the Series will notify its shareholders at least 60 days in advance of the change. The Global Series sell their shares to institutional investors located in the United States and abroad. These institutional investors may include registered and unregistered investment companies. Investors which, for a variety of reasons, may choose not to make substantial, or any, direct investment in the companies whose securities will be held by the Master Series, may participate in the investment performance of those companies through ownership of shares in one or more Global Series.

PORTFOLIO STRUCTURE. The Global Series will invest in the Master Series in such relative portions as determined by the Trust's management from time to time. As of the date of this registration statement, each Global Series intends to invest in the shares of the following Master Series:

               Global Value Series
                      U.S. Large Cap Value Series
                      The DFA International Value Series

               Global Large Company Series
                      U.S. Large Company Series
                      Large Cap International Portfolio of DFAIDG

               Global Small Company Series
                      U.S. Small Cap Series
                      Japanese Small Company Series
                      Continental Small Company Series
                      United Kingdom Small Company Series
                      Pacific Rim Small Company Series

For a complete description of the investment objectives and policies, portfolio construction and portfolio transactions for each Master Series, see "Investment Objectives, Principal Investment Strategies, and Related Risks - The U.S. Large Company Series," "INVESTMENT

OBJECTIVES AND POLICIES - U.S. VALUE SERIES" and "INVESTMENT OBJECTIVES AND POLICIES - SMALL COMPANY SERIES" in this registration statement.

The Global Large Company Series intends to invest in shares of the Large Cap International Portfolio of DFAIDG (the "Large Cap International Portfolio"). The investment objective of the Large Cap International Portfolio is to achieve long-term capital appreciation by investing in the stocks of non-U.S. large companies in Europe, Australia and the Far East. The Large Cap International Portfolio intends to purchase securities on a market capitalization basis within each applicable country. The Advisor, using its best judgment, will seek to set country weights based on the relative market capitalizations of large companies within each country. As a result, the weighting of certain countries in the Portfolio may vary from their weighting in international indices such as those published by FTSE International, Morgan Stanley Capital International or Salomon/Smith Barney. Generally, the companies whose stocks will be selected by the Advisor for the Large Cap International Portfolio will be in the largest 80% in terms of market capitalization for each country. Under normal market conditions, the Large Cap International Portfolio intends to invest its assets in companies organized or having a majority of their assets in or deriving a majority of their operating income in at least three non-U.S. countries. Under normal circumstances, the Large Cap International Portfolio will invest at least 80% of its net assets in securities of large cap companies in the particular markets in which the Portfolio invests. If the Large Cap International Portfolio changes this investment policy, it will notify shareholders at least 60 days in advance of the change, and will change the name of the Portfolio. The Large Cap International Portfolio reserves the right to invest in index futures contracts to commit funds awaiting investment or to maintain liquidity. The Large Cap International Portfolio does not seek current income as an investment objective and investments will not be based upon an issuer's dividend payment policy or record. However, many of the companies whose securities will be included in the Large Cap International Portfolio do pay dividends. It is anticipated, therefore, that the Large Cap International Portfolio will receive dividend income.

While each Global Series currently intends to invest in the specific Master Series identified above, each Global Series may invest in other Master Series, in such portions as may be determined from time to time by the Trust's management. In addition, each Global Series may invest in U.S. government obligations, U.S. government agency obligations, bank obligations and commercial paper. (See "INVESTMENT OBJECTIVES AND POLICIES - FIXED INCOME SERIES - Description of Investments" in this registration statement.)

Periodically, the Trust's management will determine the allocation of the assets by each Global Series in the Series' corresponding Master Series. In setting the target allocations, the Trust's management will first consider the market capitalizations of all eligible companies in each of the Master Series. The Trust's management will calculate the market capitalizations for each Master Series, other than The U.S. Large Company Series, in the manner described in this registration statement. The Trust's management may also consider such other factors as it deems appropriate with respect to determining the target allocations. When the Trust's management determines that market forces have caused fundamental changes in the relative values of companies owned by the Master Series, the Trust's management intends to modify the target allocations of the Global Series. To maintain target weights during the period, adjustments may be made by applying future purchases by the respective Global Series in proportion necessary to rebalance the investment portfolio of the Global Series.

THE EMERGING MARKETS SERIES AND THE EMERGING MARKETS SMALL CAP SERIES

The investment objective of both The Emerging Markets Series and The Emerging Markets Small Cap Series is to achieve long-term capital appreciation. Each Series operates as a diversified investment company and seeks to achieve its investment objective by investing in emerging markets designated by the Investment Committee of the Advisor ("Approved Markets"). Each Series invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter ("OTC") markets. These exchanges or OTC markets may be either within or outside the issuer's domicile country, and the securities may be listed or traded in the form of International Depository Receipts ("IDRs") or American Depository Receipts ("ADRs").

SERIES' CHARACTERISTICS AND POLICIES. The Emerging Markets Series will seek a broad market coverage of larger companies within each Approved Market. This Series will attempt to own shares of companies whose aggregate overall share of the Approved Market's total public market capitalization is at least in the upper 40% of such capitalization, and can be as large as 75%. The Emerging Markets Series may limit the market coverage in the smaller emerging markets in order to limit purchases of small market capitalization companies. As a non-fundamental policy, under normal circumstances, the Emerging Markets Series will invest at least 80% of its net assets in emerging market investments that are defined in this registration statement as Approved Market securities. If the Emerging Markets Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series.

The Emerging Markets Small Cap Series will seek a broad market coverage of smaller companies within each Approved Market. As a non-fundamental policy, under normal circumstances, the Emerging Markets Small Cap Series will invest at least 80% of its net assets in emerging market investments that are defined in this registration statement as small company Approved Market securities. If the Emerging Markets Small Cap Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series. This Series will attempt to own shares of companies whose market capitalization is less than $1.5 billion. On a periodic basis, the Advisor will review the holdings of the Emerging Markets Small Cap Series and determine which, at the time of such review, are no longer considered small emerging market companies. The present policy is to consider portfolio securities for sale when they have appreciated sufficiently to rank, on a market capitalization basis, 100% larger than the largest market capitalization that is eligible for purchase as set by the Advisor for that Approved Market.

Each Series may not invest in all such companies or Approved Markets described above or achieve approximate market weights, for reasons which include constraints imposed within Approved Markets (E.G., restrictions on purchases by foreigners), and each Series' policy not to invest more than 25% of its assets in any one industry.

Approved Market securities are defined to be (a) securities of companies organized in a country in an Approved Market or for which the principal trading market is in an Approved Market, (b) securities issued or guaranteed by the government of an Approved Market country, its agencies or instrumentalities, or the central bank of such country, (c) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets, (d) securities of companies that derive at least 50% of their revenues primarily from either goods or services produced in Approved Markets or sales made in Approved Markets and (e) Approved Markets equity securities in the form of depositary shares. Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets. The Advisor, however, will select only those companies which, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets such that their value will tend to reflect developments in Approved Markets to a greater extent than developments in other regions. For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the definition of Approved Markets securities so long as the Advisor believes at the time of investment that the value of the company's securities will reflect principally conditions in Approved Markets.

The Advisor defines the term "emerging market" to mean a country which is considered to be an emerging market by the International Finance Corporation. Approved emerging markets may not include all such emerging markets. In determining whether to approve markets for investment, the Advisor will take into account, among other things, market liquidity, investor information, government regulation, including fiscal and foreign exchange repatriation rules and the availability of other access to these markets by each of the Series.

As of the date of this registration statement, the following countries are designated as Approved Markets (except that Chile is not an Approved Market for the Emerging Markets Small Cap Series): Argentina, Brazil, Chile, Hungary, Indonesia, Israel, Korea, Malaysia, Mexico, Philippines, Poland, Republic of China (Taiwan), Thailand and Turkey. Countries that may be approved in the future include, but are not limited to, Colombia, Czech Republic, Egypt, India, Republic of South Africa and Venezuela. In addition to the Approved Markets listed above, the Series may continue to hold investments in countries that are not currently authorized for investment, but that had been authorized for investment in the past.

Pending the investment of new capital in Approved Market equity securities, each Series will typically invest in money market instruments or other highly liquid debt instruments denominated in U.S. dollars (including, without limitation, repurchase agreements). In addition, each Series may, for liquidity, or for temporary defensive purposes during periods in which market or economic or political conditions warrant, purchase highly liquid debt instruments or hold freely convertible currencies, although neither Series expects the aggregate of all such amounts to exceed 10% of its net assets under normal circumstances. Both Series also may invest in shares of other investment companies that invest in one or more Approved Markets, although they intend to do so only where access to those markets is otherwise significantly limited. The Series may also invest in money market mutual funds for temporary cash management purposes. Subject to certain exceptions, the Investment Company Act of 1940 limits investment by a Series in shares of other investment companies as follows: (1) no more than 10% of the value of a Series' total assets may be invested in shares of other investment companies; (2) a Series may not own securities issued by an investment company having an aggregate value in excess of 5% of the value of the total assets of the Series; and (3) a Series may not own more than 3% of the total outstanding voting stock of an investment company. If either Series invests in another investment company, the Series' shareholders will bear not only their proportionate share of expenses of the Series (including operating expenses and the fees of the Advisor), but also will bear indirectly similar expenses of the underlying investment company. In some Approved Markets, it will be necessary or advisable for a Series to establish a wholly-owned subsidiary or a trust for the purpose of investing in the local markets. Each Series also may invest up to 5% of its assets in convertible debentures issued by companies organized in Approved Markets.

PORTFOLIO STRUCTURE. Each Series' policy of seeking broad market diversification means that the Advisor will not utilize "fundamental" securities research techniques in identifying securities selections. The decision to include or exclude the shares of an issuer will be made primarily on the basis of such issuer's relative market capitalization determined by reference to other companies located in the same country. Company size is measured in terms of reference to other companies located in the same country and in terms of local currencies in order to eliminate the effect of variations in currency exchange rates. Even though a company's stock may meet the applicable market capitalization criterion, it may not be included in a Series for one or more of a number of reasons. For example, in the Advisor's judgment, the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a "passive foreign investment company" (as defined in the Code). To this extent, there will be the exercise of discretion and consideration by the Advisor which would not be present in the management of a portfolio seeking to represent an established index of broadly traded domestic securities (such as the S&P 500(R) Index). The Advisor will also exercise discretion in determining the allocation of investments as between Approved Markets.

Neither Series seeks current income as an investment objective, and investments will not be based upon an issuer's dividend payment policy or record. However, many of the companies whose securities will be included in a Series do pay dividends. It is anticipated, therefore, that both Series will receive dividend income.

Generally, securities will be purchased with the expectation that they will be held for longer than one year. However, securities may be disposed of at any time when, in the Advisor's judgment, circumstances warrant their sale. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.

For the purpose of converting U.S. dollars to another currency, or vice versa, or converting one foreign currency to another foreign currency, each Series may enter into forward foreign exchange contracts. In addition, to hedge against changes in the relative value of foreign currencies, each Series may purchase foreign currency futures contracts. However, the Series generally do not hedge foreign currency risk. A Series will only enter into such a futures contract if it is expected that the Series will be able readily to close out such contract. There can, however, be no assurance that it will be able in any particular case to do so, in which case the Series may suffer a loss.

INVESTMENT OBJECTIVES AND POLICIES - FIXED INCOME SERIES

THE DFA ONE-YEAR FIXED INCOME SERIES

The investment objective of The DFA One-Year Fixed Income Series is to achieve a return in excess of the rate of inflation with a minimum of risk. The Series will pursue its objective by investing its assets in U.S. government obligations, U.S. government agency obligations, dollar-denominated obligations of foreign issuers issued in the U.S., bank obligations, including U.S. subsidiaries and branches of foreign banks, corporate obligations, commercial paper, repurchase agreements and obligations of supranational organizations. Generally, the Series will acquire obligations which mature within one year from the date of settlement, but substantial investments may be made in obligations maturing within two years from the date of settlement when greater returns are available. As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in fixed income securities and maintain a weighted average portfolio maturity that will not exceed one year. If the Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series. The Series principally invests in certificates of deposit, commercial paper, bankers' acceptances, notes and bonds. The Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies when the yield to maturity on these instruments exceeds the yield to maturity on all other eligible portfolio investments of similar quality for a period of five consecutive days when the NYSE is open for trading. (See "Investments in the Banking Industry" in this Item 4 below.)

THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES

The investment objective of The DFA Two-Year Global Fixed Income Series is to maximize total returns consistent with preservation of capital. The Series will invest in obligations issued or guaranteed by the U.S. and foreign governments, their agencies and instrumentalities, corporate debt obligations, bank obligations, commercial paper, repurchase agreements, obligations of other domestic and foreign issuers having quality ratings meeting the minimum standards described in "Description of Investments," securities of domestic or foreign issuers denominated in U.S. dollars but not trading in the United States, and obligations of supranational organizations, such as the World Bank, the European Investment Bank, European Economic Community and European Coal and Steel Community. At the present time, the Advisor expects that most investments will be made in the obligations of issuers which are in developed countries, such as those countries which are members of the Organization of Economic Cooperations and Development ("OECD"). However, in the future, the Advisor anticipates investing in issuers located in other countries as well. Under normal market conditions, the Series intends to invest in issuers organized or having a majority of their assets in, or deriving a majority of their operating income in, at least three different countries, one of which may be the United States.

As a non-fundamental policy, under normal circumstances, the Series will invest at least 80% of its net assets in fixed income securities that mature within two years from the date of settlement. If the Series changes this investment policy, the Series will notify shareholders at least 60 days in advance of the change, and will change the name of the Series. Because many of the Series' investments will be denominated in foreign currencies, the Series will also enter into forward foreign currency contracts solely for the purpose of hedging against fluctuations in currency exchange rates. The Series will invest more than 25% of its total assets in obligations of U.S. and/or foreign banks and bank holding companies when the yield to maturity on these instruments exceeds the yield to maturity on all other eligible portfolio investments of similar quality for a period of five consecutive days when the NYSE is open for trading. (See "Investments in the Banking Industry" in this Item 4 below.)

DESCRIPTION OF INVESTMENTS

The following is a description of the categories of investments which may be acquired by The DFA One-Year Fixed Income Series and Two-Year Global Fixed Income Series (the "Fixed Income Series").

                                                           PERMISSIBLE
                                                           CATEGORIES:
                                                           -----------
     The DFA One-Year Fixed Income Series                    1-6, 8
     The DFA Two-Year Global Fixed Income Series              1-10

     1. U.S. GOVERNMENT OBLIGATIONS - Debt securities issued by the U.S. Treasury which are direct obligations of the U.S. government, including bills, notes and bonds.

     2. U.S. GOVERNMENT AGENCY OBLIGATIONS - Issued or guaranteed by U.S. government-sponsored instrumentalities and federal agencies, including the Federal National Mortgage Association, Federal Home Loan Bank and the Federal Housing Administration.

     3. CORPORATE DEBT OBLIGATIONS - Non-convertible corporate debt securities (e.g., bonds and debentures) which are issued by companies whose commercial paper is rated Prime-1 by Moody's Investors Services, Inc. ("Moody's") or A-1 by S&P and dollar-denominated obligations of foreign issuers issued in the U.S. If the issuer's commercial paper is unrated, then the debt security would have to be rated at least AA by S&P or Aa2 by Moody's. If there is neither a commercial paper rating nor a rating of the debt security, then the Advisor must determine that the debt security is of comparable quality to equivalent issues of the same issuer rated at least AA or Aa2.

     4. BANK OBLIGATIONS - Obligations of U.S. banks and savings and loan associations and dollar-denominated obligations of U.S. subsidiaries and branches of foreign banks, such as certificates of deposit (including marketable variable rate certificates of deposit) and bankers' acceptances. Bank certificates of deposit will only be acquired from banks having assets in excess of $1,000,000,000.

     5. COMMERCIAL PAPER - Rated, at the time of purchase, A-1 or better by S&P or Prime-1 by Moody's, or, if not rated, issued by a corporation having an outstanding unsecured debt issue rated Aaa by Moody's or AAA by S&P, and having a maximum maturity of nine months.

     6. REPURCHASE AGREEMENTS - Instruments through which the Series purchase securities ("underlying securities") from a bank, or a registered U.S. government securities dealer, with an agreement by the seller to repurchase the security at an agreed price, plus interest at a specified rate. The underlying securities will be limited to U.S. government and agency obligations described in (1) and (2) above. The Series will not enter into a repurchase agreement with a duration of more than seven days if, as a result, more than 10% of the value of the Series' total assets would be so invested. The Series will also only invest in repurchase agreements with a bank if the bank has at least $1,000,000,000 in assets and is approved by the Investment Committee of the Advisor. The Advisor will monitor the market value of the securities plus any accrued interest thereon so that they will at least equal the repurchase price.

     7. FOREIGN GOVERNMENT AND AGENCY OBLIGATIONS - Bills, notes, bonds and other debt securities issued or guaranteed by foreign governments, or their agencies and instrumentalities.

     8. SUPRANATIONAL ORGANIZATION OBLIGATIONS - Debt securities of supranational organizations such as the European Coal and Steel Community, the European Economic Community and the World Bank, which are chartered to promote economic development.

     9. FOREIGN ISSUER OBLIGATIONS - Debt securities of non-U.S. issuers rated AA or better by S&P or Aa2 or better by Moody's.

     10. EURODOLLAR OBLIGATIONS - Debt securities of domestic or foreign issuers denominated in U.S. dollars but not trading in the United States.

Investors should be aware that the net asset values of the Fixed Income Series may change as general levels of interest rates fluctuate. When interest rates increase, the value of a portfolio of fixed-income securities can be expected to decline. Conversely, when interest rates decline, the value of a portfolio of fixed-income securities can be expected to increase.

INVESTMENTS IN THE BANKING INDUSTRY

The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series will invest more than 25% of their total respective assets in obligations of U.S. and/or foreign banks and bank holding companies when the yield to maturity on these investments exceeds the yield to maturity on all other eligible portfolio investments for a period of five consecutive days when the NYSE is open for trading. For the purpose of this policy, which is a fundamental policy of each Series and can only be changed by a vote of the shareholders of each Series, banks and bank holding companies are considered to constitute a single industry, the banking industry. When investment in such obligations exceeds 25% of the total net assets of any of these Series, such Series will be considered to be concentrating their investments in the banking industry. As of the date of this registration statement, neither The DFA One-Year Fixed Income Series nor the Two-Year

Global Fixed Income Series is concentrating its investments in the banking industry. The types of bank and bank holding company obligations in which The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series may invest include: certificates of deposit, bankers' acceptances, commercial paper and other debt obligations issued in the United States and which mature within two years of the date of settlement, provided such obligations meet each Series' established credit rating criteria as stated under "Description of Investments." In addition, both Series are authorized to invest more than 25% of their total assets in Treasury bonds, bills and notes and obligations of federal agencies and instrumentalities.

PORTFOLIO STRATEGY

The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series will be managed with a view to capturing credit risk premiums and term or maturity premiums. The term "credit risk premium" means the anticipated incremental return on investment for holding obligations considered to have greater credit risk than direct obligations of the U.S. Treasury, and "maturity risk premium" means the anticipated incremental return on investment for holding securities having maturities of longer than one month compared to securities having a maturity of one month. The Advisor believes that credit risk premiums are available largely through investment in high grade commercial paper, certificates of deposit and corporate obligations. The holding period for assets of the Series will be chosen with a view to maximizing anticipated returns, net of trading costs.

The Fixed Income Series are expected to have high portfolio turnover rates due to the relatively short maturities of the securities to be acquired. The rate of portfolio turnover will depend upon market and other conditions; it will not be a limiting factor when management believes that portfolio changes are appropriate. While the Fixed Income Series acquire securities in principal transactions and, therefore, do not pay brokerage commissions, the spread between the bid and asked prices of a security may be considered to be a "cost" of trading. Such costs ordinarily increase with trading activity. However, as stated above, securities ordinarily will be sold when, in the Advisor's judgment, the monthly return of the Fixed Income Series will be increased as a result of portfolio transactions after taking into account the cost of trading. It is anticipated that securities will be acquired in the secondary markets for short term instruments.

SECURITIES LOANS

Each Series of the Trust may lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. While a Series may earn additional income from lending securities, such activity is incidental to the investment objective of a Series. The value of securities loaned may not exceed 33-1/3% of the value of a Series' total assets. In connection with such loans, a Series will receive collateral consisting of cash or U.S. Government securities, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. In addition, the Series will be able to terminate the loan at any time and will receive reasonable interest on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. In the event of the bankruptcy of the borrower, the Trust could experience delay in recovering the loaned securities. Management believes that this risk can be controlled through careful monitoring procedures.

While the Global Series are authorized to lend securities, it is not presently anticipated that the Series will do so, in light of their investment strategies.

ITEM 4(b) OTHER INVESTMENT PRACTICES

The U.S. Small Cap Series and U.S. Micro Cap Series may invest in securities of foreign issuers that are traded in the U.S. securities markets, but such investments may not exceed 5% of the gross assets of the Series.

The U.S. Large Company Series may invest generally not more than 5% of its net assets in the same types of short-term fixed income obligations as may be acquired by The DFA One-Year Fixed Income Series, in order to maintain liquidity or to invest temporarily uncommitted cash balances. (See "INVESTMENT OBJECTIVES AND POLICIES - FIXED INCOME SERIES - The DFA One-Year Fixed Income Series" in
Item 4(a).)

The Enhanced U.S. Large Company Series, The Tax-Managed U.S. Marketwide Value Series, The U.S. Small XM Value Series, The Tax-Managed U.S. Equity Series, The LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series, The HD U.S. Marketwide Value Series, The U.S. Micro Cap Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Emerging Markets Series and The Emerging Markets Small Cap Series are each permitted to invest in shares of unaffiliated money market funds.

All Series, except the U.S. Micro Cap Series, the U.S. Small Cap Series and The DFA One-Year Fixed Income Series, may acquire index futures contracts and options thereon in order to commit funds awaiting investment in stocks or maintain cash liquidity. The Enhanced U.S. Large Company Series may use futures contracts and options thereon to hedge against securities prices or as part of its overall investment strategy. To the extent that such Series invest in futures contracts and options thereon for other than bona fide hedging purposes, no Series will enter into such transactions if, immediately thereafter, the sum of the amount of margin deposits and premiums paid for open futures options would exceed 5% of the Series' total assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. Such investments entail certain risks. (See "Risks" in Item 4(c).)

4(c) RISKS

Please note that while the following discussion relates to the risks of certain investments by certain Series, it should be understood that, with respect to the Global Series, the discussion applies to the Master Series in which the Global Series invest.

MARKET RISK

Economic, political and issuer specific events will cause the value of securities, and the Series that own them, to rise and fall. Because the value of an investment in a Series will fluctuate, there is the risk that an investor may lose money. Fixed Income Series are particularly sensitive to changing interest rates.

SMALL COMPANY SECURITIES

Typically, securities of small companies are less liquid than securities of large companies. Recognizing this factor, management will endeavor to effect securities transactions in a manner to avoid causing significant price fluctuations in the market for these securities. In addition, the prices of small company securities may fluctuate more sharply than those of other securities.

FOREIGN SECURITIES

The Japanese Small Company, United Kingdom Small Company, Continental Small Company, Pacific Rim Small Company, Enhanced U.S. Large Company, DFA One-Year Fixed Income, Two-Year Global Fixed Income, DFA International Value, Global Value, Global Large Company and Global Small Company Series (in the case of the Global Series, through their investments in the Master Series), and the Large Cap International Portfolio, invest in foreign issuers. Such investments involve risks that are not associated with investments in U.S. public companies. Such risks may include legal, political and or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the value of the assets held by the Series. (Also see "Foreign Currencies and Related Transactions" below.) Further, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those of U.S. public companies and there may be less publicly available information about such companies than comparable U.S. companies. The Enhanced U.S. Large Company, DFA One-Year Fixed Income and Two-Year Global Fixed Income Series also may invest in obligations of supranational organizations. The value of the obligations of these organizations may be adversely affected if one or more of their supporting governments discontinue their support. Also, there can be no assurance that any of the Series will achieve its investment objective.

The economies of many countries in which The Japanese Small Company, United Kingdom Small Company, Continental Small Company, Pacific Rim Small Company, Enhanced U.S. Large Company, DFA One-Year Fixed Income, Two-Year Global Fixed Income, DFA International Value, Global Value, Global Large Company and Global Small Company Series and Large Cap International Portfolio invest are not as diverse or resilient as the U.S. economy, and have significantly less financial resources. Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measures of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for these commodities.

In many foreign countries, stock markets are more variable than U.S. markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local currencies and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of a Series that holds the foreign securities. The net asset value of the Series is denominated in U.S. dollars, and therefore, declines in market price of both the foreign securities held by a Series and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Series' shares.

INVESTING IN EMERGING MARKETS

The investments of The Emerging Markets Series and The Emerging Markets Small Cap Series involve risks that are in addition to the usual risks of investing in developed foreign markets. A number of emerging securities markets restrict, to varying degrees, foreign investment in stocks. Repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging countries. In some jurisdictions, such restrictions and the imposition of taxes are intended to discourage shorter- rather than longer-term holdings. While The Emerging Markets Series and The Emerging Markets Small Cap Series will invest only in markets where these restrictions are considered acceptable to the Advisor, new or additional repatriation restrictions might be imposed subsequent to a Series' investment. If such restrictions were imposed subsequent to investment in the securities of a particular country, a Series might, among other things, discontinue the purchasing of securities in that country. Such restrictions will be considered in relation to the Series' liquidity needs and other factors and may make it particularly difficult to establish the fair market value of particular securities from time to time. The valuation of securities held by a Series is the responsibility of the Board of Trustees, acting in good faith and with advice from the Advisor. (See "Pricing of Fund Shares" in Item 7(a).) Further, some attractive equity securities may not be available to the Series because foreign shareholders hold the maximum amount permissible under current laws.

Relative to the U.S. and to larger non-U.S. markets, many of the emerging securities markets in which The Emerging Markets Series and The Emerging Markets Small Cap Series may invest are relatively small, have low trading volumes, suffer periods of illiquidity and are characterized by significant price volatility. Such factors may be even more pronounced in jurisdictions where securities ownership is divided into separate classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

In addition, many emerging markets, including most Latin American countries, have experienced substantial, and, in some periods, extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain emerging markets have recently transitioned, or are in the process of transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

Brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance procedures. In certain markets there have been times when settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of a Series to make intended securities purchases due to settlement problems could cause the Series to miss investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to a Series due to subsequent declines in value of the portfolio security or, if a Series has entered into a contract to sell the security, could result in possible liability to the purchaser.

The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for a Series' portfolio securities in such markets may not be readily available. The Series' portfolio securities in the affected markets will be valued at fair value determined in good faith by or under the direction of the Board of Trustees.

Government involvement in the private sector varies in degrees among the emerging securities markets contemplated for investment by the Series. Such involvement may, in some cases, include government ownership of companies in certain commercial business sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies, or other measures which could be detrimental to the investments of a Series.

Taxation of dividends and capital gains received by non-residents varies among countries with emerging markets and, in some cases, is high in relation to comparable U.S. rates. Particular tax structures may have the intended or incidental effect of encouraging long holding periods for particular securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction. In addition, emerging market jurisdictions typically have less well-defined tax laws and procedures than is the case in the United States, and such laws may permit retroactive taxation so that The Emerging Markets Series and The Emerging Markets Small Cap Series could in the future become subject to local tax liability that it had not reasonably anticipated in conducting its investment activities or valuing its assets.

FOREIGN CURRENCIES AND RELATED TRANSACTIONS

Investments of the Japanese, United Kingdom, Continental and Pacific Rim Series, The DFA International Value Series, Large Cap International Portfolio, The Emerging Markets Series, The Emerging Markets Small Cap Series, many of the investments of The DFA Two-Year Global Fixed Income Series and, to a lesser extent, the investments of The Enhanced U.S. Large Company Series, will be denominated in foreign currencies. Changes in the relative values of foreign currencies and the U.S. dollar, therefore, will affect the value of investments of the Series. The Series may purchase foreign currency futures contracts and options in order to hedge against changes in the level of foreign currency exchange rates but typically, only the DFA Two-Year Global Fixed Income Series will do so. Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the contract and enable the Series to protect against losses resulting from adverse changes in the relationship between the U.S. dollar and foreign currencies occurring between the trade and settlement dates of Series securities transactions, but they also tend to limit the potential gains that might result from a positive change in such currency relationships. Gains and losses on investments in futures and options thereon depend on the direction of securities prices, interest rates and other economic factors.

BORROWING

Each Series, except the U.S. Micro Cap Series, Japanese Series and The DFA One-Year Fixed Income Series, has reserved the right to borrow amounts not exceeding 33% of its net assets for the purposes of making redemption payments. When advantageous opportunities to do so exist, the Series may purchase securities when borrowings exceed 5% of the value of the Series' net assets. Such purchases can be considered to be "leveraging," and in such circumstances, the net asset value of the Series may increase or decrease at a greater rate than would be the case if the Series had not leveraged. The interest payable on the amount borrowed would increase the Series' expenses and if the appreciation and income produced by the investments purchased when the Series has borrowed are less than the cost of borrowing, the investment performance of the Series will be reduced as a result of leveraging.

PORTFOLIO STRATEGIES

The method employed by the Advisor to manage each Series, except The U.S. Large Company Series, The Enhanced U.S. Large Company Series and the Fixed Income Series, will differ from the process employed by many other investment advisors in that the Advisor will rely on fundamental analysis of the investment merits of securities to a limited extent to eliminate potential portfolio acquisitions rather than rely on this technique to select securities. Further, because securities generally will be held long-term and will not be eliminated based on short-term price fluctuations, the Advisor generally will not act upon general market movements or short-term price fluctuations of securities to as great an extent as many other investment advisors. The U.S. Large Company Series will operate as an index fund and, therefore, represents a passive method of investing in all stocks that comprise the S&P 500(R) Index which does not entail selection of securities based on the individual investment merits of their issuers. The investment performance of The U.S. Large Company Series is expected to approximate the investment performance of the S&P 500(R) Index, which tends to be cyclical in nature, reflecting periods when stock prices generally rise or fall.

FUTURES CONTRACTS AND OPTIONS ON FUTURES

All Series, except the U.S. Micro Cap Series, the U.S. Small Cap Series and The DFA One-Year Fixed Income Series may invest in index futures contracts and options on index futures. To the extent that such Series invest in futures contracts and options thereon for other than bona fide hedging purposes, no Series will enter into such transactions if, as a result, more than 5% of its net assets would then consist of margin deposits and premiums required to establish such positions, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%.

These investments entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Series and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting a Series' ability to close a position in such investments. Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited. Certain restrictions imposed by the Code may limit the ability of a Series to invest in futures contracts and options on futures contracts.

OPTIONS ON STOCK INDICES

The Enhanced U.S. Large Company Series may purchase put and call options and write put and call options on stock indices and stock index futures listed on national securities exchanges or traded OTC. The Enhanced U.S. Large Company Series may use these techniques to hedge against changes in securities prices or as part of its overall investment strategy. An option on an index is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the cash value of the index at a specified exercise price at any time during the term of the option. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the index option. (An index is designed to reflect specified facets of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.) A stock index fluctuates with changes in the market values of the stocks included in the index.

With respect to the writing of options, the writer has no control over the time when it may be required to fulfill its obligation. Prior to exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option on the same series. There can be no assurance, however, that a closing purchase or sale transaction can be effected when The Enhanced U.S. Large Company Series desires.

The Enhanced U.S. Large Company Series may write covered straddles consisting of a combination of a call and a put written on the same index. A straddle will be covered when sufficient assets are deposited to meet The Enhanced U.S. Large Company Series' immediate obligations. The Series may use the same liquid assets to cover both the call and put options where the exercise price of the call and the put are the same or the exercise price of the call is higher than that of the put. In such cases, the Series will also segregate liquid assets equivalent to the amount, if any, by which the put is "in the money."

The effectiveness of purchasing stock index options will depend upon the extent to which price movements in The Enhanced U.S. Large Company Series' portfolio correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Series will realize a gain or loss from the purchase of options on an index depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular stock. If The Enhanced U.S. Large Company Series takes positions in options instruments contrary to prevailing market trends, the Series could be exposed to the risk of a loss. Certain restrictions imposed on The Enhanced U.S. Large Company Series by the Code may limit the ability of such Series to invest in options.

SWAPS

The Enhanced U.S. Large Company Series may enter into equity index swap agreements for purposes of attempting to obtain a particular desired return at a lower cost to the Series than if the Series had invested directly in an instrument that yielded that desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested in a group of securities representing a particular index.

The "notional amount" of the swap agreement is only a fictive basis on which to calculate the obligations which the parties to a swap agreement have agreed to exchange. Most swap agreements entered into by The Enhanced U.S. Large Company Series would calculate the obligations of the parties to the agreement on a "net basis." Consequently, the Series' current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The Enhanced U.S. Large Company Series' current obligations under a swap agreement will be accrued daily (offset against amounts owed to the Series) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of liquid assets to avoid any potential leveraging of the Series' portfolio. The Enhanced U.S. Large Company Series will not enter into a swap agreement with any single party if the net amount owed or to be received under existing contracts with that party would exceed 5% of the Series' assets.

Because they are two-party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid, and, therefore, swap agreements entered into by The Enhanced U.S. Large Company Series and other illiquid securities will be limited to 15% of the net assets of the Series. Moreover, The Enhanced U.S. Large Company Series bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The Advisor will cause The Enhanced U.S. Large Company Series to enter into swap agreements only with counterparties that the Investment Committee of the Advisor has approved. Certain restrictions imposed on the Enhanced U.S. Large Company Series by the Code may limit the Series' ability to use swap agreements. The swap market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect The Enhanced U.S. Large Company Series' ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

BANKING INDUSTRY CONCENTRATIONS

Concentrating in obligations of the banking industry may involve additional risk by foregoing the safety of investing in a variety of industries. Changes in the market's perception of the riskiness of banks relative to non-banks could cause more fluctuations in the net asset value of The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series than might occur in less concentrated portfolios.

RESPONSES TO ITEM 5 HAVE BEEN OMITTED PURSUANT TO PARAGRAPH 2(b) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A

ITEM 6.  MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

(a)(1) INVESTMENT ADVISER.

(i) Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, serves as investment advisor to each of the Series, except the Global Series, for which it serves as the administrator. The Advisor was organized in May 1981 and is engaged in the business of providing investment management services to institutional investors. Assets under management total approximately $36 billion.

Pursuant to an investment management agreement with the Trust with respect to each Series except the Global Series, the Advisor manages the investment and reinvestment of their assets. The Advisor also provides the Trust with records concerning the Advisor's activities which the Trust is required to maintain and renders regular reports to the Trust's officers and the Board of Trustees. The Advisor also provides all of the Series with a trading department and selects brokers and dealers to effect securities transactions.

INVESTMENT SERVICES - UNITED KINGDOM AND CONTINENTAL SMALL COMPANY SERIES

Pursuant to Sub-Advisory Agreements with the Advisor, Dimensional Fund Advisors Ltd. ("DFAL"), 14 Berkeley Street, London, W1X 5AD, England (planning to relocate to 100 Pall Mall, London, SW1Y 5NQ, England in May 2002), a company that is organized under the laws of England, has the authority and responsibility to select brokers or dealers to execute securities transactions for the United Kingdom and Continental Series. DFAL's duties include the maintenance of a trading desk for the Series and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of the United Kingdom and Continental Series and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities which are eligible for purchase and sale by these Series and may delegate this task, subject to its own review, to DFAL. DFAL maintains and furnishes to the Advisor information and reports on United Kingdom and European small companies, including its recommendations of securities to be added to the securities that are eligible for purchase by the Series. DFAL is a member of the Financial Services Authority ("FSA"), a self-regulatory organization for investment managers operating under the laws of England. The Advisor controls DFAL.

INVESTMENT SERVICES - JAPANESE AND PACIFIC RIM SMALL COMPANY SERIES

Pursuant to Sub-Advisory Agreements with the Advisor, DFA Australia Limited ("DFA Australia"), Suite 2001 Gateway, 1 MacQuarie Place, Sydney, New South Wales 2000, Australia, the successor to Dimensional Fund Advisors Asia Inc., has the authority and responsibility to select brokers and dealers to execute securities transactions for the Japanese and Pacific Rim Series. DFA Australia's duties include the maintenance of a trading desk for each Series and the determination of the best and most efficient means of executing securities transactions. On at least a semi-annual basis, the Advisor reviews the holdings of the Japanese and Pacific Rim Series and reviews the trading process and the execution of securities transactions. The Advisor is responsible for determining those securities which are eligible for purchase and sale by these Series and may delegate this task, subject to its own review, to DFA Australia. DFA Australia maintains and furnishes to the Advisor information and reports on Japanese and Pacific Rim small companies, including its recommendations of securities to be added to the securities that are eligible for purchase by each Series. The Advisor controls DFA Australia.

CONSULTING SERVICES - DFA INTERNATIONAL VALUE SERIES, EMERGING MARKETS SERIES AND EMERGING MARKETS SMALL CAP SERIES

The Advisor has entered into a Consulting Services Agreement with DFAL and DFA Australia. Pursuant to the terms of each Consulting Services Agreement, DFAL and DFA Australia provide certain trading and administrative services to the Advisor with respect to DFA International Value Series, Emerging Markets Series and Emerging Markets Small Cap Series.

6(a)(1)(ii) For the fiscal year ended November 30, 2001, the Advisor received a fee for its services which, on an annual basis, equaled the following percentage of the average net assets of each Series:


                   SERIES                                MANAGEMENT FEE
                   ------                                --------------
U.S. Large Company                                           0.025%
Enhanced U.S. Large Company                                   0.05%
U.S. Large Cap Value                                          0.10%
Tax-Managed U.S. Marketwide Value                             0.20%
U.S. Small XM Value                                           0.10%
U.S. Small Cap Value                                          0.20%
Tax-Managed U.S. Equity                                       0.05%
U.S. Small Cap                                                0.03%
U.S. Micro Cap                                                0.10%
DFA International Value                                       0.20%


                                       39

                   SERIES                                MANAGEMENT FEE
                   ------                                --------------
Japanese Small Company                                        0.10%
Pacific Rim Small Company                                     0.10%
United Kingdom Small Company                                  0.10%
Continental Small Company                                     0.10%
Emerging Markets                                              0.10%
Emerging Markets Small Cap                                    0.20%
DFA One-Year Fixed Income                                     0.05%
DFA Two-Year Global Fixed Income                              0.05%

The management fees applicable to the Dividend-Managed Series, which had not commenced operations as of the date of this registration statement, are: 0.05% of each Series' average net assets (for The LD U.S. Marketwide Series and The HD U.S. Marketwide Series) and 0.15% of each Series' average net assets (for The LD U.S. Marketwide Value Series and The HD U.S. Marketwide Value Series). While The Global Value Series, The Global Large Company Series and The Global Small Company Series are not subject to a management fee, investments by the Global Series in the Master Series are subject to the management fees charged by the respective Master Series. The Large Cap International Portfolio pays a management fee equal to 0.25% of its average net assets on an annual basis.

6(a)(2) PORTFOLIO MANAGER. Investment decisions for all Series (except the Global Series) are made by the Investment Committee of the Advisor which meets on a regular basis and also as needed to consider investment issues. The Investment Committee is composed of certain officers and directors of the Advisor who are elected annually.

6(a)(3)  LEGAL PROCEEDINGS.    Not applicable.

6(b)   CAPITAL STOCK.    Not applicable.

ITEM 7.  SHAREHOLDER INFORMATION

(a) PRICING OF FUND SHARES. Most Series generally calculate their net asset values per share and accept purchase and redemption orders on days that the NYSE is open for trading. The net asset value per share of each Series is calculated after the close of the NYSE (normally, 1:00 p.m. PST) by dividing the total market value of the Series' investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Series. The value of the shares of each Series will fluctuate in relation to its own investment experience. Securities held by the Series which are listed on the securities exchange and for which market quotations are available are valued at the last quoted sale price of the day or, if there is no such reported sale, The U.S. Small Cap, The U.S. Micro Cap, The U.S. Large Company, The DFA International Value, the

U.S. Value, the Tax-Managed Equity, The Emerging Markets, The Emerging Markets Small Cap Series and the Dividend-Managed Series value such securities at the mean between the most recent quoted bid and asked prices. Price information on listed securities is taken from the exchange where the security is primarily traded. Securities issued by open-end investment companies, such as the Series, are valued using their respective net asset values for purchase orders placed at the close of the NYSE. Unlisted securities for which market quotations are readily available are valued at the mean between the most recent bid and asked prices. The value of other assets and securities for which no quotations are readily available (including restricted securities) are determined in good faith at fair value in accordance with procedures adopted by the Board of Trustees. Fair value pricing may also be used if events that have a significant effect on the value of an investment (as determined in the discretion of the Investment Committee of the Advisor) occur before the net asset value is calculated. When fair value pricing is used, the prices of securities used by the Master Funds may differ from quoted or published prices for the same securities. The net asset values per share of the Japanese, Pacific Rim, Continental, United Kingdom, The DFA International Value, The DFA Two-Year Global Fixed Income, The Emerging Markets and The Emerging Markets Small Cap Series and the Large Cap International Portfolio are expressed in U.S. dollars by translating the net assets of each Series or Portfolio using the mean price for the dollar as quoted by generally recognized reliable sources. NOTE: The time at which transactions and shares are priced may be changed in case of an emergency or if the NYSE closes at a time other than 1:00 p.m. PST.

The value of the shares of the Fixed Income Series will tend to fluctuate with interest rates because, unlike money market funds, such Series do not seek to stabilize the value of their shares by use of the "amortized cost" method of asset valuation. Net asset value includes interest on fixed income securities which is accrued daily. Securities which are traded OTC and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed-income securities this ordinarily will be the OTC market. Securities held by the Fixed Income Series may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the current market value of such securities. Other assets and securities for which quotations are not readily available will be valued in good faith at fair value using methods determined by the Board of Trustees.

Generally, trading in foreign securities markets is completed each day at various times prior to the close of the NYSE. The values of foreign securities held by those Series that invest in such securities are determined as of such times for the purpose of computing the net asset value of the Series. If events which materially affect the value of the investments of the Series occur subsequent to the close of the securities market on which such securities are primarily traded, the investments affected thereby will be valued at "fair value" as described above. Since The Japanese Small Company, Pacific Rim Small Company, United Kingdom Small Company, Continental Small Company, DFA International Value, Emerging Markets and Emerging Markets Small Cap Series own securities that are primarily listed on foreign exchanges which may trade on days when the Series do not price their shares, the net asset value of such Series and the Global Series may change on days when shareholders will not be able to purchase or redeem shares.

In addition to closing on the days that the NYSE is closed, the Japanese Small Company and United Kingdom Small Company Series will not compute their net asset values on any days that the Tokyo Stock Exchange and the London Stock Exchange, respectively, the exchanges on which their portfolio securities are principally traded, are closed. The foreign securities exchanges on which the Continental Small Company Series' portfolio securities are principally traded are closed on December 26, 2002, and the Series will not compute its net asset value on this day. See Item 18(a) and Item 18(c) of Part B for a list of holidays on which the Tokyo Stock Exchange and the London Stock Exchange are expected to be closed.

Certain of the securities holdings of The Emerging Markets Series and The Emerging Markets Small Cap Series in Approved Markets may be subject to tax, investment and currency repatriation regulations of the Approved Markets that could have a material effect on the valuation of the securities. For example, a Series might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities. In general, a longer holding period (E.G., 5 years) may result in the imposition of lower tax rates than a shorter holding period (E.G., 1 year). The Series may also be subject to certain contractual arrangements with investment authorities in an Approved Market which require a Series to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains. As a result, the valuation of particular securities at any one time may depend materially upon the assumptions that a Series makes at that time concerning the anticipated holding period for the securities. Absent special circumstances as determined by the Board of Trustees, it is presently intended that the valuation of such securities will be based upon the assumption that they will be held for at least the amount of time necessary to avoid higher tax rates or penalties and currency repatriation restrictions. However, the use of such valuation standards will not prevent the Series from selling such securities in a shorter period of time if the Advisor considers the earlier sale to be a more prudent course of action. Revision in valuation of those securities will be made at the time of the transaction to reflect the actual sales proceeds inuring to the Series.

Futures contracts are valued using the settlement price established each day on the exchange on which they are traded. The value of such futures contracts held by a Series is determined each day as of such close.


The Trust bears all of its own costs and expenses, including: services of its independent certified public accountants, legal counsel, brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes, insurance premiums, costs incidental to meetings of its shareholders and trustees, the cost of filing its registration statement under federal securities law, reports to shareholders, and transfer and dividend disbursing agency, administrative services and custodian fees. Expenses allocable to a particular Series are so allocated and expenses of the Trust which are not allocable to a particular Series are borne by each Series on the basis of its relative net assets.

7(b) PURCHASE OF FUND SHARES. The Trust's shares have not been registered under the Securities Act of 1933, which means that its shares may not be sold publicly. However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under that Act.

Shares of the Trust are sold only to other investment companies and certain institutional investors. Shares of the Series are sold at net asset value without a sales charge. Shares are purchased at the net asset value next determined after the Trust receives the order in proper form. All investments are credited to the shareholder's account in the form of full and fractional shares of the Series calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued.

IN KIND PURCHASES

If accepted by the Trust, shares of the Series may be purchased in exchange for securities which are eligible for purchase or otherwise represented in the Series' portfolios at the time of the exchange as described in this registration statement or in exchange for local currencies in which such securities of the Japanese, United Kingdom, Pacific Rim, Continental, The DFA International Value, The Emerging Markets, The Emerging Markets Small Cap, The DFA Two-Year Global Fixed Income and The Enhanced U.S. Large Company Series are denominated. Subject to approval by the Advisor, shares of The Global Value Series, The Global Large Company Series and The Global Small Company Series may be purchased in any freely convertible currency and the necessary foreign exchange transactions will be arranged on behalf of, and at the expense of, the investor. Investors settling in any currency other than U.S. dollars are advised that a delay in processing a purchase of shares of a Global Series may occur to allow for currency conversion. Securities and local currencies which are accepted by the Trust for exchange and Trust shares to be issued in the exchange will be valued, as set forth under "Pricing of Fund Shares" in Item 7(a), at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Series whose shares are being acquired and must be delivered to the Trust by the investor upon receipt from the issuer. Investors who desire to purchase shares of the Japanese, United Kingdom, Pacific Rim, Continental, Global Value, Global Large Company, Global Small Company, The DFA International Value or DFA Two-Year Global Fixed Income Series with local currencies should first contact the Advisor for wire instructions.

The Trust will not accept securities in exchange for shares of a Series unless:
(1) such securities are eligible to be included, or otherwise represented, in the Series' portfolios at the time of exchange and current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Series under the Securities Act of 1933 or under the laws of the country in which the principal market for such securities exists, or otherwise; and (3) at the discretion of the Series, the value of any such security (except U.S. Government Securities) being exchanged together with other securities of the same issuer owned by the Series will not exceed 5% of the net assets of the Series immediately after the transaction. (See Items 4(a) and (b) above.) Investors interested in such exchanges should contact the Advisor. Investors should also know that an in-kind purchase of shares of a Series may result in taxable income; an investor desiring to make an in-kind purchase should consult its tax advisor.


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7(c) REDEMPTION OF FUND SHARES. As stated above in response to Item 7(b),
"Purchase of Fund Shares," the Trust's shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act.

Investors who desire to redeem shares of a Series must first contact the Advisor at (310) 395-8005. Redemptions are processed on any day on which the Trust is open for business and are effected at the Series' net asset value next determined after the Series receives a redemption request in good form.

Redemption payments in cash will ordinarily be made within seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the Investment Company Act of 1940. The amount received upon redemption may be more or less than the amount paid for the shares depending upon the fluctuations in the market value of the assets owned by the Series.

When in the best interests of a Series, the Series (other than the Tax-Managed Series, the Dividend-Managed Series, The Global Value Series, The Global Large Company Series and The Global Small Company Series) may pay the redemption price in whole or in part by a distribution of portfolio securities from the Series of the shares being redeemed in lieu of cash in accordance with Rule 18f-1 under the Investment Company Act of 1940. Each Global Series is authorized to make redemption payments solely by a distribution of portfolio securities that the Global Series receives from a Master Series (or to pay the redemption price with a combination of securities and cash), when it is determined by the Advisor, in its capacity as administrator to the Global Series, to be in the best interests of the Global Series. Each Tax-Managed Series is authorized to make redemption payments solely by a distribution of portfolio securities (or to pay the redemption price with a combination of securities or cash) when it is determined by the Advisor to be in the best interests of the Series. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions. The Japanese Small Company, United Kingdom Small Company, Continental Small Company, Pacific Rim Small Company, Emerging Markets, Emerging Markets Small Cap, Two-Year Global Fixed Income and DFA International Value Series reserve the right to redeem their shares in the currencies in which their investments are denominated. The Global Series reserve the right to redeem their shares in the currencies in which their respective Master Funds' investments are denominated. Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.

Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares which were purchased by check will not be made until the Trust can verify that the payments for the purchase have been, or will be, collected, which may take up to fifteen days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

For additional information about redemption of Trust shares, see Item 18 in Part B.


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

7(d) DIVIDENDS AND DISTRIBUTIONS. Except for the Partnership Series (defined below) and The DFA One-Year Fixed Income Series, the Trust's policy is to distribute in December of each year all ordinary income undistributed during the calendar year together with any investment company taxable income (determined without regard to the deduction for dividends paid) and capital gain net income earned through November 30. Dividends from ordinary income of The Enhanced U.S. Large Company Series, U.S. Large Cap Value Series, and DFA International Value Series are distributed quarterly, and any investment company taxable income and capital gain net income are distributed annually in December. Ordinary income will be distributed monthly (except for January) by The DFA One-Year Fixed Income Series and quarterly by The DFA Two-Year Global Fixed Income Series. The DFA One-Year Fixed Income Series will distribute annually in December any capital gain net income. The DFA Two-Year Global Fixed Income Series will distribute annually in December any investment company taxable income and capital gain net income.

Shareholders of the Trust (other than shareholders of the Partnership Series) will automatically receive all income dividends and capital gains distributions in additional shares of the Series whose shares they hold at net asset value (as of the business date following the dividend record date), unless as to The U.S. Small Cap Series, U.S. Micro Cap Series, the Fixed Income Series, The U.S. Large Company Series, and the U.S. Value Series, upon written notice to the Advisor, the shareholder selects one of the following options: (i) Income Option -- to receive income dividends in cash and capital gains distributions in additional shares at net asset value; (ii) Capital Gains Option -- to receive capital gains distributions in cash and income dividends in additional shares at net asset value; or (iii) Cash Option --to receive both income dividends and capital gains distributions in cash. While shareholders of The Enhanced U.S. Large Company Series will automatically receive all capital gains distributions in additional shares of such Series, upon written notice to Advisor, they may receive all income dividends in cash. Shareholders of the Global Series may select the Cash Option described in clause (iii) in the preceding sentence.

7(e) TAX CONSEQUENCES. Different tax rules apply, depending on whether, for federal income tax purposes, the Series are partnerships (the "Partnership Series," including The Japanese Series, United Kingdom Series, Pacific Rim Series, Continental Series, The U.S. Large Company Series, The Emerging Markets Series, The Emerging Markets Small Cap Series, The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series, The LD U.S. Marketwide Series and The LD U.S. Marketwide Value Series) or corporations (the "Corporate Series," consisting of all the other Series). Tax rules applicable to each type of entity affect the amount, timing, and character of the income received by an investor (i.e., a feeder portfolio) from each Series.

SERIES CLASSIFIED AS CORPORATIONS

For U.S. federal income tax purposes, any income dividends which the shareholder receives from a Corporate Series, as well as any distributions derived from the excess of net short-term capital gain over net long-term capital loss, are treated as ordinary income whether the shareholder has elected to receive them in cash or in additional shares. Shareholders of a Corporate Series are notified annually by the Trust as to the U.S. federal tax status of dividends and distributions paid by the Corporate Series whose shares they own.


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

Dividends which are declared by a Corporate Series in October, November or December to shareholders of record in such a month but which, for operational reasons, may not be paid to the shareholder until the following January, will be treated for U.S. federal income tax purposes as if paid by a Corporate Series and received by the shareholder on December 31 of the calendar year in which they are declared.

The sale of shares of a Corporate Series by redemption is a taxable event and may result in a capital gain or loss. Any loss incurred on sale or exchange of shares of the Corporate Series, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares.

The Series may be required to report to the Internal Revenue Service ("IRS") any taxable dividend or other reportable payment (including share redemption proceeds) and withhold 28% of any such payments made to individuals and other non-exempt shareholders who have not provided a correct taxpayer identification number and made certain required certifications that appear in the Shareholder Application form. A shareholder may also be subject to backup withholding if the IRS or a broker notifies the Corporate Series that the number furnished by the shareholder is incorrect or that the shareholder is subject to backup withholding for previous under-reporting of interest or dividend income.

Shareholders should also consult their tax advisors with respect to the applicability of any state and local intangible property or income taxes to their shares of the Corporate Series and distributions and redemption proceeds received from the Corporate Series.

SERIES CLASSIFIED AS PARTNERSHIPS

The Partnership Series will not be subject to U.S. federal income tax. Instead, each investor in a Partnership Series reports separately on its own income tax return its distributive share of a Partnership Series' income, gains, losses, deductions and credits (including foreign tax credits for creditable foreign taxes imposed on a Partnership Series). The Partnership Series' taxable year-end will be November 30, but may be subject to change depending on the tax years of the investors in such Series. Although, as described above, the Partnership Series will not be subject to U.S. federal income tax, they will file appropriate U.S. federal income tax returns.

The sale of shares of a Partnership Series may result in a capital gain or loss. For tax purposes, an exchange of shares in a Partnership Series for shares of a different Partnership Series is the same as a sale. A distribution in partial or complete redemption of shares in a Partnership Series is taxable as a sale or exchange only to the extent the amount of money received exceeds an investor's tax basis in the entire interest in the Partnership Series. Any loss may be recognized only if an investor redeems their entire interest in the Partnership Series for money.

An allocable share of a tax-exempt Investor's income will be "unrelated business taxable income" ("UBTI") only to the extent that the Partnership Series borrows money to acquire property or invests in assets that produce UBTI. The Partnership Series will not be "regulated investment companies" for federal income tax purposes.


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

Investors may wish to contact their tax advisors to determine the applicability of state and local taxes to their distributive share of a Partnership Series' income, gains, losses, deductions, and credits.

ITEM 8.  DISTRIBUTION ARRANGEMENTS

(a) SALES LOADS. Not applicable.

(b) RULE 12b-1 FEES. Not applicable.

(c) MASTER-FEEDER FUNDS. Certain shareholders of the Series are open-end investment companies and unregistered investment companies that seek to achieve their investment objectives by investing all of their investable assets in one or more corresponding Series of the Trust (the "Feeder Portfolios"). Each Feeder Portfolio has the same investment objective, policies and limitations as the corresponding Series in which it invests. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The investment experience of each Feeder Portfolio will correspond directly with the investment experience of its corresponding Series, and the investment experience of each Global Series will correspond directly with the investment experience of its corresponding Master Series.

RESPONSES TO ITEM 9 HAVE BEEN OMITTED PURSUANT TO PARAGRAPH 2(b) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A

PART B:

ITEM 10. COVER PAGE AND TABLE OF CONTENTS    Not applicable.

ITEM 11. FUND HISTORY

(a) The Trust was organized as a Delaware business trust on October 27, 1992. Until August 1, 1997, The U.S. 6-10 Value Series was named The U.S. Small Cap Value Series. Until April 1, 2001, The U.S. Small XM Value Series was known as The U.S. 4-10 Value Series, The U.S. Small Cap Value Series was known as The U.S. 6-10 Value Series, The U.S. Small Cap Series was known as The U.S. 6-10 Small Company Series and The U.S. Micro Cap Series was known as The U.S. 9-10 Small Company Series. Until September 8, 2001, The LD U.S. Marketwide Series and The HD U.S. Marketwide Series were known as The LD U.S. Large Company Series and The HD U.S. Large Company Series, respectively. Until September 21, 2001, The Tax-Managed U.S. Equity Series was known as The Tax-Managed U.S. Marketwide Series.

(b) Not applicable.


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ITEM 12. DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS

(a) CLASSIFICATION. The Trust is an open-end, management investment company registered under the Investment Company Act of 1940. Each Series operates as a diversified investment company. Further, no Series will invest more than 25% of its total assets in securities of companies in a single industry, except for the DFA One-Year Fixed Income and Two-Year Global Fixed Income Series' investments in obligations of banks and bank holding companies, as otherwise noted in this registration statement.

(b) AND (c) INVESTMENT STRATEGIES AND RISKS AND FUND POLICIES. In addition to the policies stated in response to Item 4 of Part A, each of the Series has adopted certain limitations which may not be changed with respect to any Series without the approval of a majority of the outstanding voting securities of the Series. A "majority" is defined as the lesser of: (1) at least 67% of the voting securities of the Series (to be affected by the proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Series are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of such Series.

The Series will not:

(1) invest in commodities or real estate, including limited partnership interests therein, although they may purchase and sell securities of companies which deal in real estate and securities which are secured by interests in real estate, and all Series except The U.S. Micro Cap and Small Cap Series and The DFA One-Year Fixed Income Series may purchase or sell financial futures contracts and options thereon; and The Enhanced U.S. Large Company Series may purchase, sell and enter into indices-related futures contracts, options on such futures contracts, securities-related swap agreements and other derivative instruments;

(2) make loans of cash, except through the acquisition of repurchase agreements and obligations customarily purchased by institutional investors;

(3) as to 75% of the total assets of a Series, invest in the securities of any issuer (except obligations of the U.S. Government and its instrumentalities) if, as a result, more than 5% of the Series' total assets, at market, would be invested in the securities of such issuer; provided that this limitation applies to 100% of the total assets of The U.S. Micro Cap Series;

(4) purchase or retain securities of an issuer if those officers and trustees of the Trust or officers and directors of the Advisor owning more than1/2of 1% of such securities together own more than 5% of such securities; provided that The LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series, The HD U.S. Marketwide Value Series, The U.S. Small XM Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(5) borrow, except from banks and as a temporary measure for extraordinary or emergency purposes and then, in no event, in excess of 5% of a Series' gross assets valued at the lower of


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market or cost; provided that each Series, except The DFA One-Year Fixed Income
Series, U.S. Micro Cap Series and the Japanese Series, may borrow amounts not exceeding 33% of their net assets from banks and pledge not more than 33% of such assets to secure such loans;

(6) pledge, mortgage, or hypothecate any of its assets to an extent greater than 10% of its total assets at fair market value, except as described in (5) above; provided that The LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series, The HD U.S. Marketwide Value Series, The U.S. Small XM Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(7) invest more than 10% of the value of the Series' total assets in illiquid securities, which include certain restricted securities, repurchase agreements with maturities of greater than seven days, and other illiquid investments; provided that The LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series, The HD U.S. Marketwide Value Series, The U.S. Small XM Value Series, The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series, Enhanced U.S. Large Company Series, The DFA Two-Year Global Fixed Income Series, and The Emerging Markets Small Cap Series are not subject to this limitation, and The DFA International Value Series, The U.S. Small Cap Value Series, The U.S. Large Cap Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The U.S. Small Cap Series and The Emerging Markets Series may invest not more than 15% of their total assets in illiquid securities;

(8) engage in the business of underwriting securities issued by others;

(9) invest for the purpose of exercising control over management of any company; provided that The LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series, The HD U.S. Marketwide Value Series, The U.S. Micro Cap Series, The U.S. Small XM Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(10) invest its assets in securities of any investment company, except in connection with a merger, acquisition of assets, consolidation or reorganization; provided that (a) The Emerging Markets Series, Emerging Markets Small Cap Series, Japanese Series, United Kingdom Series, Pacific Rim Series and Continental Series are not subject to this limitation; (b) each of The LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series, The HD U.S. Marketwide Value Series, The U.S. Small XM Value Series, The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series, Enhanced U.S. Large Company Series, Emerging Markets Series, Emerging Markets Small Cap Series, Japanese Series, United Kingdom Series, Pacific Rim Series, Continental Series, The Global Value Series, The Global Large Company Series and The Global Small Company Series may invest assets in securities of investment companies and units of such companies such as, but not limited to, S&P Depository Receipts; and (c) the U.S. Micro Cap Series is not subject to this limitation;


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(11) invest more than 5% of its total assets in securities of companies which have (with predecessors) a record of less than three years' continuous operation; provided that The LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series, The HD U.S. Marketwide Value Series, The U.S. Micro Cap Series, The U.S. Small XM Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(12) acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Series' total assets would be invested in securities of companies within such industry; except The DFA One-Year Fixed Income and The Two-Year Global Fixed Income Series shall invest more than 25% of their total assets in obligations of banks and bank holding companies in the circumstances described in this registration statement in "Investments in the Banking Industry" under Item 4 of Part A;

(13) write or acquire options (except as described in (1) above) or interests in oil, gas or other mineral exploration, leases or development programs except that (a) the Enhanced U.S. Large Company Series may write or acquire options; and (b) The LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series, The HD U.S. Marketwide Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series and The U.S. Small XM Value Series are not subject to these limitations; and (c) The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series may write or acquire options;

(14) purchase warrants; however, each Series, except The DFA One-Year Fixed Income Series and Two-Year Global Fixed Income Series (the "Fixed Income Series"), may acquire warrants as a result of corporate actions involving its holdings of other equity securities; and The LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series, The HD U.S. Marketwide Value Series, The U.S. Small XM Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to this limitation;

(15) purchase securities on margin or sell short; provided that The LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series, The HD U.S. Marketwide Value Series, The U.S. Small XM Value Series, The Global Value Series, The Global Large Company Series, The Global Small Company Series, The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series are not subject to the limitation on selling securities short;

(16) acquire more than 10% of the voting securities of any issuer; provided that
(a) this limitation applies only to 75% of the assets of The U.S. Value Series, The Emerging Markets Series and The Emerging Markets Small Cap Series; and (b) The LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series, The HD U.S. Marketwide Value Series, The U.S. Micro Cap Series, The Tax-Managed U.S. Marketwide Value Series, The Tax-

Managed U.S. Equity Series, The Global Value Series, The Global Large Company Series and The Global Small Company Series are not subject to this limitation; or

(17) issue senior securities (as such term is defined in Section 18(f) of the Investment Company Act of 1940), except to the extent permitted under the Act.

The investment limitations described in (3), (4), (7), (9), (10), (11), (12) and
(16) above do not prohibit The Global Value Series, The Global Large Company Series and The Global Small Company Series from investing all or substantially all of their assets in the shares of other registered, open-end investment companies, such as the Master Series. The investment limitations of the Master Series are the same as those of the corresponding Global Series.

The investment limitations described in (1) and (15) above do not prohibit each Series that may purchase or sell financial futures contracts and options thereon from making margin deposits to the extent permitted under applicable regulations; and the investment limitations described in (1), (13) and (15) above do not prohibit The Enhanced U.S. Large Company Series from (i) making margin deposits in connection with transactions in options; and (ii) maintaining a short position, or purchasing, writing or selling puts, calls, straddles, spreads or combinations thereof in connection with transactions in options, futures, and options on futures and transactions arising under swap agreements or other derivative instruments.

For purposes of (5) above, The Emerging Markets Series and The Emerging Markets Small Cap Series may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade. The only type of borrowing contemplated thereby is the use of a letter of credit issued on such Series' behalf in lieu of depositing initial margin in connection with currency futures contracts, and the Series have no present intent to engage in any other types of borrowing transactions under this authority. Although (2) above prohibits cash loans, the Series are authorized to lend portfolio securities. (See "Securities Loans" in Item 4 of Part A.)

Although (2) above prohibits cash loans, the Global Series are authorized to lend portfolio securities. Inasmuch as the Global Series will only hold shares of the Master Series, the Global Series do not intend to lend those shares.

For the purposes of (7) above, The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series may invest in commercial paper that is exempt from the registration requirements of the Securities Act of 1933 (the "1933 Act") subject to the requirements regarding credit ratings stated in this registration statement under Item 4 of Part A. Further, pursuant to Rule 144A under the 1933 Act, the Series may purchase certain unregistered (i.e. restricted) securities upon a determination that a liquid institutional market exists for the securities. If it is decided that a liquid market does exist, the securities will not be subject to the 10% or 15% limitation on holdings of illiquid securities stated in (7) above. While maintaining oversight, the Board of Trustees has delegated the day-to-day function of making liquidity determinations to the Advisor. For Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities. After purchase, the Board of Trustees and the Advisor will continue to monitor the liquidity of Rule 144A securities.


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Although not a fundamental policy subject to shareholder approval: (1) The U.S.
Small Cap Series, Japanese Series, United Kingdom Series, Pacific Rim Series and Continental Series and The Global Small Company Series (indirectly, through its investment in the Master Series), will not purchase interests in any real estate investment trust; and (2) the Series do not intend to invest more than 15% of their net assets in illiquid securities.

The Japanese, United Kingdom, Pacific Rim, Continental, DFA International Value, The DFA Two-Year Global Fixed Income, Enhanced U.S. Large Company, The Emerging Markets and The Emerging Markets Small Cap Series, The Global Small Company Series, The Global Value Series, and The Global Large Company Series (indirectly, through its investment in the Master Series) may acquire and sell forward foreign currency exchange contracts in order to hedge against changes in the level of future currency rates. Such contracts involve an obligation to purchase or sell a specific currency at a future date at a price set in the contract. While the U.S. Value Series and The DFA International Value Series have retained authority to buy and sell financial futures contracts and options thereon, they have no present intention to do so.

Notwithstanding any of the above investment restrictions, The Emerging Markets Series and The Emerging Markets Small Cap Series may establish subsidiaries or other similar vehicles for the purpose of conducting their investment operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors such as the Series or whose use is otherwise considered by the Series to be advisable. Such Series would "look through" any such vehicle to determine compliance with their investment restrictions.

Subject to future regulatory guidance, for purposes of those investment limitations identified above that are based on total assets, "total assets" refers to the assets that the Series owns, and does not include assets which the Series does not own but over which it has effective control. For example, when applying a percentage investment limitation that is based on total assets, the Series will exclude from its total assets those assets which represent collateral received by the Series for its securities lending transactions.

Unless otherwise indicated, all limitations applicable to the Series' investments apply only at the time that a transaction is undertaken. With respect to illiquid securities, if a fluctuation in value causes a Series to go above its limitation on investment in illiquid securities, the Board will consider what action, if any, should be taken to reduce the percentage to the applicable limitation. Any subsequent change in a rating assigned by any rating service to a security or change in the percentage of a Series' assets invested in certain securities or other instruments resulting from market fluctuations or other changes in a Series' total assets will not require a Series to dispose of an investment until the Advisor determines that it is practicable to sell or closeout the investment without undue market or tax consequences. In the event that ratings services assign different ratings to the same security, the Advisor will determine which rating it believes best reflects the security's quality and risk at that time, which may be the higher of the several assigned ratings.

Because the structure of each Series, except the Fixed Income Series, is based on the relative market capitalizations of eligible holdings, it is possible that the Series might include at least 5% of the outstanding voting securities of one or more issuers. In such circumstances, the Trust and the issuer would be deemed "affiliated persons" under the Investment Company Act of 1940 and certain requirements of the Act regulating dealings between affiliates might become applicable.

OPTIONS ON STOCK INDICES

The Enhanced U.S. Large Company Series may purchase and sell options on stock indices. With respect to the sale of call options on stock indices, pursuant to published positions of the Securities and Exchange Commission ("SEC"), The Enhanced U.S. Large Company Series will either (1) maintain with its custodian liquid assets equal to the contract value (less any margin deposits); (2) hold a portfolio of stocks substantially replicating the movement of the index underlying the call option; or (3) hold a separate call on the same index as the call written where the exercise price of the call held is (a) equal to or less than the exercise price of the call written, or (b) greater than the exercise price of the call written, provided the difference is maintained by the Series in liquid assets in a segregated account with its custodian. With respect to the sale of put options on stock indices, pursuant to published SEC positions, The Enhanced U.S. Large Company Series will either (1) maintain liquid assets equal to the exercise price (less any margin deposits) in a segregated account with its custodian; or (2) hold a put on the same index as the put written where the exercise price of the put held is (a) equal to or greater than the exercise price of the put written, or (b) less than the exercise price of the put written, provided an amount equal to the difference is maintained by the Series in liquid assets in a segregated account with its custodian.

Prior to the earlier of exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when The Enhanced U.S. Large Company Series desires.

The Enhanced U.S. Large Company Series will realize a gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Series will realize a loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying index in relation to the exercise price of the option, the volatility of the underlying index, and the time remaining until the expiration date.

If an option written by The Enhanced U.S. Large Company Series expires, the Series realizes a gain equal to the premium received at the time the option was written. If an option purchased by the Series expires unexercised, the Series realizes a loss equal to the premium paid.

The premium paid for a put or call option purchased by The Enhanced U.S. Large Company Series is an asset of the Series. The premium received for an option written by the Series is recorded as a deferred credit. The value of an option purchased or written is marked to market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices.

RISKS ASSOCIATED WITH OPTIONS ON INDICES

There are several risks associated with transactions in options on indices. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. The value of an option position will reflect, among other things, the current market price of the underlying index, the time remaining until expiration, the relationship of the exercise price, the term structure of interest rates, estimated price volatility of the underlying index and general market conditions. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

Options normally have expiration dates of up to 90 days. The exercise price of the options may be below, equal to or above the current market value of the underlying index. Purchased options that expire unexercised have no value. Unless an option purchased by The Enhanced U.S. Large Company Series is exercised or unless a closing transaction is effected with respect to that position, The Enhanced U.S. Large Company Series will realize a loss in the amount of the premium paid and any transaction costs.

A position in an exchange-listed option may be closed out only on an exchange that provides a secondary market for identical options. Although The Enhanced U.S. Large Company Series intends to purchase or write only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market will exist for any particular option at any specific time. Closing transactions may be effected with respect to options traded OTC only by negotiating directly with the other party to the option contract, or in a secondary market for the option if such a market exists. There can be no assurance that The Enhanced U.S. Large Company Series will be able to liquidate an OTC option at a favorable price at any time prior to expiration. In the event of insolvency of the counter-party, the Series may be unable to liquidate an OTC option. Accordingly, it may not be possible to effect closing transactions with respect to certain options, with the result that The Enhanced U.S. Large Company Series would have to exercise those options which they have purchased in order to realize any profit. With respect to options written by The Enhanced U.S. Large Company Series, the inability to enter into a closing transaction may result in material losses to the Series.

Index prices may be distorted if trading of a substantial number of securities included in the index is interrupted causing the trading of options on that index to be halted. If a trading halt occurred, The Enhanced U.S. Large Company Series would not be able to close out options which it had purchased and may incur losses if the underlying index moved adversely before trading resumed. If a trading halt occurred and restrictions prohibiting the exercise of options were imposed through the close of trading on the last day before expiration, exercises on that day would be settled on the basis of a closing index value that may not reflect current price information for securities representing a substantial portion of the value of the index.

The Enhanced U.S. Large Company Series' activities in the options markets may result in higher fund turnover rates and additional brokerage costs; however, the Series may also save on commissions by using options as a hedge rather than buying or selling individual securities in anticipation or as a result of market movements.

INVESTMENT LIMITATIONS ON OPTIONS TRANSACTIONS

The ability of The Enhanced U.S. Large Company Series to engage in options transactions is subject to certain limitations. The Enhanced U.S. Large Company Series will only invest in OTC options to the extent consistent with the 15% limit on investments in illiquid securities.

FUTURES CONTRACTS

Please note that while the following discussion relates to the policies of certain Series with respect to futures contracts, it should be understood that, with respect to the Global Series, the discussion applies to the Master Series in which the Global Series invest.

All Series except The U.S. Micro Cap and U.S. Small Cap Series and The DFA One-Year Fixed Income Series may enter into index futures contracts and options on index futures contracts for the purpose of remaining fully invested and to maintain liquidity to pay redemptions. In addition, The Enhanced U.S. Large Company Series may use futures contracts and options thereon to hedge against securities prices or as part of its overall investment strategy.

Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price. Futures contracts which are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges. The Series will be required to make a margin deposit in cash or government securities with a broker or custodian to initiate and maintain positions in futures contracts. Minimal initial margin requirements are established by the futures exchange, and brokers may establish margin requirements which are higher than the exchange requirements. After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional "variation" margin will be required. Conversely, reduction in the contract value may reduce the required margin resulting in a repayment of excess margin to the Series. Variation margin payments are made to and from the futures broker for as long as the contract remains open. The Series expect to earn income on their margin deposits. To the extent that a Series invests in futures contracts and options thereon for other than bona fide hedging purposes, no Series will enter into such transactions if, as a result, more than 5% of its net assets would then consist of initial margin deposits and premiums required to establish such positions, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. Pursuant to published positions of the SEC, the Series may be required to maintain segregated accounts consisting of liquid assets (or, as permitted under applicable regulation, enter into offsetting positions) in connection with its futures contract transactions in order to cover its obligations with respect to such contracts. Positions in futures contracts may be closed out only on an exchange which provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Therefore, it might not be possible to close a futures position and, in the event of adverse price movements, the Series would continue to be required to continue to make variation margin deposits. In such circumstances, if the Series has insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it might be disadvantageous to do so. Management intends to minimize the possibility that it will be unable to close out a futures contract by only entering into futures which are traded on national futures exchanges and for which there appears to be a liquid secondary market.

REPURCHASE AGREEMENTS

In addition, all of the Series (directly or indirectly through the Master Series) may invest in repurchase agreements. In the event of the bankruptcy of the other party to a repurchase agreement, the Trust could experience delay in recovering the securities underlying such agreements. Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

12(d) TEMPORARY DEFENSIVE POSITION. The information required by this item is provided in response to Item 4(b) of Part A.

12(e) PORTFOLIO TURNOVER. Generally, securities will be purchased by the Equity Series with the expectation that they will be held for longer than one year. Generally, securities will be held until such time as, in the Advisor's judgment, they are no longer considered an appropriate holding in light of the policy of maintaining portfolios of companies with small market capitalization.

Ordinarily, portfolio securities in The U.S. Large Company Series will not be sold except to reflect additions or deletions of the stocks that comprise the S&P 500(R) Index, including mergers, reorganizations and similar transactions and, to the extent necessary, to provide cash to pay redemptions of the Series' shares.

The One-Year Fixed Income Series and Two-Year Global Fixed Income Series are expected to have high portfolio turnover rates due to the relatively short maturities of the securities to be acquired. The portfolio turnover rates for Two-Year Global Fixed Income Series have varied from year to year due to market and other conditions. In addition, variations in turnover rates occur because securities are sold when, in the Advisor's judgment, the return will be increased as a result of portfolio transactions after taking into account the cost of trading. There was no significant variation in any other Series' portfolio turnover rate from that reported last fiscal year.

ITEM 13. MANAGEMENT OF THE FUND

(a), (b) AND (c) The Board of Trustees of the Trust is responsible for establishing Trust policies and for overseeing the management of the Trust. The Board has an Audit Committee comprised of George M. Constantinides, Roger G. Ibbotson and Abbie J. Smith. Each member of the Audit Committee is a disinterested Trustee. The Audit Committee for the Board oversees the Trust's accounting and financial reporting policies and practices, the Trust's internal controls and other oversight functions as requested by the Board. The Audit Committee for the Board also acts as a liaison between the Trust's independent certified public accountants and the full Board. There were two Audit Committee meetings for the Trust held during the fiscal year ended November 30, 2001.

Certain biographical information for each disinterested Trustee and each interested Trustee of the Trust is set forth in the tables below, including a description of each Trustee's experience as a Trustee of the Trust and as a director or trustee of other funds, as well as other recent professional experience.

DISINTERESTED TRUSTEES

                                  TERM OF
                                  OFFICE(1)                                      PORTFOLIOS
                                     AND                                       WITHIN THE DFA   OTHER DIRECTORSHIPS
                                  LENGTH OF    PRINCIPAL OCCUPATION DURING     FUND COMPLEX(2)  OF PUBLIC COMPANIES
NAME, AGE AND ADDRESS  POSITION    SERVICE             PAST 5 YEARS               OVERSEEN              HELD
---------------------- ---------- ----------- ------------------------------- ---------------- -----------------------
George M.              Trustee    Since       Leo Melamed Professor of        87 portfolios in
Constantinides                    inception   Finance, Graduate School of     4 investment
1101 E. 58th Street                           Business, University of         companies
Chicago, IL 60637                             Chicago.
Date of Birth:
9/22/47

John P. Gould          Trustee    Since       Steven G. Rothmeier              87 portfolios   Trustee, Harbor
1101 E. 58th Street               inception   Distinguished Service            in 4            Fund (registered
Chicago, IL 60637                             Professor of Economics,          investment      investment company)
Date of Birth:                                Graduate School of               companies       (13 Portfolios).
1/19/39                                       Business, University of
                                              Chicago.  Principal and
                                              Executive Vice
                                              President, Lexecon Inc.
                                              (economics, law,
                                              strategy and finance
                                              consulting).  Formerly,
                                              President, Cardean
                                              University (division of
                                              UNext.com).  Member of
                                              the Boards of Milwaukee
                                              Mutual Insurance Company
                                              and UNext.com.
                                              Formerly, Trustee, First
                                              Prairie Funds
                                              (registered investment
                                              company).


                                       57

                                  TERM OF
                                  OFFICE(1)                                      PORTFOLIOS
                                     AND                                       WITHIN THE DFA   OTHER DIRECTORSHIPS
                                  LENGTH OF    PRINCIPAL OCCUPATION DURING     FUND COMPLEX(2)  OF PUBLIC COMPANIES
NAME, AGE AND ADDRESS  POSITION    SERVICE             PAST 5 YEARS               OVERSEEN              HELD
---------------------- ---------- ----------- ------------------------------- ---------------- -----------------------
Roger G. Ibbotson      Trustee    Since       Professor in Practice of         87 portfolios
Yale School of                    inception   Finance, Yale School of          in 4
Management                                    Management.  Trustee,            investment
P.O. Box 208200                               BIRR Portfolio Analysis,         companies
New Haven, CT                                 Inc. (software
06520-8200                                    products).  Chairman,
Date of Birth:                                Ibbotson Associates,
5/27/43                                       Inc., Chicago, IL
                                              (software, data,
                                              publishing and
                                              consulting).  Partner,
                                              Zebra Capital
                                              Management, LLC (hedge
                                              fund manager).
                                              Formerly, Director,
                                              Hospital Fund, Inc.
                                              (investment management
                                              services).

Myron S. Scholes       Trustee    Since       Frank E. Buck Professor          87 portfolios   Director, American
Menlo Park, CA                    inception   Emeritus of Finance,             in 4            Century Fund
Date of Birth:                                Stanford University.             investment      Complex (registered
7/01/41                                       Partner, Oak Hill                companies       investment
                                              Capital Management.                              companies) (38
                                              Chairman, Oak Hill                               Portfolios).
                                              Platinum Partners.
                                              Director, Financial
                                              Engines.  Director,
                                              Chicago Mercantile
                                              Exchange. Consultant,
                                              Arbor Investors.
                                              Formerly, Director,
                                              Smith Breeden Family of
                                              Funds and Partner,
                                              Long-Term Capital
                                              Management L.P. (money
                                              manager).

Abbie J. Smith         Trustee    Since 2000  Marvin Bower Fellow,             87 portfolios   Director, HON
425 Morgan Hall                               Harvard Business School          in 4            Industries Inc.
Soldiers Field,                               (9/01 to 8/02).  Boris           investment      (office furniture)
Boston, MA 02163                              and Irene Stern                  companies
Date of Birth:                                Professor of Accounting,
4/30/53                                       Graduate School of
                                              Business, University of
                                              Chicago.

INTERESTED TRUSTEES

The following Interested Trustees are described as such because they are deemed to be "interested persons," as that term is defined under the Investment Company Act of 1940, due to their positions with the Advisor.

                                     TERM OF                                      PORTFOLIOS
                                    OFFICE(1)                                     WITHIN THE
                                       AND                                         DFA FUND      OTHER DIRECTORSHIPS
   NAME, AGE AND                    LENGTH OF      PRINCIPAL OCCUPATION           COMPLEX(2)     OF PUBLIC COMPANIES
      ADDRESS           POSITION     SERVICE       DURING PAST 5 YEARS             OVERSEEN              HELD
--------------------- ------------ ----------- -------------------------------- -------------- -----------------------
David G. Booth        Trustee,     Since       President, Chairman-Chief        87             Director, Assante
1299 Ocean Avenue     President    inception   Executive Officer and            portfolios     Corporation
Santa Monica, CA      and                      Director of the following        in 4           (investment
90401                 Chairman -               companies: Dimensional           investment     management).
Date of Birth:        Chief                    Fund Advisors Inc., DFA          companies
12/02/46              Executive                Securities Inc., DFA
                      Officer                  Australia Limited, DFA
                                               Investment Dimensions
                                               Group Inc., Dimensional
                                               Investment Group Inc. and
                                               Dimensional Emerging
                                               Markets Value Fund Inc.
                                               President, Dimensional
                                               Fund Advisors Ltd.
                                               Director, Dimensional
                                               Funds PLC.  Limited
                                               Partner, Oak Hill
                                               Partners.  Formerly,
                                               Director, SA Funds
                                               (registered investment
                                               company).

Rex A. Sinquefield*   Trustee,     Since       Chairman-Chief Investment        87
1299 Ocean Avenue     Chairman-    inception   Officer and Director,            portfolios
Santa Monica, CA      Chief                    Dimensional Fund Advisors        in 4
90401                 Investment               Inc., DFA Securities             investment
Date of Birth:        Officer                  Inc., DFA Investment             companies
9/07/44                                        Dimensions Group Inc.,
                                               Dimensional Investment
                                               Group Inc. and
                                               Dimensional Emerging
                                               Markets Value Fund Inc.
                                               Chairman and Director,
                                               Dimensional Fund Advisors
                                               Ltd.  Director and Chief
                                               Investment Officer, DFA
                                               Australia Ltd. and
                                               Director, Dimensional
                                               Funds PLC.  Trustee, St.
                                               Louis University. Life
                                               Trustee and Member of
                                               Investment Committee,
                                               DePaul University.
                                               Director, The German St.
                                               Vincent Orphan Home.
                                               Member of Investment
                                               Committee, Archdiocese of
                                               St. Louis.

(1) Each Trustee holds office for an indefinite term until his or her successor is elected and qualified.

(2) Each Trustee is a director or trustee of each of the four registered investment companies within the DFA Fund Complex, which include: the Trust; DFA Investment Dimensions Group Inc.; Dimensional Investment Group Inc.; and The DFA Emerging Markets Value Fund Inc.

* Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

Information relating to each Trustee's ownership in the Series of the Trust and in all registered investment companies in the DFA Fund Complex as of December 31, 2001 is set forth in the chart below.

                                                                           AGGREGATE DOLLAR RANGE OF SHARES
                                                                            OWNED IN ALL FUNDS OVERSEEN BY
                                        DOLLAR RANGE OF SERIES SHARES      DIRECTOR IN FAMILY OF INVESTMENT
                NAME                                OWNED                             COMPANIES
------------------------------------- ----------------------------------- -----------------------------------
DISINTERESTED DIRECTORS:
George M. Constantinides                             None                                None
John P. Gould                                        None                                None
Roger G. Ibbotson                                    None                                None
Myron S. Scholes                                     None                         $10,001 - $50,000
Abbie J. Smith                                       None                                None

                                                                           AGGREGATE DOLLAR RANGE OF SHARES
                                                                            OWNED IN ALL FUNDS OVERSEEN BY
                                        DOLLAR RANGE OF SERIES SHARES      DIRECTOR IN FAMILY OF INVESTMENT
                NAME                                OWNED                             COMPANIES
------------------------------------- ----------------------------------- -----------------------------------
INTERESTED DIRECTORS:
David G. Booth                                       None                           Over $100,000
Rex A. Sinquefield                                   None                           Over $100,000

COMPENSATION. Set forth below is a table listing, for each Trustee entitled to receive compensation, the compensation received from the Trust during the fiscal year ended November 30, 2001 and the total compensation received from all four registered investment companies for which the Advisor serves as investment advisor during that same fiscal year.

                                                              TOTAL COMPENSATION
                                           AGGREGATE              FROM TRUST
                                         COMPENSATION            AND DFA FUND
TRUSTEE                                 FROM THE TRUST             COMPLEX+
-------                                 --------------             --------
George M. Constantinides                    $25,597                $52,500
John P. Gould                               $24,868                $51,000
Roger G. Ibbotson                           $25,597                $52,500
Myron S. Scholes                            $24,868                $51,000
Abbie J. Smith                              $25,597                $52,500

+The term DFA Fund Complex refers to all registered investment companies for which the Advisor performs advisory or administrative services and for which the individuals listed above serve as directors on the boards of such companies.

OFFICERS

Below is the name, age, information regarding positions with the Trust and the principal occupation for each officer of the Trust. Each of the officers listed below holds the same office (except as otherwise noted) in the following entities: Dimensional Fund Advisors Inc., DFA Securities Inc., DFA Australia Limited, Dimensional Fund Advisors Ltd., DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc., The DFA Investment Trust Company, and Dimensional Emerging Markets Value Fund Inc. (collectively, the "DFA Entities").

                                                       TERM OF
                                                      OFFICE(1)
                                                         AND
                                                       LENGTH
                                                         OF
    NAME, AGE AND ADDRESS            POSITION          SERVICE         PRINCIPAL OCCUPATION DURING PAST 5 YEARS
------------------------------ ---------------------- --------- ------------------------------------------------------
Arthur H.F. Barlow             Vice President         Since     Vice President of all the DFA Entities.
Santa Monica, CA                                        1993
Date of Birth:  11/07/55

Valerie A. Brown               Vice President and     Since     Vice President and Assistant Secretary of all the
Santa Monica, CA               Assistant Secretary      2001    DFA Entities.  Prior to April 2001, legal counsel
Date of Birth:  1/24/67                                         for DFA (since March 2000).  Associate, Jones, Day,
                                                                Reavis & Pogue from October 1991 to February 2000.

Truman A. Clark                Vice President         Since     Vice President of all the DFA Entities, except
Santa Monica, CA                                        1996    Dimensional Fund Advisors Ltd.
Date of Birth 4/08/41

James L. Davis                 Vice President         Since     Vice President of all the DFA Entities, except
Santa Monica, CA                                        1999    Dimensional Fund Advisors Ltd.  Formerly at Kansas
Date of Birth 11/29/56                                          State University, Arthur Anderson & Co., Phillips
                                                                Petroleum Co.
Robert T. Deere                Vice President         Since     Vice President of all the DFA Entities.
Santa Monica, CA                                        1994
Date of Birth:  10/08/57

Robert W. Dintzner             Vice President         Since     Vice President of all the DFA Entities, except
Santa Monica, CA                                        2001    Dimensional Fund Advisors Ltd.  Prior to April 2001,
Date of Birth:  3/18/70                                         marketing supervisor and marketing coordinator for
                                                                DFA.

Richard A. Eustice             Vice President and     Since     Vice President and Assistant Secretary of all the
Santa Monica, CA               Assistant Secretary      1998    DFA Entities, except Dimensional Fund Advisors Ltd.
Date of Birth:  8/05/65

Eugene F. Fama, Jr.            Vice President         Since     Vice President of all the DFA Entities, except
Santa Monica, CA                                        1993    Dimensional Fund Advisors Ltd.
Date of Birth:  1/21/61

Robert M. Fezekas              Vice President         Since     Vice President of all the DFA Entities, except
Santa Monica, CA                                        2001    Dimensional Fund Advisors Ltd. and DFA Australia
Date of Birth:  10/28/70                                        Limited.  Prior to December 2001, Portfolio Manager.

Glenn S. Freed                 Vice President         Since     Vice President of all the DFA Entities, except
Santa Monica, CA                                        2001    Dimensional Fund Advisors Ltd. and DFA Australia
Date of Birth:  11/24/61                                        Limited.  Formerly, Professor and Associate Dean of
                                                                the Leventhal School of Accounting (September 1998 to
                                                                August 2001) and Academic Director Master of Business
                                                                Taxation Program (June 1996 to August 2001) at the
                                                                University of Southern California Marshall School of
                                                                Business.

Henry F. Gray                  Vice President         Since     Vice President of all the DFA Entities, except
Santa Monica, CA                                        2000    Dimensional Fund Advisors Ltd.  Prior to July 2000,
Date of Birth:  9/22/67                                         portfolio manager.

Kamyab Hashemi-Nejad           Vice President,        Since     Vice President, Controller and Assistant Treasurer,
Santa Monica, CA               Controller and           1997    of all the DFA Entities.
Date of Birth:  1/22/61        Assistant Treasurer


                                                           61

                                                       TERM OF
                                                      OFFICE(1)
                                                         AND
                                                       LENGTH
                                                         OF
    NAME, AGE AND ADDRESS            POSITION          SERVICE         PRINCIPAL OCCUPATION DURING PAST 5 YEARS
------------------------------ ---------------------- --------- ------------------------------------------------------
Stephen P. Manus               Vice President         Since     Vice President of all the DFA Entities, except
Santa Monica, CA                                        1997    Dimensional Fund Advisors Ltd.
Date of Birth:  12/26/50

Karen E. McGinley              Vice President         Since     Vice President of all the DFA Entities.
Santa Monica, CA                                        1997
Date of Birth:  3/10/66

Catherine L. Newell            Vice President and     Since     Vice President and Secretary of all the DFA
Santa Monica, CA               Secretary                2000    Entities, except DFA Australia Limited, for which
Date of Birth:  5/07/64                                         she is Vice President and Assistant Secretary.
                                                                Director, Dimensional Funds PLC.  Vice President and
                                                                Assistant Secretary of all DFA Entities (1997-2000).

David A. Plecha                Vice President         Since     Vice President of all the DFA Entities.
Santa Monica, CA                                        1993
Date of Birth:  10/26/61

Andrew E. Rasmusen             Vice President         Since     Vice President of all the DFA Entities except
Santa Monica, CA                                        2001    Dimensional Fund Advisors Ltd.  Prior to April 2001,
Date of Birth:  1/26/62                                         investment management, client service manager for
                                                                DFA (since October 2000).  Investment manager
                                                                researcher and consultant for InvestorForce, Inc.
                                                                from October 1999 to October 2000 and for William M.
                                                                Mercer Investment Consulting, Inc. from April 1996
                                                                to October 1999.
George L. Sands                Vice President         Since     Vice President of all the DFA Entities.
Santa Monica, CA                                        1993
Date of Birth:  2/08/56

Michael T. Scardina            Vice President,        Since     Vice President, Chief Financial Officer and
Santa Monica, CA               Chief Financial          1993    Treasurer of all the DFA Entities.  Director,
Date of Birth:  10/12/55       Officer and Treasurer            Dimensional Funds, PLC.

David E. Schneider             Vice President         Since     Vice President of all the DFA Entities, except
Santa Monica, CA                                        2001    Dimensional Fund Advisors Ltd. and DFA Australia
Date of Birth:  1/26/46                                         Limited.  Prior to 2001 and currently, Regional
                                                                Director of Dimensional Fund Advisors Inc.
John C. Siciliano              Vice President         Since     Vice President of all the DFA Entities.  Director,
Santa Monica, CA                                        2001    Dimensional Funds, PLC.  Managing Principal, Payden
Date of Birth:  8/24/54                                         & Rygel Investment Counsel from April 1998 through
                                                                December 2000 and Co-Head, North American Corporate
                                                                Finance for Dresdner Kleinwort Benson N.A. from
                                                                October 1995 to April 1998.
Jeanne C. Sinquefield, Ph.D.*  Executive Vice         Since     Executive Vice President of all the DFA Entities.
Santa Monica, CA               President                1988
Date of Birth:  12/02/46


                                                           62

                                                       TERM OF
                                                      OFFICE(1)
                                                         AND
                                                       LENGTH
                                                         OF
    NAME, AGE AND ADDRESS            POSITION          SERVICE         PRINCIPAL OCCUPATION DURING PAST 5 YEARS
------------------------------ ---------------------- --------- ------------------------------------------------------
Carl G. Snyder                 Vice President         Since     Vice President of all the DFA Entities, except
Santa Monica, CA                                        2000    Dimensional Fund Advisors Ltd.  Prior to July 2000,
Date of Birth:  6/08/63                                         portfolio manager.

Weston J. Wellington           Vice President         Since     Vice President of all the DFA Entities, except
Santa Monica, CA                                        1997    Dimensional Fund Advisors Ltd.
Date of Birth:  3/01/51

Daniel M. Wheeler              Vice President         Since     Vice President of all the DFA Entities, except
Santa Monica, CA                                        2001    Dimensional Fund Advisors Ltd. and DFA Australia
Date of Birth:  3/03/45                                         Limited.  Prior to 2001 and currently, Director of
                                                                Financial Advisors Services of Dimensional Fund
                                                                Advisors Inc.

(1) Each officer holds office for an indefinite term at the pleasure of the Board of Trustees and until his or her successor is elected and qualified.

* Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

Tustees and officers as a group own less than 1% of the Trust's outstanding stock.

13(d)   SALES LOADS.   Not applicable.

13(e) CODES OF ETHICS. The Trust has adopted a revised Code of Ethics, under rule 17j-1 of the Investment Company Act of 1940, for certain access persons of the Series. In addition, the Advisor has adopted a revised Code of Ethics. The Codes of Ethics are designed to ensure that access persons act in the best interests of the Series and their shareholders with respect to any personal trading of securities. Under the Codes of Ethics, access persons are generally prohibited from knowingly buying or selling securities (except for shares of mutual funds, U.S. government securities and money market instruments) which are being purchased, sold or considered for purchase or sale by a Series unless their proposed purchases are approved in advance. The Codes of Ethics also contain certain reporting requirements and securities trading clearance procedures.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

(a) CONTROL PERSONS. As of February 28, 2002 the following persons may be deemed to control the following Series either by owning more than 25% of the voting securities of such Series directly or, through the operation of pass-through voting rights, by owning more than 25% of the voting securities of a feeder portfolio investing its assets in the Series:

U.S. SMALL XM VALUE SERIES

         West Virginia Investment Management Board
         One Cantley Drive
         Charleston, WV  25314                                          50.03%


                                       63

THE DFA INTERNATIONAL VALUE SERIES

         BellSouth Corporation
         1155 Peachtree Street N.E.
         Atlanta, GA  30309                                             25.67%

UNITED KINGDOM SMALL COMPANY SERIES

         BellSouth Corporation
         1155 Peachtree Street N.E.
         Atlanta, GA  30309                                             25.29%

PACIFIC RIM SMALL COMPANY SERIES

         BellSouth Corporation
         1155 Peachtree Street N.E.
         Atlanta, GA  30309                                             44.48%

EMERGING MARKETS SMALL CAP SERIES

         South Dakota Retirement System
         4009 W. 49th Street, Suite 300
         Sioux Falls, SD  57105                                         52.06%

14(b) PRINCIPAL HOLDERS. As of February 28, 2002, the following shareholders owned beneficially at least 5% of the outstanding shares of the Series, as set forth below. Unless otherwise indicated, the address of each shareholder is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

THE U.S. LARGE COMPANY SERIES

         Blackrock Funds -
         Index Equity Portfolio
         c/o PFPC
         400 Bellevue Parkway
         Wilmington, DE  19809                                          62.34%

         DFA Investment Dimensions Group Inc. -
         U.S. Large Company Portfolio                                   28.53%

         Dimensional Investment Group Inc. -
         U.S. Large Company Institutional Index Portfolio                8.92%

ENHANCED U.S. LARGE COMPANY SERIES

         DFA Investment Dimensions Group Inc. -
         Enhanced U.S. Large Company Portfolio                            100%


                                       64

TAX-MANAGED U.S. EQUITY SERIES

         DFA Investment Dimensions Group Inc. -
         Managed U.S. Equity Portfolio                                    100%

THE U.S. LARGE CAP VALUE SERIES

         DFA Investment Dimensions Group Inc. -
         U.S. Large Cap Value Portfolio                                 68.90%

         Dimensional Investment Group Inc. -
         U.S. Large Cap Value Portfolio III                             20.16%

         Dimensional Investment Group Inc. -
         AAM/DFA U.S. High Book to Market Portfolio                      5.20%

TAX-MANAGED U.S. MARKETWIDE VALUE SERIES

         DFA Investment Dimensions Group Inc. -
         Tax-Managed U.S. Marketwide Value Portfolio                    80.52%

         Dimensional Investment Group Inc. -
         Tax-Managed U.S. Marketwide Value Portfolio II                 19.48%

GLOBAL VALUE SERIES

         Global Value Trust                                               100%

U.S. SMALL XM VALUE SERIES

         West Virginia Investment Management Board
         One Cantley Drive
         Charleston, WV  25314                                          50.03%

         Missouri Local Government Employees' Retirement System
         P.O. Box 1665
         Jefferson City, MO  65102                                      24.29%

         Mac & Co.*
         P.O. Box 3198
         Pittsburgh, PA  15230-3198                                     17.02%

         DFA Investment Dimensions Group Inc. -
         U.S. Small XM Value Portfolio                                   8.67%


                                       65

U.S. SMALL CAP VALUE SERIES

         DFA Investment Dimensions Group Inc. -
         U.S. Small Cap Value Portfolio                                 95.50%

U.S. SMALL CAP SERIES

         DFA Investment Dimensions Group Inc. -
         U.S. Small Cap Portfolio                                       80.00%

         Dimensional Investment Group Inc. -
         DFA Small Cap Institutional Portfolio                          16.21%

U.S. MICRO CAP SERIES

         DFA Investment Dimensions Group Inc. -
         U.S. Micro Cap Portfolio                                         100%

THE DFA INTERNATIONAL VALUE SERIES

         Dimensional Investment Group Inc. -
         DFA International Value Portfolio                              35.39%

         BellSouth Corporation
         1155 Peachtree Street N.E.
         Atlanta, GA  30309                                             25.67%

         Dimensional Investment Group Inc. -
         DFA International Value Portfolio III                          17.14%

         DFA Investment Dimensions Group Inc. -
         AAM/DFA International High Book to Market Portfolio            10.61%

         Dimensional Investment Group Inc. -
         DFA International Value Portfolio IV                            7.56%

JAPANESE SMALL COMPANY SERIES

         DFA Investment Dimensions Group Inc. -
         International Small Company Portfolio                          66.84%

         DFA Investment Dimensions Group Inc. -
         Japanese Small Company Portfolio                               31.96%


                                       66

PACIFIC RIM SMALL COMPANY SERIES

         DFA Investment Dimensions Group Inc. -
         Pacific Rim Small Company Portfolio                            55.61%

         DFA Investment Dimensions Group Inc. -
         International Small Company Portfolio                          43.65%

UNITED KINGDOM SMALL COMPANY SERIES

         DFA Investment Dimensions Group Inc. -
         International Small Company Portfolio                          57.92%

         DFA Investment Dimensions Group Inc. -
         United Kingdom Small Company Portfolio                         41.05%

CONTINENTAL SMALL COMPANY SERIES

         DFA Investment Dimensions Group Inc. -
         International Small Company Portfolio                          61.31%

         DFA Investment Dimensions Group Inc. -
         Continental Small Company Portfolio                            37.57%

THE EMERGING MARKETS SERIES

         DFA Investment Dimensions Group Inc. -
         Emerging Markets Portfolio                                     97.31%

EMERGING MARKETS SMALL CAP SERIES

         South Dakota Retirement System
         4009 W. 49th Street, Suite 300
         Sioux Falls, SD  57105                                         52.06%

         DFA Investment Dimensions Group Inc. -
         Emerging Markets Small Cap Portfolio                           47.55%

THE DFA ONE-YEAR FIXED INCOME SERIES

         DFA Investment Dimensions Group Inc. -
         DFA One-Year Fixed Income Portfolio                              100%


                                       67

DFA TWO-YEAR GLOBAL FIXED INCOME SERIES

         DFA Investment Dimensions Group Inc. -
         DFA Two-Year Global Fixed Income Portfolio                       100%

GLOBAL LARGE COMPANY SERIES

         Global Large Company Trust                                       100%

GLOBAL SMALL COMPANY SERIES

         Global Small Company Trust                                       100%

---------------

*Owner of record only.

14(c) MANAGEMENT OWNERSHIP. As of February 28, 2001, the Trustees and officers as a group owned less than 1% of each Series' outstanding stock.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES

(a) INVESTMENT ADVISERS. The information provided in response to this item is in addition to the information provided in response to Items 6(a)(1) and (2) in Part A and Items 13(a), (b) and (c) in this Part B.

David G. Booth and Rex A. Sinquefield, directors and officers of the Advisor and Trustees and officers of the Trust, and shareholders of the Advisor's outstanding voting stock, may be considered controlling persons of the Advisor.

For the services its provides as investment advisor to each Series of the Trust, the Advisor is paid a monthly fee calculated as a percentage of average net assets of the Series. For the fiscal years ended November 30, 1999, 2000 and 2001 as applicable, the Series paid management fees as set forth in the following table:

                                                               1999             2000              2001
                                                               (000)            (000)             (000)
                                                               -----            -----             -----
U.S. Large Company                                            $   558          $   805           $   745

Enhanced U.S. Large Company                                   $    40          $    51           $    42

U.S. Large Cap Value                                          $ 1,831          $ 1,737           $ 1,732

Tax-Managed U.S. Marketwide Value                             $   143          $   472           $ 1,091

U.S. Small XM Value                                           $   291          $   652           $   862

U.S. Small Cap Value                                          $ 5,217          $ 5,798           $ 6,132


                                       68

                                                               1999             2000              2001
                                                               (000)            (000)             (000)
                                                               -----            -----             -----
U.S. Small Cap                                                $   167          $   219           $   266

U.S. Micro Cap                                                $ 1,361          $ 1,618           $ 1,538

DFA International Value                                       $ 3,481          $ 3,237           $ 2,801

Japanese Small Company                                        $   201          $   196           $   206

Pacific Rim Small Company                                     $   162          $   162           $   131

United Kingdom Small Company                                  $   135          $   126           $   104

Continental Small Company                                     $   270          $   252           $   221

Emerging Markets                                              $   284          $   359           $   308

Emerging Markets Small Cap                                    $    62          $    84           $    64

DFA One-Year Fixed Income                                     $   444          $   407           $   373

DFA Two-Year Global Fixed Income                              $   238          $   259           $   265

The Tax-Managed U.S. Equity Series                            $   N/A          $   N/A           $     4*

*For the period September 25, 2001 (commencement of operations) to November 30, 2001.

The Tax-Managed U.S. Equity Series commenced operations on September 25, 2001. The Dividend-Managed Series had not commenced operations as of the date of this registration statement.

While The Global Value Series, The Global Large Company Series and The Global Small Company Series are not subject to a management fee, investments by the Global Series in the Master Series are subject to the management fees charged by the respective Master Series. Pursuant to the Expense Waiver and Assumption Agreement for The Global Value Series, The Global Large Company Series and The Global Small Company Series, the Advisor has agreed to waive its fees and to assume each Series' expenses (including the expenses the Series bears as a shareholder of its master funds) to the extent necessary to limit the expenses of each Series to the following rates as a percentage of average net assets on an annualized basis: 0.375% for The Global Value Series; 0.25% for The Global Large Company Series; and 0.375% for The Global Small Company Series. At any time that the annualized expenses of a Series are less than the rate listed above for such Series on an annualized basis, the Advisor retains the right to seek reimbursement for any fees previously waived and/or expenses previously assumed to the extent that such reimbursement will not cause the Series' annualized expenses to exceed the applicable percentage of average net assets as listed above. The Series are not obligated to reimburse the Advisor for fees waived or expenses assumed by the Advisor more than thirty-six months prior to the date of such reimbursement. The Expense Waiver and Assumption Agreement will remain in effect for a period of one year from April 1, 2002 to April 1, 2003, and shall continue in effect from year to year thereafter unless terminated by the Trust or the Advisor. From August 24, 2000 through March 31, 2002, the Global Series were each subject to voluntary fee waiver and expense assumption arrangements at identical rates to the contractual waivers described above. For the period August 16, 1999 through August 24, 2000, the Advisor had agreed to waive certain fees and to assume expenses of the Global Series to the extent necessary to keep the cumulative expenses of each Global Series to not more than .50% of average net assets of each Series on an annualized basis.

The Advisor pays DFAL quarterly fees of 12,500 pounds sterling for services to each of the United Kingdom and Continental Series. The Advisor pays DFA Australia fees of $13,000 per year for services to each of the Japanese and Pacific Rim Series.

15(b) PRINCIPAL UNDERWRITER. The Trust distributes its own shares. It has, however, entered into an agreement with DFA Securities Inc., a wholly-owned subsidiary of the Advisor, pursuant to which DFA Securities Inc. is responsible for supervising the sale of shares of each Series. No compensation is paid by the Trust to DFA Securities Inc. under this agreement.

15(c) SERVICES PROVIDED BY EACH INVESTMENT ADVISER AND EXPENSES PAID BY THIRD PARTIES. The information provided in response to this item is in addition to the information provided in response to Item 6(a)(1) and (2) of Part A.

Initially, the investment management agreement with respect to each Series is in effect for a period of two years. Thereafter, each agreement may continue in effect for successive annual periods, provided such continuance is specifically approved at least annually by a vote of the Trust's Board of Trustees or, by a vote of the holders of a majority of the Series' outstanding voting securities, and in either event by a majority of the trustees who are not parties to the agreement or interested persons of any such party (other than as trustees of the Trust), cast in person at a meeting called for that purpose. An investment management agreement may be terminated without penalty at any time by the Series or by the Advisor on 60 days' written notice and will automatically terminate in the event of its assignment as defined in the Investment Company Act of 1940.

15(d) SERVICE AGREEMENTS. Not applicable.

15(e) OTHER INVESTMENT ADVICE. Not applicable.

15(f) DEALER REALLOWANCES. Not applicable.

15(g) RULE 12B-1 PLANS. Not applicable.

15(h) OTHER SERVICE PROVIDERS.

(1) AND (2) PFPC Inc. ("PFPC"), 400 Bellevue Parkway, Wilmington, Delaware 19809, serves as the administrative and accounting services, dividend disbursing and transfer agent for all Trust

Series. The services provided by PFPC are subject to supervision by the executive officers and the Board of Trustees of the Trust, and include day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, liaison with its custodians, and transfer and dividend disbursing agency services. For its services, each Series pays PFPC annual fees which are set forth in the following table:

U.S. MICRO CAP SERIES
U.S. SMALL CAP SERIES
U.S. SMALL CAP VALUE SERIES
U.S. LARGE CAP VALUE SERIES
TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
TAX-MANAGED U.S. EQUITY SERIES
ENHANCED U.S. LARGE COMPANY SERIES
LD U.S. MARKETWIDE VALUE SERIES
HD U.S. MARKETWIDE VALUE SERIES
CHARGES FOR EACH SERIES:
   .1025% of the first $300 million of net assets
   .0769% of the next $300 million of net assets
   .0513% of the next $250 million of net assets
   .0205% of net assets over $850 million

PFPC charges a minimum fee of $58,800 per year to each of the Large Cap Value Series, the Tax-Managed U.S. Marketwide Value Series, the Tax-Managed U.S. Equity Series, the Small Cap Value Series, the LD U.S. Marketwide Value Series and the HD U.S. Marketwide Value Series. PFPC charges the Enhanced U.S. Large Company Series a minimum fee of $75,000 per year. PFPC has agreed that it may from time to time limit the fee rates and the minimum fees for these Series.

DFA TWO-YEAR GLOBAL FIXED INCOME SERIES
   .1230% of the first $150 million of net assets
   .0820% of the next $150 million of net assets
   .0615% of the next $300 million of net assets
   .0410% of the next $250 million of net assets
   .0205% of net assets over $850 million

The Series is subject to a minimum fee of $75,000 per year. PFPC has agreed to limit the minimum fee for the Series from time to time.

JAPANESE SMALL COMPANY SERIES
UNITED KINGDOM SMALL COMPANY SERIES
PACIFIC RIM SMALL COMPANY SERIES
CONTINENTAL SMALL COMPANY SERIES
DFA INTERNATIONAL VALUE SERIES
LARGE CAP INTERNATIONAL PORTFOLIO
EMERGING MARKETS SERIES
EMERGING MARKETS SMALL CAP SERIES
CHARGES FOR EACH SERIES:
   .1230% of the first $300 million of net assets
   .0615% of the next $300 million of net assets
   .0410% of the next $250 million of net assets
   .0205% of net assets over $850 million

The DFA International Value, Large Cap International, Emerging Markets and Emerging Markets Small Cap Series are each subject to minimum fees of $75,000 per year. The Pacific Rim Small Company Series is subject to a minimum fee of $100,000 per year. PFPC has agreed to limit the minimum fee for these Series from time to time.

DFA ONE-YEAR FIXED INCOME SERIES
   .0513% of the first $100 million of net assets
   .0308% of the next $100 million of net assets
   .0205% of net assets over $200 million

U.S. LARGE COMPANY SERIES
LD U.S. MARKETWIDE SERIES
HD U.S. MARKETWIDE SERIES
   .0150% of net assets

U.S. SMALL XM VALUE SERIES
   .0160% of net assets

THE GLOBAL VALUE SERIES
   $2,600 (includes custodian fees)

THE GLOBAL LARGE COMPANY SERIES
   $2,600 (includes custodian fees)

THE GLOBAL SMALL COMPANY SERIES
   $2,950 per month (includes custodian fees)

15(h)(3) Citibank, N.A. ("Citibank"), 111 Wall Street, New York, New York, 10005, is the global custodian for the following Series: DFA International Value Series, the Japanese Small Company Series, the Pacific Rim Small Company Series, the United Kingdom Small Company Series, the Continental Small Company Series, DFA Two-Year Global Fixed Income Series, Enhanced U.S. Large Company Series (co-custodian with PFPC Trust Company), Emerging Markets Series and Emerging Markets Small Cap Series, and PFPC Trust Company, 400 Bellevue Parkway, Wilmington, DE 19809, serves as the custodian for all other Series of the Trust. The custodians maintain separate accounts for the Series; make receipts and disbursements of money on behalf of the Series; and collect and receive income and other payments and distributions on account of the Series' portfolio securities. The custodians do not participate in decisions relating to the purchase and sale of portfolio securities.

PricewaterhouseCoopers LLP, 200 East Las Olas Boulevard, Suite 1700, Ft. Lauderdale, Florida 33301, the Trust's independent certified public accountant, audits the Trust's financial statements on an annual basis.

15(h)(4) Not applicable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES

16(a) AND (c) BROKERAGE TRANSACTIONS AND BROKERAGE SELECTION. The following table depicts brokerage commissions paid by the following Series:

                              BROKERAGE COMMISSIONS
               FISCAL YEARS ENDED NOVEMBER 30, 1999, 2000 AND 2001

                                                                 1999                    2000               2001
                                                                 ----                    ----               ----
U.S. Large Company                                             $1,250                 $48,866            $90,857

Enhanced U.S. Large Company                                    $2,758                 $14,126            $14,042

U.S. Large Cap Value                                       $2,492,821              $1,878,270           $589,100

Tax-Managed U.S. Marketwide Value                            $321,580                $958,322         $1,096,561

U.S. Small XM Value                                        $1,164,028              $2,808,527           $637,192

U.S. Small Cap Value                                       $4,440,807              $5,080,611         $1,679,179

U.S. Small Cap                                               $733,337              $1,283,763           $630,992

U.S. Micro Cap                                             $1,429,817              $2,673,958           $905,726

DFA International Value                                      $480,344                $376,232           $386,725

Japanese Small Company                                       $335,177                 $76,690           $168,415

Pacific Rim Small Company                                    $606,240                $113,732            $61,378

United Kingdom Small Company                                  $85,725                 $54,469            $49,857

Continental Small Company Series                             $304,874                $148,579           $127,438


                                       73

                                                                 1999                    2000               2001
                                                                 ----                    ----               ----
Emerging Markets                                             $246,534                $439,821           $324,859

Emerging Markets Small Cap                                    $96,921                 $60,368            $59,080

The Tax-Managed U.S. Equity Series                                N/A                     N/A            $57,108

During the fiscal year ended November 30, 2001, the Large Cap International Portfolio, a portfolio of DFAIDG, paid brokerage commissions of $123,455. The Global Value Series, The Global Large Company Series and The Global Small Company Series will not incur any brokerage costs in connection with their purchases and redemptions of shares of the Master Series. The Tax-Managed U.S. Equity Series commenced operations on September 25, 2001. The Dividend-Managed Series had not commenced operations as of the date of this registration statement.

The substantial increases or decreases in the amount of brokerage commissions paid by certain Series from year to year indicated in the foregoing table resulted from increases or decreases in the amount of securities bought and sold by those Series.

The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series acquire and sell securities on a net basis with dealers which are major market markers in such securities. The Investment Committee of the Advisor selects dealers on the basis of their size, market making and credit analysis ability. When executing portfolio transactions, the Advisor seeks to obtain the most favorable price for the securities being traded among the dealers with whom such Series effects transactions.

Portfolio transactions will be placed with a view to receiving the best price and execution.

The OTC companies eligible for purchase by The U.S. Small Cap Series, The U.S. Micro Cap Series, The U.S. Small XM Value Series, The U.S. Small Cap Value Series, The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series and the Dividend-Managed Series are thinly traded securities. Therefore, the Advisor believes it needs maximum flexibility to effect OTC trades on a best execution basis. To that end, the Advisor places buy and sell orders with market makers, third market brokers, electronic communications networks ("ECNs") and with brokers on an agency basis when the Advisor determines that the securities may not be available from other sources at a more favorable price. Third market brokers enable the Advisor to trade with other institutional holders directly on a net basis. This allows the Advisor to sometimes trade larger blocks than would be possible by going through a single market maker.

ECNs, such as Instinet, are electronic information and communication networks whose subscribers include most market makers and many institutions. Such ECNs charge a commission for each trade executed on their system. For example, on any given trade, a Series, by trading through an ECN, would pay a spread to a dealer on the other side of the trade plus a commission to the ECN. However, placing a buy (or sell) order on an ECN communicates to many (potentially all) market makers and institutions at once. This can create a more complete picture of the market and thus increase the likelihood that the Series can effect transactions at the best available prices.

Brokerage commissions for transactions in securities listed on the TSE and other Japanese securities exchanges are fixed. Under the current regulations of the TSE and the Japanese Ministry of Finance, member and non-member firms of Japanese exchanges are required to charge full commissions to all customers other than banks and certain financial institutions, but members and licensed non-member firms may confirm transactions to banks and financial institution affiliates located outside Japan with institutional discounts on brokerage commissions. The Japanese Small Company Series has been able to avail itself of institutional discounts. The Series' ability to effect transactions at a discount from fixed commission rates depends on a number of factors, including the size of the transaction, the relation between the cost to the member or the licensed non-member firm of effecting such transaction and the commission receivable, and the law, regulation and practice discussed above. There can be no assurance that the Series will continue to be able to realize the benefit of discounts from fixed commissions.

The Series will seek to acquire and dispose of securities in a manner which would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the performance of brokers which effect transactions for the Series to determine the effect that the Series' trading has on the market prices of the securities in which they invest. The Advisor also checks the rate of commission being paid by the Series to their brokers to ascertain that they are competitive with those charged by other brokers for similar services. DFAL performs these services for the United Kingdom and Continental Small Company Series and DFA Australia performs these services for the Japanese and Pacific Rim Small Company Series. Transactions also may be placed with brokers who provide the Advisor or sub-advisors with investment research, such as reports concerning individual issuers, industries and general economic and financial trends and other research services. The Investment Management Agreements permit the Advisor knowingly to pay commissions on such transactions which are greater than another broker might charge if the Advisor, in good faith, determines that the commissions paid are reasonable in relation to the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor's overall responsibilities to the Trust. Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Trust. Brokerage transactions may be placed with securities firms that are affiliated with an affiliate of the Advisor. Commission paid on such transactions would be commensurate with the rate of commissions paid on similar transactions to brokers that are not so affiliated.

16(b) COMMISSIONS. No commissions were paid to affiliates or affiliates of affiliates during fiscal years 1999, 2000 or 2001.

16(d) DIRECTED BROKERAGE. During the fiscal year ended November 30, 2001, the following Series paid commissions for securities transactions to brokers which provided market price monitoring services, market studies and research services to the Series as follows:

                                                                  VALUE OF
                                                                  SECURITIES                       BROKERAGE
                                                                 TRANSACTIONS                     COMMISSIONS
U.S. Large Cap Value                                              $85,987,146                       $133,985

U.S. Small XM Value                                              $119,684,710                       $263,401

U.S. Small Cap Value                                             $114,225,373                       $235,325

U.S. Small Cap                                                    $47,865,058                       $128,407

U.S. Micro Cap                                                    $36,055,230                        $86,070

DFA International Value                                           $52,976,461                        $62,081

Japanese Small Company                                            $39,806,467                        $99,420

Tax Managed U.S. Marketwide Value                                $106,429,347                       $244,747

Tax Managed U.S. Equity                                               $18,243                           $132

        TOTAL:                                                   $603,048,035                     $1,253,568

16(e) REGULAR BROKER DEALERS. Not applicable.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES

(a) CAPITAL STOCK. All twenty-five Series issue shares of beneficial interest without a sales load. The shares of each Series, when issued and paid for in accordance with this registration statement, will be fully paid and nonassessable shares, with equal, non-cumulative voting rights, except as described below, and no preferences as to conversion, exchange, dividends, redemptions or any other feature. In addition, the Trust has arranged with the Feeder Portfolios for voting rights as provided in Section 12(d)(1)(E)(iii)(a) of the Investment Company Act of 1940. If a shareholder of a Series which is taxed as a partnership becomes bankrupt, a majority in interest of the remaining shareholders in such Series must vote within 120 days to approve the continuing existence of the Series or the Series will be liquidated. All shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate Series on a one-vote-per-share basis; provided however, if a matter to be voted on affects only the interests of not all Series, then only the shareholders of such affected Series shall be entitled to vote on the matter. Investments in the Series may not be transferred, except upon exemption from the registration requirements of the 1933 Act, but an investor may withdraw all or any portion of the investor's investment at any time at net asset value. If liquidation of the Trust should occur, shareholders would be entitled to receive on a per class basis the assets of the particular Series whose shares they own, as well as a proportionate share of Trust assets not attributable to any particular class.

The Trust's by-laws provide that meetings of shareholders shall be called for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than 10% of the outstanding shares.

The Trust does not intend to hold annual meetings; it may, however, hold a meeting if called by the Board. Shareholders may receive assistance in communicating with other shareholders in connection with the election or removal of Trustees similar to the provisions contained in Section 16(c) of the Investment Company Act of 1940.

17(b) OTHER SECURITIES. Not applicable.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SHARES

The information provided in response to this item is in addition to the information provided in response to Item 7 in Part A.

(a) AND (c) PURCHASE OF SHARES AND OFFERING PRICE. The Trust will accept purchase and redemption orders on each day that the NYSE is open for business, regardless of whether the Federal Reserve System is closed. However, no purchases by wire may be made on any day that the Federal Reserve System is closed. The Trust will generally be closed on days that the NYSE is closed. The NYSE is scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans' Day. Orders for redemptions and purchases will not be processed if the Trust is closed.

The Tokyo Stock Exchange ("TSE") is closed on the following days in 2002:
January 1, 2, 3 and 14, February 11, March 21, April 29, May 3, 4 and 6, July 20, September 16 and 23, October 14, November 4 and 23 and December 23 and 31. Orders for the purchase and redemption of shares of the Japanese Series received on those days will be priced as of the close of the NYSE on the next day that the TSE is open for trading.

The London Stock Exchange ("LSE") is closed on the following days in 2002:
January 1, March 29, April 1, May 6, June 3 and 4, August 26, and December 25 and 26. Orders for the purchase and redemption of shares of the United Kingdom Small Company Series received on those days will be processed as of the close of the NYSE on the next day that the LSE is open for trading.

The foreign securities exchanges on which the Continental Small Company Series' portfolio securities are principally traded are closed on December 26, 2002. Orders for the purchase and redemption of shares of the Continental Small Company Series received on this day will be priced at the close of the NYSE on the next business day.

Since The Japanese Small Company, Pacific Rim Small Company, United Kingdom Small Company, Continental Small Company, DFA International Value, Emerging Markets and Emerging Markets Small Cap Series own securities that are primarily listed on foreign exchanges which may trade on days when the Series do not price their shares, the net asset value of such Series and the Global Series may change on days when shareholders will not be able to purchase or redeem shares.

The Trust reserves the right, in its sole discretion, to suspend the offering of shares of any or all Series or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Trust or a Series. Securities accepted in exchange for shares of a Series will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Portfolio.

The Trust may suspend redemption privileges or postpone the date of payment: (1) during any period when the NYSE is closed, or trading on the Exchange is restricted as determined by the SEC, (2) during any period when an emergency exists as defined by the rules of the SEC as a result of which it is not reasonably practicable for the Trust to dispose of securities owned by it, or fairly to determine the value of its assets and (3) for such other periods as the SEC may permit.

18(b) FUND REORGANIZATIONS. Not applicable.

18(d) REDEMPTION IN KIND. The Trust has filed a notice of election pursuant to Rule 18f-1 under the Investment Company Act of 1940. However, The Tax-Managed U.S. Marketwide Value Series, The Tax-Managed U.S. Equity Series, The LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series, The HD U.S. Marketwide Value Series, The Global Value Series, The Global Large Company Series and The Global Small Company Series have opted out of this election. (See Item 7(c) of Part A.)

ITEM 19. TAXATION OF THE FUND

The information provided in response to this item is in addition to the information provided in response to Items 7(d) and (e) in Part A.

Each Corporate Series intends to qualify each year as a regulated investment company under Subchapter M of the Code, so that it will not be liable for U.S. federal income taxes to the extent that its net investment income and net realized capital gains are distributed to its shareholders.

While the Partnership Series are not classified as "regulated investment companies" under Subchapter M of the Code, the Partnership Series' assets, income and distributions will be managed in such a way that an investor in the Series will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in a Partnership Series for such Series' entire fiscal year.

The Partnership Series will not be subject to any U.S. federal income tax. Instead, each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Partnership Series) of a Partnership Series' income, gains, losses, deductions and credits. Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from a Partnership Series. An allocable share of a tax-exempt investor's income will be "unrelated business taxable income" ("UBTI") only to the extent that a Partnership Series borrows money to acquire property or invests in assets that produce UBTI. In addition to U.S. federal income taxes, investors in the Partnership Series may also be subject to state and local taxes on their distributive share of a Partnership Series' income.

If a Series of the Trust, including the Partnership Series, purchases shares in certain foreign investment entities, called "passive foreign investment companies" ("PFIC"), the Series (and in the case of the Partnership Series, its investors) may be subject to U.S. federal income tax and a related interest charge on a portion of any "excess distribution" or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Corporate Series to its shareholders or, in the case of the Partnership Series, even if such income is distributed to its investors, unless a mark-to-market election is made.

The Series of the Trust, including the Partnership Series, may be subject to foreign withholding taxes on income from certain of their foreign securities. If more than 50% in value of the total assets of a Corporate Series at the end of its fiscal year are invested in securities of foreign corporations, the Corporate Series may elect to pass-through to its shareholders their pro rata share of foreign income taxes paid by the Corporate Series. If this election is made, shareholders will be (i) required to include in their gross income their pro rata share of foreign source income (including any foreign taxes paid by the Corporate Series), and (ii) entitled to either deduct their share of such foreign taxes in computing their taxable income or to claim a credit for such taxes against their U.S. federal income tax, subject to certain limitations under the Code.

Shareholders will be informed by the Corporate Series at the end of each calendar year regarding the shareholder's proportionate share of taxes paid to any foreign country or possession of the United States, and gross income derived from sources within any foreign country or possession of the United States.

The Enhanced U.S. Large Company Series' investments in Index Derivatives are subject to complex tax rules which may have the effect of accelerating income or converting, in part, what otherwise would have been long-term capital gain into short-term capital gain. These rules may affect both the amount, character and timing of income distributed to shareholders of The Enhanced U.S. Large Company Series.

For the Corporate Series with the principal investment policy of investing in foreign equity securities and non-equity domestic investments, it is anticipated that only a small portion of such Corporate Series' dividends will qualify for the corporate dividends received deduction. To the extent that such Corporate Series pay dividends which qualify for this deduction, the availability of the deduction is subject to certain holding period, hedging, and debt financing restrictions imposed under the Code on the corporation claiming the deduction.

Since virtually all of the net investment income from The DFA One-Year Fixed Income and Two-Year Global Fixed Income Series is expected to arise from earned interest, it is not expected that any of such Series' distributions will be eligible for the dividends received deduction for corporations.

The Trust may accept securities or local currencies in exchange for shares of a Series. A gain or loss for U.S. federal income tax purposes may be realized by investors in a Corporate Series who are subject to U.S. federal taxation upon the exchange depending upon the U.S. dollar cost of the securities or local currency exchanged. (See "In Kind Purchases" in Item 7(b).)

Shareholders of the Corporate Series who are not U.S. persons for purposes of U.S. federal income taxation should consult with their tax advisors regarding the applicability of U.S. withholding and other taxes to distributions received by them from the Corporate Series and the application of foreign tax laws to these distributions. Series shares held by the estate of a non-U.S. investor may also be subject to U.S. estate tax.

Losses incurred on the sale of securities by one Series to another Series will be disallowed if, as of the date of sale, the same persons (or, in the case of a sale of securities by one Corporate Series to another Corporate Series, five or fewer persons) own directly or indirectly more than 50% of the outstanding shares in both the selling and purchasing Series. Under attribution rules, the shareholders of a Feeder Portfolio are considered to own the shares of a corresponding Series on a pro rata basis for purposes of applying this loss disallowance rule. However, in applying the attribution rules to a sale of securities by one Corporate Series to another Corporate Series, only shareholders that own 5% or more of the shares of a Feeder Portfolio are considered to own the shares of the corresponding Series in proportion to their ownership of Feeder Portfolio shares.

There are certain other tax issues that will be relevant to only certain of the investors; for instance, investors that are segregated asset accounts and investors who contribute assets rather than cash to the Partnership Series. It is intended that contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Partnership Series.

Investors in the Partnership Series who are not U.S. persons for purposes of U.S. federal income taxation should consult with their tax advisors to determine the applicability of U.S. withholding by a Partnership Series on interest, dividends and any other items of fixed or determinable annual or periodical gains, profits and income included in such investors' distributive share of a Partnership Series' income. Non-U.S. investors may also wish to contact their tax advisors to determine the applicability of foreign tax laws. Series shares held by the estate of a non-U.S. investor may be subject to U.S. estate tax.

The Tax-Managed U.S. Marketwide Value Series and The Tax-Managed U.S. Equity Series (each a "Tax-Managed Series") and The LD U.S. Marketwide Value Series and The LD U.S. Marketwide Series (each a "LD Series") may time investments to minimize the receipt of dividends. These actions could result in a Tax-Managed Series or a LD Series being unable to flow through the dividends received deduction to corporate shareholders. This will occur if a Tax-Managed Series or a LD Series does not hold the stock of a domestic (U.S.) corporation for the requisite holding period to be eligible for pass-through of the dividends received deduction.

If a shareholder elects to receive capital gains distributions in cash, instead of reinvesting them in additional shares, the capital at work in a Series will be reduced. Also, purchases of shares in a Corporate Series shortly before the record date for a dividend or capital gains distribution may cause a portion of the investment to be returned to the shareholder as a taxable distribution, regardless of whether the distribution is being reinvested or paid in cash.

ITEM 20. UNDERWRITERS. Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA

(a) MONEY MARKET FUNDS. Not applicable.

(b) OTHER FUNDS.


Following are quotations of the annualized percentage total returns for the one-, five-, and ten-year periods ended November 30, 2001 (as applicable) using the standardized method of calculation required by the SEC. For those Series in effect for less than one, five or ten years, the time periods during which the Series have been active have been substituted for the periods stated (which in no case extends prior to the effective date of the registration statement relating to a particular Series), and are indicated by an asterisk. Prior to March 30, 2002, certain Series were subject to a reimbursement fee charged to investors and paid to the Series at the following rates expressed as a percentage of net asset value of a Series:
Continental Small Company, Pacific Rim Small Company and Emerging Markets Small Cap Series - 1.00%; and Japanese Small Company and Emerging Markets Series - 0.50%. Prior to March 30, 2002, Global Small Company Series was subject to a reimbursement fee equal to a blended rate of the reimbursement fees of its underlying Master Series. Those Series for which the returns below are net of the cost of a reimbursement fee charged to investors and paid to the Series have been indicated by a double asterisk (**). A negative pre-tax return translates into a higher after-tax return on distributions and sale of series shares because this calculation assumes that an investor received a tax deduction for the loss incurred on the sale.

                                                                          ONE                     FIVE                TEN
                                                                          YEAR                    YEARS              YEARS
                                                                          ----                    -----              -----
The U.S. Large Company Series
   RETURN BEFORE TAXES                                                   -12.30                    10.00             13.47*
   RETURN AFTER TAXES ON DISTRIBUTIONS                                      ***                      ***               ***
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                        -7.49                     8.28             11.27*
     SERIES SHARES ****

The Enhanced U.S. Large Company Series
   RETURN BEFORE TAXES                                                   -11.66                     9.96             13.15*
   RETURN AFTER TAXES ON DISTRIBUTIONS                                   -12.04                     4.53              7.82*
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                        -7.07                     5.89              8.65*
     SERIES SHARES


                                       81

                                                                          ONE                     FIVE                TEN
                                                                          YEAR                    YEARS              YEARS
                                                                          ----                    -----              -----
The U.S. Large Cap Value Series
   RETURN BEFORE TAXES                                                    10.97                    10.92             13.17*
   RETURN AFTER TAXES ON DISTRIBUTIONS                                     7.92                     7.74             10.66*
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                         8.43                     8.00             10.21*
     SERIES SHARES

The U.S. Small XM Value Series
   RETURN BEFORE TAXES                                                    24.10                    3.88*                n/a
   RETURN AFTER TAXES ON DISTRIBUTIONS                                    20.96                    2.47*                n/a
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                        15.09                    2.39*                n/a
     SERIES SHARES

The U.S. Small Cap Value Series
   RETURN BEFORE TAXES                                                    23.86                    12.19             14.47*
   RETURN AFTER TAXES ON DISTRIBUTIONS                                    18.70                     9.14             12.28*
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                        17.40                     8.94             11.49*
     SERIES SHARES

The U.S. Small Cap Series
   RETURN BEFORE TAXES                                                    13.08                    10.46             12.46*
   RETURN AFTER TAXES ON DISTRIBUTIONS                                     8.34                     6.91              9.31*
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                         9.89                     7.25              9.08*
     SERIES SHARES

The U.S. Micro Cap Series
   RETURN BEFORE TAXES                                                    17.66                    7.46*                n/a
   RETURN AFTER TAXES ON DISTRIBUTIONS                                    11.40                    4.08*                n/a
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                        13.63                    5.12*                n/a
     SERIES SHARES

The DFA International Value Series
   RETURN BEFORE TAXES                                                   -10.75                     1.70              3.97*
   RETURN AFTER TAXES ON DISTRIBUTIONS                                   -12.08                     0.43              2.81*
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                        -5.64                     1.11              2.90*
     SERIES SHARES

The Japanese Small Company Series**
   RETURN BEFORE TAXES                                                   -13.87                   -14.62            -15.58*
   RETURN AFTER TAXES ON DISTRIBUTIONS                                      ***                      ***               ***
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                        -8.45                   -10.86            -11.43*
     SERIES SHARES ****


                                       82

                                                                          ONE                     FIVE                TEN
                                                                          YEAR                    YEARS              YEARS
                                                                          ----                    -----              -----
The Pacific Rim Small Company Series**
   RETURN BEFORE TAXES                                                     1.78                    -8.67             -7.27*
   RETURN AFTER TAXES ON DISTRIBUTIONS                                      ***                      ***               ***
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                         1.08                    -6.66             -5.62*
     SERIES SHARES ****

The United Kingdom Small Company Series
   RETURN BEFORE TAXES                                                    -4.89                     2.92              4.42*
   RETURN AFTER TAXES ON DISTRIBUTIONS                                      ***                      ***               ***
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                        -2.98                     2.36              3.60*
     SERIES SHARES ****

The Continental Small Company Series**
   RETURN BEFORE TAXES                                                    -6.40                     4.25              4.49*
   RETURN AFTER TAXES ON DISTRIBUTIONS                                      ***                      ***               ***
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                        -3.90                     3.45              3.66*
     SERIES SHARES ****

The Global Value Series
   RETURN BEFORE TAXES                                                    -0.49                   -0.42*                n/a
   RETURN AFTER TAXES ON DISTRIBUTIONS                                    -1.46                   -1.36*                n/a
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                         0.42                   -0.63*                n/a
     SERIES SHARES

The Global Large Company Series
   RETURN BEFORE TAXES                                                   -15.41                  -20.76*                n/a
   RETURN AFTER TAXES ON DISTRIBUTIONS                                   -15.71                  -20.99*                n/a
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                        -9.35                  -16.59*                n/a
     SERIES SHARES

The Global Small Company Series**
   RETURN BEFORE TAXES                                                     1.87                   -7.42*                n/a
   RETURN AFTER TAXES ON DISTRIBUTIONS                                     1.04                   -8.09*                n/a
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                         1.13                   -6.26*                n/a
     SERIES SHARES


                                       83

                                                                          ONE                     FIVE                TEN
                                                                          YEAR                    YEARS              YEARS
                                                                          ----                    -----              -----
The Emerging Markets Series**
   RETURN BEFORE TAXES                                                    -8.98                    -4.55             -0.71*
   RETURN AFTER TAXES ON DISTRIBUTIONS                                      ***                      ***               ***
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                        -5.47                    -3.57             -0.59*
     SERIES SHARES ****

The Emerging Markets Small Cap Series**
   RETURN BEFORE TAXES                                                   -10.46                   -4.69*                n/a
   RETURN AFTER TAXES ON DISTRIBUTIONS                                      ***                     ***                 n/a
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                        -6.37                   -3.68*                n/a
     SERIES SHARES ****

The DFA One-Year Fixed Income Series
   RETURN BEFORE TAXES                                                     6.33                     5.90              5.61*
   RETURN AFTER TAXES ON DISTRIBUTIONS                                     4.21                     3.60              3.40*
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                         3.80                     3.56              3.37*
     SERIES SHARES

The DFA Two-Year Global Fixed Income Series
   RETURN BEFORE TAXES                                                     6.91                     6.09              6.35*
   RETURN AFTER TAXES ON DISTRIBUTIONS                                     5.52                     3.41              3.83*
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                         4.17                     3.51              3.81*
     SERIES SHARES

Tax-Managed U.S. Marketwide Value Series
   RETURN BEFORE TAXES                                                     8.30                    5.35*                n/a
   RETURN AFTER TAXES ON DISTRIBUTIONS                                      ***                     ***                n/a
      without Sale of Series Shares
   RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF                         5.06                    4.32*                n/a
     SERIES SHARES ****

*** A value for "Return After Taxes on Distributions without Sale of Series Shares" is not provided because the Series is a Partnership Series which is taxed as a partnership and which does not make income dividends and capital gain distributions. Instead, each investor is allocated a distributive share (as determined in accordance with the governing instruments of the Partnership Series) of a Partnership Series' income, gains, losses, deductions and credits that it must report on its own U.S. federal income tax return.

**** The Series is a Partnership Series which is taxed as a partnership and which does not make income dividends and capital gain distributions. Therefore, the return does not reflect taxes on distributions. Each investor is allocated a distributive share (as determined in accordance with the governing instruments of the Partnership Series) of a Partnership Series' income, gains, losses, deductions and credits and will be required to report its distributive share separately on its own U.S. federal income tax return.

AVERAGE ANNUAL TOTAL RETURN BEFORE TAXES

As the following formula indicates, the average annual total return is determined by finding the average annual compounded rates of return over the stated time period that would equate a hypothetical initial purchase order of $1,000 to its redeemable value (including capital appreciation/depreciation and dividends and distributions paid and reinvested less any fees charged to a shareholder account) at the end of the stated time period. The calculation assumes that all dividends and distributions are reinvested at the public offering price on the reinvestment dates during the period. The quotation assumes the account was completely redeemed at the end of each period and the deduction of all applicable charges and fees. According to the SEC formula:

                     n
             P(1 + T)  = ERV

where:

         P = a hypothetical initial payment of $1,000

         T = average annual total return

         n = number of years

         ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one-, five-, and ten-year periods at the end of the one-, five-, and ten-year periods (or fractional portion thereof).

A Series may compare its investment performance to appropriate market and mutual fund indices and investments for which reliable performance data is available. Such indices are generally unmanaged and are prepared by entities and organizations which track the performance of investment companies or investment advisors. Unmanaged indices often do not reflect deductions for administrative and management costs and expenses. The performance of a Series may also be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services. Any performance information, whether related to a Series or to the Advisor, should be considered in light of the Series' investment objectives and policies, characteristics and the quality of the portfolio and market conditions during the time period indicated and should not be considered to be representative of what may be achieved in the future.

AVERAGE ANNUAL TOTAL RETURN AFTER TAXES ON DISTRIBUTIONS

Average annual total return after taxes on distributions for a Series is determined by finding the average annual rates of return over the stated period of time that would equate an initial hypothetical $1,000 investment to its ending redeemable value, after taxes on distributions. The calculation assumes income dividends and capital gain distributions, less the taxes due on such distributions, are reinvested at net asset value. The quotation assumes the account was completely redeemed at the end of each period and the deduction of all applicable charges and fees, but assumes that the redemption itself had no tax consequences.

Taxes due on distributions are calculated by applying the highest individual marginal federal income tax rates in effect on the reinvestment date, using the rates that correspond to the tax character of each component of the distributions (E.G., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gain distributions, long-term capital gain rate for long-term capital gain distributions). The taxable amount and tax character of a distribution may be adjusted to reflect any recharacterization of the distribution since its original date. Distributions are adjusted to reflect the federal tax impact the distribution would have on an individual taxpayer on the reinvestment date; for example, no taxes are assumed to be due on the portion of any distribution that would not result in federal income tax on an individual (E.G., tax-exempt interest or non-taxable returns of capital). The effect of applicable tax credits, such as the foreign tax credit, is taken into account in accordance with federal tax law. Any potential tax liabilities other than federal tax liabilities (E.G., state and local taxes) are disregarded, as are the effects of phaseouts of certain exemptions, deductions, and credits at various income levels, and the impact of the federal alternative minimum tax.

        The following SEC formula is used to calculate these figures:

                     n
               P(1+T)   = ATV
                             D
         where:

               P =    a hypothetical initial payment of $1,000
               T =    average annual total return (after taxes on distributions)
               n =    number of years
               ATV  = ending value of a hypothetical $1,000 payment made at the
                  D   beginning of each period at the end of each period, after
                      taxes on Series distributions but not after taxes on redemption.

AVERAGE ANNUAL TOTAL RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF SERIES
SHARES

Average annual total return after taxes on distributions and sale of Series shares a Series is determined by finding the average annual rates of return over the stated time period that would equate an initial hypothetical $1,000 investment to its ending redeemable value, after taxes on distributions and sale of Series shares. The calculation assumes income dividends and capital gain distributions are reinvested at net asset value. The quotation assumes the account was completely redeemed at the end of each period and the deduction of all applicable charges and fees, including taxes upon sale of Series shares.

Taxes due on distributions are calculated by applying the highest individual marginal federal income tax rates in effect on the reinvestment date, using the rates that correspond to the tax character of each component of the distributions (E.G., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gain distributions, long-term capital gain rate for long-term capital gain distributions). The taxable amount and tax character of a distribution may be adjusted to reflect any recharacterization of the distribution since its original date. Distributions are adjusted to reflect the federal tax impact the distribution would have on an individual taxpayer on the reinvestment date; for example, no taxes are assumed to be due on the portion of any distribution that would not result in federal income tax on an individual (E.G., tax-exempt interest or non-taxable returns of capital). The effect of applicable tax credits, such as the foreign tax credit, is taken into account in accordance with federal tax law. Any potential tax liabilities other than federal tax liabilities (E.G., state and local taxes) are disregarded, as are the effects of phaseouts of certain exemptions, deductions, and credits at various income levels, and the impact of the federal alternative minimum tax.

The capital gain or loss upon redemption is calculated by subtracting the tax basis from the redemption proceeds, after deducting any nonrecurring charges assessed at the end of the period, subtracting capital gains taxes resulting from the redemption, or adding the tax benefit from capital losses resulting from the redemption. In determining the basis for a reinvested distribution, the distribution is included net of taxes assumed paid from the distribution. Tax basis is adjusted for any distributions representing returns of capital and any other tax basis adjustments that would apply to an individual taxpayer, as permitted by applicable federal law. The amount and character (E.G., short-term or long-term) of capital gain or loss upon redemption is separately determined for shares acquired through the initial investment and each subsequent purchase through reinvested distributions. Shares acquired through reinvestment of distributions are not assumed to have the same holding period as the initial investment. The tax character of such reinvestments is determined by the length of the period between reinvestment and the end of the measurement period in the case of reinvested distributions. Capital gains taxes (or the benefit resulting from tax losses) is calculated using the highest federal individual capital gains tax rate for gains of the appropriate character in effect on the redemption date and in accordance with federal law applicable on the redemption date. Shareholders are assumed to have sufficient capital gains of the same character from other investments to offset any capital losses from the redemption, so that the taxpayer may deduct the capital losses in full.

        The following SEC formula is used to calculate these figures:

                     n
               P(1+T)  = ATV
                             DR
         where:
               P =    a hypothetical initial payment of $1,000
               T =    average annual total return (after taxes on distributions
                      and redemptions)
               n =    number of years
               ATV  = ending value of a hypothetical $1,000 payment made at the
                  DR  beginning of each period at the end of each period, after taxes on Series distributions and redemption.

ITEM 22. FINANCIAL STATEMENTS.

(a)-(c) The audited financial statements and financial highlights of the Trust for its fiscal year ended November 30, 2001 as set forth in the Trust's annual reports to shareholders, including the report of PricewaterhouseCoopers LLP, independent certified public accountants, are incorporated herein by reference. The annual reports do not contain any data regarding The LD U.S. Marketwide Series, The HD U.S. Marketwide Series, The LD U.S. Marketwide Value Series and The HD U.S. Marketwide Value Series because they had not commenced operations as of November 30, 2001.

                        THE DFA INVESTMENT TRUST COMPANY

                               (AMENDMENT NO. 28)

                                     PART C

                                OTHER INFORMATION

ITEM 23. EXHIBITS.

         (a)      Charter.

                  (1)      Agreement and Declaration of Trust effective as of December 27, 1993.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 5 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     November 29, 1995

                  (2)      Certificate of Trust dated September 11, 1992.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     March 3, 1998

                  (3)      Certificate of Amendment to Certificate of Trust dated January 15, 1993.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     March 3, 1998

         (b)      By-Laws.

                  (1)      By-Laws.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     March 3, 1998

         (c)      Instruments Defining the Rights of Security Holders.

                  (1)      No specimen securities are issued on behalf of the Registrant.

                  (2)      Relevant portion of Agreement and Declaration of Trust.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 5 to the Registrant's

                                            Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     November 29, 1995

                  (3)      Relevant portion of By-Laws.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     March 3, 1998

         (d)      Investment Advisory Contracts.

                  (1)      Investment Management Agreements.

                           (a)      Investment Management Agreement dated January 6, 1993 between the Registrant and Dimensional
                                    Fund Advisors Inc. ("DFA") on behalf of The U.S. Small Cap Series (formerly The U.S. 6-10 Small
                                    Company Series).

                                    Incorporated herein by reference to:

                                    Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     March 3, 1998

                                    (i)     Addendum Number One dated March 27, 2001 re: the reflection of the following name change:

                                            *        The U.S. 6-10 Small Company Series to The U.S. Small Cap Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's
                                                              Registration Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 7, 2001

                           (b)      Form of Investment Management Agreement between the Registrant and DFA on behalf of The U.S. Large Company Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 5 to the Registrant's
                                                     Registration Statement on Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     November 29, 1995

                           (c)      Investment Management Agreement dated
                                    January 6, 1993 between the Registrant and
                                    DFA on behalf of The DFA One-Year Fixed
                                    Income Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     March 3, 1998

                           (d)      Investment Management Agreement dated January 6, 1993 between the Registrant and DFA on behalf of The U.S. Large Cap Value Series (formerly The U.S. Large Cap High Book to Market Series).

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     March 3, 1998

                           (e)      Investment Management Agreement dated January 6, 1993 between the Registrant and DFA on behalf of The U.S. Small Cap Value Series (formerly The U.S. 6-10 Value Series and The U.S. Small Cap
                                    High Book to Market Series).

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     March 3, 1998

                                    (i)     Addendum Number One dated March 27, 2001 re: the reflection of the following name change:

                                            *        The U.S. 6-10 Value Series to The U.S. Small Cap Value Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's
                                                              Registration Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 7, 2001

                           (f)      Investment Management Agreement dated
                                    December 1, 1993 between the Registrant and
                                    DFA on behalf of The DFA International Value
                                    Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     March 3, 1998

                           (g)      Investment Management Agreement dated October 18, 1996

                                    between the Registrant and DFA on behalf of The Emerging Markets Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 14 to the Registrant's
                                                     Registration Statement on Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     March 3, 1998

                           (h)      Investment Management Agreement dated February 8, 1996 between the Registrant and DFA on behalf of The Enhanced U.S. Large Company Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 6 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     February 7, 1996

                           (i)      Investment Management Agreement dated February 8, 1996 between the Registrant and DFA on behalf of The DFA Two-Year Global Fixed Income Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 6 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     February 7, 1996

                           (j)      Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of
                                    The Japanese Small Company Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 7 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     August 7, 1996

                           (k)      Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of
                                    The United Kingdom Small Company Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 7 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     August 7, 1996

                           (l)      Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of
                                    The Pacific Rim Small Company Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 7 to Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     August 7, 1996

                           (m)      Investment Management Agreement dated August 7, 1996 between the Registrant and DFA on behalf of
                                    The Continental Small Company Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 7 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     August 7, 1996

                           (n)      Investment Management Agreement dated October 18, 1996 between the Registrant and DFA on behalf of The Emerging Markets Small Cap Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     March 3, 1998

                           (o)      Investment Management Agreement dated November 28, 1997 between the Registrant and DFA on behalf of The U.S. Micro Cap Series (formerly The U.S. 9-10 Small Company Series).

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 12 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     November 28, 1997

                                    (i)     Addendum Number One dated March 27, 2001 re: the reflection of the following name change:

                                            *        The U.S. 9-10 Small Company Series to The U.S. Micro Cap Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's
                                                              Registration Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 7, 2001

                           (p)      Investment Management Agreement dated November 28, 1997 between the Registrant and DFA on behalf of The U.S. Small XM

                                    Value Series (formerly The U.S. 4-10 Value Series).

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 12 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     November 28, 1997

                                    (i)     Addendum Number One dated March 27, 2001 re:  the reflection of the following name change:

                                            *        The U.S. 4-10 Value Series to The U.S. Small XM Value Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 7, 2001

                           (q)      Form of Investment Management Agreement dated December 7, 1998 between the Registrant and DFA on behalf of the Tax-Managed U.S. Marketwide Value Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 16 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No:         811-07436

                                    Filing Date:     December 8, 1998

                           (r)      Investment Management Agreement dated July 27, 2000, between the Registrant and DFA on behalf of
                                    The LD U.S. Large Company Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 26 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     September 7, 2001

                                    (i)     Form of Addendum Number One re: the reflection of the following name change:

                                            *        The LD U.S. Large Company Series to The LD U.S. Marketwide Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's
                                                              Registration Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 7, 2001

                           (s)      Investment Management Agreement dated July 27, 2000, between the Registrant and DFA on behalf of The HD U.S. Large Company Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 26 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     September 7, 2001

                                    (i)     Form of Addendum Number One re: the reflection of the following name change:

                                            *        The HD U.S. Large Company Series to The HD U.S. Marketwide Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 7, 2001

                           (t)      Investment Management Agreement dated July 27, 2000, between the Registrant and DFA on behalf of
                                    The LD U.S. Marketwide Value Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 26 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     September 7, 2001

                           (u)      Investment Management Agreement dated July 27, 2000, between the Registrant and DFA on behalf of
                                    The HD U.S. Marketwide Value Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 26 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     September 7, 2001

                           (v)      Investment Management Agreement dated July 26, 2001 between the Registrant and DFA on behalf of
                                    The Tax-Managed U.S. Equity Series (formerly The Tax-Managed U.S. Marketwide Series).

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 26 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     September 7, 2001

                                    (i)     Form of Addendum Number One re: the reflection of the following name change:

                                            *        The Tax-Managed U.S. Marketwide Series to The Tax-Managed U.S. Equity Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 21, 2001

                  (2)      Sub-Advisory Agreements.

                           (a)      Sub-Advisory Agreement among the Registrant, DFA and Australia Pty Ltd. ("DFA-Australia") dated
                                    August 7, 1996 on behalf of The Japanese Small Company Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 7 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     August 7, 1996

                           (b)      Sub-Advisory Agreement among the Registrant, DFA and Dimensional Fund Advisors Ltd. ("DFAL")
                                    dated August 7, 1996 on behalf of The United Kingdom Small Company Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 7 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     August 7, 1996

                           (c)      Sub-Advisory Agreement among the Registrant, DFA and DFA-Australia dated August 7, 1996 on behalf of The Pacific Rim Small Company Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 7 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     August 7, 1996

                           (d)      Sub-Advisory Agreement among the Registrant, DFA and DFAL dated August 7, 1996 on behalf of The
                                    Continental Small Company Series.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 7 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No.:        811-07436

                                    Filing Date:     August 7, 1996

                           (e)      Form of Consulting Services Agreement between Dimensional Fund Advisors Inc. and Dimensional
                                    Fund Advisors Ltd. dated September 13, 1999 on behalf of:

                                    THE DFA INVESTMENT TRUST COMPANY

                                    * DFA International Value Series

                                    * Emerging Markets Small Cap Series

                                    * Emerging Markets Series

                                    * Tax-Managed U.S. Marketwide Value Series

                                    DFA INVESTMENT DIMENSIONS GROUP INC.

                                    * DFA International Small Cap Value Portfolio

                                    * VA International Value Portfolio

                                    * Large Cap International Portfolio

                                    * Tax-Managed DFA International Value Portfolio

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 16 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No:         811-07436

                                    Filing Date:     December 8, 1998

                           (f)      Form of Consulting Services Agreement between Dimensional Fund Advisors Inc. and DFA Australia
                                    Ltd. on behalf of:

                                    THE DFA INVESTMENT TRUST COMPANY

                                    * DFA International Value Series

                                    * Emerging Markets Small Cap Series

                                    * Emerging Markets Series

                                    * Tax-Managed U.S. Marketwide Value Series

                                    DFA INVESTMENT DIMENSIONS GROUP INC.

                                    * DFA International Small Cap Value Portfolio

                                    * VA International Value Portfolio

                                    * Large Cap International Portfolio

                                    * Tax-Managed DFA International Value Portfolio; and

                                    DIMENSIONAL EMERGING MARKETS VALUE FUND, INC.

                                    Incorporated herein by reference to:
                                    ------------------------------------
                                    Filing:          Post-Effective Amendment No. 16 to the Registrant's Registration Statement on
                                                     Form N-1A

                                    File No:         811-07436

                                    Filing Date:     December 8, 1998

         (e)      Underwriting Contracts.

                  Form of Agreement dated January 6, 1993 between the Registrant and DFA Securities Inc.

                  Incorporated herein by reference to:
                  ------------------------------------

                  Filing:           Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A

                  File No.:         811-07436

                  Filing Date:      March 3, 1998

         (f)      Bonus or Profit Sharing Contracts.

                  Not applicable.

         (g)      Custodian Agreements.

                  (1)      Custodian Agreement between the Registrant and PFPC Trust Company ("PFPC") (formerly PNC Bank, N.A. and
                           Provident National Bank N.A.) dated January 15, 1993.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     March 3, 1998

                                    (a)     Addendum Number One dated December 7, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 17 to the Registrant's
                                                              Registration statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      March 24, 1999

                                    (b)     Addendum Number Two dated May 28, 1999 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 18 to the Registrant's Registration
                                                              statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      May 28, 1999

                                    (c)     Addendum Number Three dated September 13, 1999 between PFPC Trust Company and the
                                            Registrant on behalf of each series of the Registrant.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 20 to the Registrant's Registration
                                                              statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 13, 1999

                                    (d)     Form of Addendum Number Four dated July 27, 2000 between PFPC Trust Company and the
                                            Registrant on behalf of each series of the Registrant.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 22 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No:          811-07436

                                            Filing Date:      July 27, 2000

                                    (e)     Addendum Number Five dated March 27, 2001, between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the reflection of the following name changes:

                                            *        The U.S. 4-10 Value Series to The U.S. Small XM Value Series

                                            *        The U.S. 6-10 Value Series to The U.S. Small Cap Value Series

                                            *        The U.S. 6-10 Small Company Series to The U.S. Small Cap Series

                                            *        The U.S. 9-10 Small Company Series to The U.S. Micro Cap Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 7, 2001

                                    (f)     Addendum Number Six dated July 26, 2001 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:

                                            *        The Tax-Managed U.S. Marketwide Series; and

                                            re:  the reflection of the following name changes:

                                            *        The LD U.S. Large Company Series to The LD U.S. Marketwide Series

                                            *        The HD U.S. Large Company Series to The HD U.S. Marketwide Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 7, 2001

                                    (g)     Form of Addendum Number Seven dated September 21, 2001 between PFPC Trust Company and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:

                                            *        The Tax-Managed U.S. Marketwide Series to The Tax-Managed U.S. Equity Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 21, 2001

                  (2)      Global Custody Agreement dated January 18, 1994 between the Registrant and The Chase Manhattan Bank, N.A.
                           on behalf of The Emerging Markets Series.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     March 3, 1998

                  (3)      Custodial Services Agreement dated January 13, 1998 between the Registrant and Citibank, N.A.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     March 3, 1998

                                    (i)     Manual Transmission Authorization.

                                    (ii)    Manual Transmission Procedures.

         (h)      Other Material Contracts.

                  (1)      Transfer Agency Agreement dated January 15, 1993 between the Registrant and PFPC Inc. (formerly known as
                           Provident Financial Processing Corporation) ("PFPC").

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     March 3, 1998

                                    (i)     Appendix A:       Authorized Persons to Give Oral and Written Instructions

                                    (ii)    Schedule A:       Listing of Statistical Reports

                           (a)      Amendments to the Transfer Agency Agreement.

                                    (i)     Amendment Number One dated December
                                            1, 1993 between the Registrant and
                                            PFPC on behalf of The DFA
                                            International Value Series.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 14 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      March 3, 1998

                           (b)      Addendum to the Transfer Agency Agreement.

                                    (i)     Addendum Number One dated December
                                            7, 1998 between PFPC and the
                                            Registrant on behalf of each series
                                            of the Registrant.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 17 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      March 24, 1999

                                    (ii)    Addendum Number Two dated May 28, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 18 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      May 28, 1999

                                    (iii)   Addendum Number Three dated September 13, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 20 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 13, 1999

                                    (iv)    Form of Addendum Number Four dated July 27, 2000 between PFPC and the Registrant on behalf of each series of the Registrant.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 22 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No:          811-07436

                                            Filing Date:      July 27, 2000

                                    (v)     Addendum Number Five dated March 27, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name changes:

                                            *        The U.S. 4-10 Value Series to The U.S. Small XM Value Series

                                            *        The U.S. 6-10 Value Series to The U.S. Small Cap Value Series

                                            *        The U.S. 6-10 Small Company Series to The U.S. Small Cap Series

                                            *        The U.S. 9-10 Small Company Series to The U.S. Micro Cap Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 7, 2001

                                    (vi)    Addendum Number Six dated July 26, 2001 between PFPC and the
                                            Registrant on behalf of each series of the Registrant re:  the addition of the following Series:

                                            *        The Tax-Managed U.S. Marketwide Series; and

                                            re:  the reflection of the following name changes:

                                            *        The LD U.S. Large Company Series to The LD U.S. Marketwide Series

                                            *        The HD U.S. Large Company Series to The HD U.S. Marketwide Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 7, 2001

                                    (vii)   Form of Addendum Number Seven dated September 21, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:

                                            *        The Tax-Managed U.S. Marketwide Series to The

                                                     Tax-Managed U.S. Equity Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 21, 2001

                  (2)      Administration and Accounting Services Agreement dated January 15, 1993 between the Registrant and PFPC.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     March 3, 1998

                           (a)      Amendments to the Administration and Accounting Services Agreement.

                                    (i)     Amendment Number One dated December 1, 1993 between PFPC and the Registrant on behalf of
                                            The DFA International Value Series.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 14 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      March 3, 1998

                           (b)      Addenda to the Administration and Accounting Services Agreement.

                                    (i)     Addendum Number One dated December 7, 1998 between PFPC and the Registrant on behalf of each series of the Registrant.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 17 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      March 24, 1999

                                    (ii)    Addendum Number Two dated May 28, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 18 to the

                                                              Registrant's Registration Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      May 28, 1999

                                    (iii)   Addendum Number Three dated September 13, 1999 between PFPC and the Registrant on behalf of each series of the Registrant.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 20 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 13, 1999

                                    (iv)    Form of Addendum Number Four dated July 27, 2000 between PFPC and the Registrant on behalf of each series of the Registrant.

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 22 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No:          811-07436

                                            Filing Date:      July 27, 2000

                                    (v)     Addendum Number Five dated March 27, 2001 between PFPC and the
                                            Registrant on behalf of each series of the Registrant re: the reflection of the following name changes:

                                            *        The U.S. 4-10 Value Series to The U.S. Small XM Value Series

                                            *        The U.S. 6-10 Value Series to The U.S. Small Cap Value Series

                                            *        The U.S. 6-10 Small Company Series to The U.S. Small Cap Series

                                            *        The U.S. 9-10 Small Company Series to The U.S. Micro Cap Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 7, 2001

                                    (vi)    Addendum Number Six dated July 26, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the addition of the following Series:

                                            *        The Tax-Managed U.S. Marketwide Series; and

                                            re:  the reflection of the following name changes:

                                            *        The LD U.S. Large Company Series to The LD U.S. Marketwide Series

                                            *        The HD U.S. Large Company Series to The HD U.S. Marketwide Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's Registration
                                                              Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 7, 2001

                                    (vii)   Form of Addendum Number Seven dated September 21, 2001 between PFPC and the Registrant on behalf of each series of the Registrant re: the reflection of the following name change:

                                            *        The Tax-Managed U.S. Marketwide Series to The Tax-Managed
                                                     U.S. Equity Series

                                            Incorporated herein by reference to:
                                            ------------------------------------
                                            Filing:           Post-Effective Amendment No. 26 to the Registrant's
                                                              Registration Statement on Form N-1A

                                            File No.:         811-07436

                                            Filing Date:      September 21, 2001

                  (3)      Administration Agreement dated May 28, 1999 between DFA and the Registrant on behalf of The Global Value
                           Series, The Global Large Company Series and The Global Small Company Series.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 18 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     May 28, 1999

                  (4)      Expense Waiver and Assumption Agreement dated July 27, 2001 between DFA and the Registrant on behalf of
                           The Global Value Series, The Global Large Company Series and The Global Small Company Series.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 26 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     September 7, 2001

         (i)      Legal Opinion.

                  Not applicable.

         (j)      Other Opinions.

                  Consent of Independent Certified Public Accountants, PricewaterhouseCoopers LLP.

                  ELECTRONICALLY FILED HEREWITH AS EXHIBIT EX-99.j.

         (k)      Omitted Financial Statements.

                  Not applicable.

         (l)      Initial Capital Agreements.

                  Not applicable.

         (m)      Rule 12b-1 Plan.

                  Not applicable.

         (n)      Rule 18f-3 Plan.

                  Not Applicable.

         (o)      Powers of Attorney.

                  (1)      Power-of-Attorney appointing David G. Booth, Rex. A. Sinquefield, Michael T. Scardina, Irene R. Diamant,
                           Catherine L. Newell and Stephen W. Kline as attorney-in-fact for the Registrant, dated July 18, 1997.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 21 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     March 30, 2000

                  (2)      Power of Attorney appointing David G. Booth, Rex A. Sinquefield, Michael T. Scardina, Catherine L. Newell
                           and Valerie A. Brown as attorney-in-fact for Registrant, DFA/ITC and Dimensional Emerging Markets Value
                           Fund Inc. each dated January 24, 2001.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 24 to the Registrant's Registration Statement on Form N-1A

                           File No.:        811-07436

                           Filing Date:     March 29, 2001

         (p)      Codes of Ethics.

                  (1)      Code of Ethics of the Registrant.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 22 to the Registrant's Registration Statement on Form N-1A

                           File No:         811-07436

                           Filing Date:     July 27, 2000

                  (2)      Code of Ethics of the Advisor and Underwriter.

                           Incorporated herein by reference to:
                           ------------------------------------
                           Filing:          Post-Effective Amendment No. 22 to the Registrant's Registration Statement on Form N-1A

                           File No:         811-07436

                           Filing Date:     July 27, 2000

ITEM 24.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

                  If an investor beneficially owns more than 25% of the outstanding voting securities of a feeder fund that invests all of its investable assets in a Series of the Trust, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor. Accordingly, certain feeder portfolios of DFA Investment
                  Dimensions Group ("DFA IDG") and Dimensional Investment Group ("DIG"), both Maryland corporations and registered investment companies, may be deemed to be under common control with their corresponding Series of the Trust. As of
                  February 28, 2002, the following persons beneficially owned more than 25% of the outstanding voting securities of the feeder portfolios investing in the Trust:

                  DFA IDG
                  -------
                  U.S. SMALL XM VALUE PORTFOLIO
                  Mac & Co.*
                  P.O. Box 3198
                  Pittsburgh, PA  15230                                 29.36%

                  U.S. SMALL CAP PORTFOLIO
                  Siemens Corporation Savings Plan
                  Bankers Trust As Trustee
                  100 Plaza One
                  Jersey City, NJ  07311-3999                           26.20%

                  JAPANESE SMALL COMPANY PORTFOLIO
                  BellSouth Corporation
                  1155 Peachtree Street N.E.
                  Atlanta, GA  30309-3610                               69.59%

                  UNITED KINGDOM SMALL COMPANY PORTFOLIO
                  BellSouth Corporation
                  1155 Peachtree Street N.E.
                  Atlanta, GA  30309-3610                               61.61%

                  CONTINENTAL SMALL COMPANY PORTFOLIO
                  BellSouth Corporation
                  1155 Peachtree Street N.E.
                  Atlanta, GA  30309-3610                               66.10%

                  PACIFIC RIM SMALL COMPANY PORTFOLIO
                  BellSouth Corporation
                  1155 Peachtree Street N.E.
                  Atlanta, GA  30309-3610                               79.99%

                  DIG
                  ---
                  U.S. SMALL CAP INSTITUTIONAL PORTFOLIO
                  Utah Retirement System
                  540 E. 200 South
                  Salt Lake City, UT  84102                             44.41%

                  BAYCARE Health Master Custody
                  323 Jefford Street
                  Clearwater, FL  33757                                 40.79%

                  U.S. SMALL CAP VALUE PORTFOLIO II
                  BellSouth Corporation Master Savings Trust
                  State Street Bank & Trust Co. as Trustee
                  105 Rosemont Street
                  Westwood, MA  02090                                  100.00%

                  U.S. LARGE CAP VALUE PORTFOLIO II
                  BellSouth Corporation Master Savings Trust
                  State Street Bank & Trust Co. as Trustee
                  105 Rosemont Street
                  Westwood, MA  02090                                  100.00%

                  DFA INTERNATIONAL VALUE PORTFOLIO II
                  BellSouth Corporation Master Savings Trust
                  State Street Bank & Trust Co. as Trustee
                  105 Rosemont Street
                  Westwood, MA  02090                                  100.00%

                  EMERGING MARKETS PORTFOLIO II
                  Citigroup 401K Plan
                  State Street Bank & Trust as Custodian
                  105 Rosemont Avenue
                  Westwood, MA 02090                                   100.00%

                  DFA INTERNATIONAL VALUE PORTFOLIO IV
                  Citigroup 401K Plan
                  State Street Bank & Trust as Custodian
                  105 Rosemont Avenue
                  Westwood, MA 02090                                   100.00%

ITEM 25.          INDEMNIFICATION.

                  Reference is made to Article VII of the Registrant's Agreement and Declaration of Trust and to Article X of the
                  Registrant's By-Laws, which are incorporated herein by reference.

                  Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking: "Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue."

ITEM 26.          BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

                  Dimensional Fund Advisors Inc., the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., Dimensional Emerging
                  Markets Value Fund Inc. and Dimensional Investment Group Inc. The Advisor also serves as sub-advisor for certain other registered investment companies. For additional information, please see "Management of the Trust" in PART A and "Management of the Registrant" in PART B of this Registration Statement. Additional information as to the
                  Advisor and the directors and officers of the Advisor is included in the Advisor's Form ADV filed with the
                  Commission (File No. 801-16283), which is incorporated herein by reference and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 27.          PRINCIPAL UNDERWRITERS.

                  (a)      Not applicable.

                  (b)      Registrant distributes its own shares.  It has entered into an agreement with DFA Securities Inc. which provides that DFA Securities Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401, will supervise the sale of Registrant's shares.

                  (c)      Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

                  The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

                  NAME                                        ADDRESS

                  The DFA Investment Trust Company            1299 Ocean Avenue
                                                              11th Floor
                                                              Santa Monica, CA 90401

                  PFPC Inc.                                   400 Bellevue Parkway
                                                              Wilmington, DE  19809

                  The Chase Manhattan Bank                    4 Chase MetroTech Center
                                                              Brooklyn, NY 11245

ITEM 29.          MANAGEMENT SERVICES.

                  There are no management-related service contracts not discussed in Part A or Part B.

ITEM 30.          UNDERTAKINGS.

                  (a)      The Registrant undertakes to furnish each person to whom this Post-Effective Amendment is delivered a copy of its latest annual report to shareholders, upon request and without charge.

                  (b)      The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per centum of the Registrant's outstanding shares and to assist its shareholders in accordance with the requirements of Section 16(c) of the Investment Company Act of 1940
                           relating to shareholder communications.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 28 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, the State of California, as of the 29th day of March, 2002.

                           THE DFA INVESTMENT TRUST COMPANY

                                   (Registrant)

                           By: /s/Valerie A. Brown
                               -------------------
                               Valerie A. Brown
                               Vice President

                                  EXHIBIT INDEX
                                  -------------

N-1A EXHIBIT NO.      EXHIBIT NO.                EDGAR DESCRIPTION
    23(j)               EX-99.j        Consent of Independent Public Auditors